UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

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Ford Motor Company

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(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

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FORD MOTOR COMPANY

# Notice of 2026 Virtual Annual Meeting of Shareholders and Proxy Statement

EXPEDITION

Ford

2026 Proxy Statement
Ford Motor Company One American Road Dearborn, Michigan 48126-2798

Dear Shareholders,

It is my pleasure to inform you that our 2026 Annual Meeting of Shareholders will be conducted online on Thursday, May 14, 2026, starting at 8:30 a.m. EDT. Shareholders will be able to listen, submit questions, and vote from any remote location with internet connectivity. Information on how to participate in this year’s virtual meeting can be found on page 89.

In 2025, Ford achieved key strategic goals and delivered for shareholders while navigating a complex landscape that included shifting policy and intensifying global competition. We grew revenue for the fifth consecutive year, posted our best U.S. sales this decade, and gained significant market share in our home market. This growth was fueled by our strong products—from record hybrid sales and our dominance in trucks, to growth in the off-road segment and our Ford Pro commercial division.

Importantly, our unique and appealing product lineup was complemented by sharper execution, including significant cost reductions across our industrial system and quality improvements. We also took decisive actions in our electric vehicle business—responding to shifts in regulation and customer demand—to ensure Ford is positioned for profitable, long-term growth. I am pleased to report that this operational discipline translated into value for you, with our Total Shareholder Return of 42% last year, outperforming our peer set and the S&P 500.

We also celebrated centennial milestones in Australia and Mexico—a reminder of our deep global roots—while simultaneously opening a modern world headquarters in Dearborn, Michigan. This new headquarters is more than a building; it is the anchor of a renewed campus designed to break down silos and foster the speed and collaboration required to win in this new era.

Ford enters 2026 as a sharper and more resilient company. Our drive to innovate and our commitment to American manufacturing has never been stronger. This year, we will reveal the first vehicle from our breakthrough Universal Electric Vehicle platform and stand up Ford Energy, a high-potential battery energy storage systems business. We will leverage the momentum of Ford Pro to scale vehicle, software, and services that enhance our customers’ productivity. And we will introduce the Ford brand to enthusiastic new audiences around the globe as Ford Racing makes its return to Formula 1.

I have always believed that trust is our most valuable asset. The loyalty of our employees, customers, and you, our shareholders, is the cornerstone of our success. We remain dedicated to earning that trust each and every day.

Thank you for your support and your commitment to our Company’s future.

William Clay Ford, Jr.
Chair of the Board
March 27, 2026

Ford enters 2026 as a sharper and more resilient company. Our drive to innovate and our commitment to American manufacturing has never been stronger.”

William Clay Ford, Jr. Chair of the Board

2026 Proxy Statement	I

This year’s virtual annual meeting will begin at 8:30 a.m., Eastern Daylight Saving Time. If you plan to participate in the virtual meeting, please see the instructions on page 89 of the Proxy Statement. Shareholders will be able to listen, vote, and submit questions from their home or from any remote location that has Internet connectivity. There will be no physical location for shareholders to attend. Shareholders may participate online by logging in at www.virtualshareholdermeeting.com/FORD2026.

ITEMS OF BUSINESS

The election of the 15 director nominees named in the Proxy Statement.
The ratification of the selection of PricewaterhouseCoopers LLP as Ford’s independent registered public accounting firm for 2026.
A non-binding shareholder advisory vote to approve the compensation of the Named Executives.
Consideration of the three shareholder proposals set forth in the Proxy Statement.

If you were a shareholder at the close of business on March 16, 2026, you are eligible to vote at this year’s annual meeting.

Please read these materials so that you will know which items of business we intend to cover during the meeting. If you are a “shareholder of record” (that is, you hold your shares of common stock in your own name), you may vote your shares by submitting a proxy via the internet, mail, or telephone by following the instructions on your proxy card. If you are a “beneficial owner” or a “street name” holder (that is, you hold your shares of common stock through a broker, bank, or other nominee), you will receive instructions on how to vote as part of the proxy materials you receive from the bank, broker, or other nominee. We urge all shareholders to promptly vote according to the instructions provided even if you plan to attend the virtual annual meeting online.

Please see Other Items and the Questions and Answers section beginning on page 85 for important information about the proxy materials, voting, the virtual annual meeting, Company documents, communications, and the deadline to submit shareholder proposals for the 2027 Annual Meeting of Shareholders.

Sarah E. Fortt

Corporate Secretary and Chief Compliance Officer
March 27, 2026

WHEN
Thursday, May 14, 2026 8:30 a.m., EDT

VIRTUAL MEETING
www.virtualshareholdermeeting.com/FORD2026

RECORD DATE
March 16, 2026

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING TO BE HELD ON MAY 14, 2026:

Our 2026 Proxy Statement and 2025 Annual Report to shareholders are available at www.shareholder.ford.com. Ford uses the Securities and Exchange Commission rule permitting companies to furnish proxy materials to their shareholders on the Internet. In accordance with this rule, on or about March 27, 2026, a Notice of Internet Availability of Proxy Materials (the “Notice”) will be provided to shareholders, which includes instructions on how to access our 2026 Proxy Statement and 2025 Annual Report online, and how to vote online for the 2026 Annual Meeting of Shareholders. If you received the Notice and would like to receive a printed copy of our proxy materials, please follow the instructions for requesting such materials included in the Notice.

2026 Proxy Statement	II

2026 Proxy Statement	1

Proxy Summary

This summary highlights information contained in this Proxy Statement. It does not contain all of the information you should consider. You should read the entire Proxy Statement carefully before voting. Please see the Questions and Answers section beginning on page 86 for important information about proxy materials, voting, the virtual annual meeting, Company documents, and communications.

The Board of Directors is soliciting proxies to be used at the annual meeting of shareholders. This Proxy Statement and the enclosed proxy are being made available to shareholders beginning March 27, 2026.

MEETING AGENDA
Voting Matters	Board Recommendations	Pages

Election of the 15 Director Nominees Named in the Proxy Statement	FOR	26-36

Ratification of Independent Registered Public Accounting Firm	FOR	37-38

Approval of the Compensation of the Named Executives	FOR	39-77

Shareholder Proposal — Equal Voting Rights for Each Share	AGAINST	78-80

Shareholder Proposal — Vote Disclosure by Share Class	AGAINST	81-82

Shareholder Proposal — DEI ROI Oversight	AGAINST	83-84

TIME OF VIRTUAL ANNUAL MEETING

Thursday, May 14, 2026 8:30 a.m., Eastern Daylight Saving Time

We will hold a virtual annual meeting of shareholders. Shareholders may participate online by logging onto www.virtualshareholdermeeting.com/FORD2026.

There will not be a physical meeting location.

CORPORATE WEBSITE
www.corporate.ford.com

ANNUAL REPORT
www.shareholder.ford.com

2026 Proxy Statement	Proxy Summary	2

Director Nominees

	Age	Director Since	Qualifications	Committees	Other Board
Kimberly A. Casiano Independent President, Kimberly Casiano & Associates, San Juan, Puerto Rico	68	2003		• Audit • Nominating & Governance • Sustainability, Innovation & Policy
Adriana Cisneros Independent CEO, Cisneros Group	46	2024		• Nominating & Governance • Sustainability, Innovation & Policy	• AST Spacemobile, Inc. • Mattel, Inc.
Alexandra Ford English Former Director of Global Brand Merchandising, Ford Motor Company	38	2021		• Finance • Sustainability, Innovation & Policy
James D. Farley, Jr. President & Chief Executive Officer, Ford Motor Company	63	2020			• Harley-Davidson, Inc. • McDonald’s Corporation
Henry Ford III Former Director of Investor Relations, Ford Motor Company	45	2021		• Finance • Sustainability, Innovation & Policy
William Clay Ford, Jr. Executive Chair & Chair of the Board of Directors, Ford Motor Company	68	1988		• Finance (Chair) • Sustainability, Innovation & Policy
William W. Helman IV Independent General Partner, Greylock Partners	67	2011		• Finance • Nominating & Governance • Sustainability, Innovation & Policy (Chair)	• Vornado Realty Trust
Jon M. Huntsman, Jr. Independent Vice Chairman & President, Strategic Growth, Mastercard Incorporated	66	2020		• Sustainability, Innovation & Policy	• Chevron Corporation
William E. Kennard Independent Co-Founding Partner, Astra Capital Management	69	2015		• Finance • Nominating & Governance (Chair) • Sustainability, Innovation & Policy	• AT&T Inc. • MetLife, Inc.
John C. May Independent Chairman & Chief Executive Officer, Deere & Company	57	2021		• Compensation, Talent and Culture • Finance • Nominating & Governance	• Deere & Company
Beth E. Mooney Independent Retired Chairman & Chief Executive Officer, KeyCorp	71	2019		• Audit • Nominating & Governance	• AT&T Inc.
Lynn Radakovich Independent Former Executive Vice President & Chief Marketing Officer, Salesforce	58	2017		• Compensation, Talent & Culture (Chair) • Nominating & Governance • Sustainability, Innovation & Policy	• Booking Holdings Inc. • Dell Technologies Inc. • Figma, Inc.
John L. Thornton Lead Independent Director Chairman, Barrick Mining Corporation	72	1996		• Compensation, Talent & Culture • Finance • Nominating & Governance	• Barrick Mining Corporation • Lenovo Group Limited • Paramount Skydance Corporation
John B. Veihmeyer Independent Retired Chairman & Chief Executive Officer, KPMG, LLP, retired Chairman of KPMG International	70	2017		• Audit (Chair) • Nominating & Governance
John S. Weinberg Independent Chief Executive Officer & Chairman of the Board of Directors, Evercore Inc.	69	2016		• Compensation, Talent & Culture • Finance • Nominating & Governance • Sustainability, Innovation & Policy	• Evercore Inc.

Proxy Summary	3

About Ford Motor Company

Ford Motor Company (NYSE: F) is a global company based in Dearborn, Michigan, committed to helping build a better world, where every person is free to move and pursue their dreams. The Company’s Ford+ plan for growth and value creation combines existing strengths, new capabilities, and always-on relationships with customers to enrich experiences for customers and deepen their loyalty. Ford develops and delivers innovative, must-have Ford trucks, sport utility vehicles, commercial vans and cars and Lincoln luxury vehicles, along with connected services, including BlueCruise (ADAS) and security. The Company offers freedom of choice through three customer-centered business segments: Ford Blue, engineering iconic gas powered and hybrid vehicles; Ford Model e, inventing breakthrough electric vehicles (“EVs”) along with embedded software that defines always-on digital experiences for all customers; and Ford Pro, helping commercial customers transform and expand their businesses with vehicles, software and services tailored to their needs. Additionally, the Company provides financial services through Ford Motor Credit Company. Ford employs about 169,000 people worldwide. More information about the Company and its products and services is available at corporate.ford.com.

FULL-YEAR 2025 OPERATING PERFORMANCE

The most comparable GAAP financial measures for the metrics in the table below: Net Income/(Loss) attributable to Ford: $(8.2)B, down $14.1B; Net Income/(Loss) Margin: (4.4)%, down 7.6 ppts; Cash Flows from Operating Activities: $21.3B, up $5.9B. See Appendix ll to this Proxy Statement for reconciliations of Non-GAAP financial measures. All comparisons are year-over-year.

Ford+ Plan Delivers Revenue Growth. Solid Execution Positions Company for Strong Future and Sustainable Profitable Growth

In a dynamic and volatile environment, the Ford team delivered solid results in 2025. We strengthened the core business and improved execution in the areas we control—lowering material and warranty costs and making meaningful progress on quality.

The Ford+ plan’s focus on customers is delivering distinctive products and solutions: one of our strongest product portfolios, always-on customer relationships and an improving user experience. As a result, revenue rose to $187.3 billion, our fifth consecutive year of revenue growth. U.S. market share increased to 13.2%, and we posted our best sales performance since 2019.

Our three distinct but interconnected business segments— Ford Blue (gas and hybrid), Ford Model e (electric) and Ford Pro (commercial vehicles and services)—are delivering vehicles for work, performance and adventure. By meeting customers’ needs and offering choice across powertrains, we had record global hybrid sales, up nearly 25% year-over-year.

We generated $6.8 billion of adjusted EBIT for the full year. This includes a $2 billion headwind for the Novelis fires and a net $2 billion tariff impact.

Our focus on profitable growth has led us to create Ford Energy, a high-margin battery energy storage system business. It builds on our manufacturing scale and our cost advantage in lithium iron phosphate batteries. This business will diversify our revenue and derisk the core automotive business.

We closed 2025 as a stronger business. Total Shareholder Return was 42%. We generated $3.5 billion of adjusted free cash flow and ended the year with nearly $29 billion in cash and nearly $50 billion in total liquidity. The balance sheet remains a competitive advantage, enabling investment in high-return growth areas such as Ford Energy and software and services.

With Ford+, we are reshaping the Company into a higher-growth, higher-margin, more capital efficient and more durable business. We remain focused on key levers to increase our adjusted EBIT margin to 8% by 2029: improving Model e with new products, scaling highly accretive counter cyclical businesses such as Ford Energy, and launching a new generation of core products—while continuing to drive down cost and improve quality.

2026 Proxy Statement	Proxy Summary	4

Ford+ Business Highlights

FORD+

•   Continued modernizing the Company, including upgrading information technology tools and strengthening our team. That work paid off as we executed through tariffs, regulatory changes and global supply disruptions, minimizing the impact on the business.

•   Reset our EV strategy to reflect market realities and support a path for Model e to reach breakeven by 2029.

•   Improved quality. Launch and three-months-in-service quality improved across plants and the supply chain. Ford was the most awarded brand in the J.D. Power 2025 U.S. Initial Quality Study, with four vehicles leading their segments. We had no production losses during launch due to defects.

•   Delivered $1.5 billion in cost reductions (excluding tariffs), exceeding our $1.0 billion target by $0.5 billion, led by material cost and warranty improvements.

•   Brought more hardware and software development in-house to innovate faster, lower costs and improve the customer experience—making advanced features such as AI and assisted driving accessible to more customers.

•   Expanded partnerships in Europe, including Renault, alongside Koç Holding (Ford Otosan) and Volkswagen, to develop lower-cost vehicles (including B-segment EVs) through a more capital-efficient, higher-scale approach.

•   Surpassed 1.3 million paid subscriptions (up 53% year over year), with software generating gross margins above 50%.

•   Named “Most Iconic Company in America” by Time magazine, based on a broad reader survey. As America’s top auto producer, Ford assembles the most vehicles in the U.S., has the largest U.S. manufacturing footprint, and employs the most hourly autoworkers.

•   Launched “Ford Building Together,” bringing Ford’s philanthropic giving, dealers, employees, technology, and vehicles to support five nonprofits: the American Red Cross, Feeding America, Habitat for Humanity, Team Rubicon, and World Central Kitchen.

FORD PRO

•   Generated more than $66 billion in revenue and $6.8 billion in EBIT, delivering a double-digit margin. In the U.S., Transit achieved record volume and Super Duty posted its best year since 2004, up 10%. In Europe, Ford was the No. 1 commercial brand for the 11th straight year.

•   Grew software and physical services by 10%. They contributed 19% of Ford Pro’s EBIT, approaching our 20% target.

•   Partnered with ServiceTitan to broaden our reach and integrate more directly with the trades, helping customers run their businesses more efficiently.

FORD BLUE

•   Reported Ford Blue EBIT of $3.0 billion on flat full-year revenue of $101 billion. Favorable pricing and a strong lineup offset a 5% decline in wholesales. The Ford brand led the industry in U.S. retail share of revenue.

•   Delivered strong truck performance globally. Ranger was the second best-selling midsize truck globally and the best-selling midsize truck in Australia and Europe. In North America, F-Series was America’s best-selling truck for the 49th consecutive year, up 8.3%, and outsold the nearest competitor by about 250,000 units. Maverick won MotorTrend Truck of the Year and North American Truck of the Year. This marked the sixth straight year a Ford truck won North American Truck of the Year. In the U.S., F-150 and Maverick were the two best-selling hybrid pickup trucks.

•   Expanded our off-road mix and profitability. Raptor and other off-road vehicles represented 20.6% of U.S. sales mix, up 2 percentage points.

FORD MODEL e

•  Delivered revenue and volume growth of 73% and 69%, respectively, driven by full year of European products. Reported a full-year EBIT loss of $4.8 billion, a $0.3 billion improvement vs. 2024. The business remains focused on reducing structural costs and delivering next-generation vehicles.

•  Advanced the Universal EV platform to support a family of affordable vehicles, beginning with a midsize pickup in 2027, designed to be cost-accessible, highly competitive, and profitable for Model e.

•  BlueCruise surpassed 600 million miles of hands-free driving.

FORD CREDIT

•   Delivered full-year EBT of $2.6 billion, up 55% year over year.

•   Received approval for our industrial bank application. This long-term initiative will expand capabilities, allow additional savings options for customers, further diversify the business, and lower our cost of funding over time.

Proxy Summary	5

Elements of Executive Compensation

COMPONENT		LINK TO SHAREHOLDER VALUE
FIXED	Salary	Provides base pay aligned with roles, responsibilities, and individual performance to attract and retain top talent
SHORT-TERM INCENTIVE	Annual Performance Bonus Plan	Serves as a primary compensation tool to differentiate based on Company and individual annual performance; Incentivizes expedient delivery of Ford+ Plan
LONG-TERM INCENTIVE	Performance Stock Units (“PSUs”)	Provides a meaningful stake in Ford’s long-term success, focuses executives on achieving corporate goals, and promotes long-term employee retention; Aligns executive and shareholder interest with 100% weight given to our three-year relative Total Shareholder Return (“rTSR”)
	Restricted Stock Units (“RSUs”)	Incentivizes long-term Company success and employee retention while aligning executives’ interests with those of shareholders
ADDITIONAL COMPENSATION	Retirement and Benefits	Encourages retention and provides financial security

2026 Proxy Statement	Proxy Summary	6

Underlying our compensation programs is an emphasis on sound governance practices. These practices include:

WHAT WE DO	WE DO NOT

• Perform annual say-on-pay advisory vote for shareholders

• Deliver majority of executive compensation in performance-based, at-risk compensation

• Use appropriate peer group when establishing compensation and challenging performance objectives

• Balance annual and long-term performance objectives through short-and long-term incentive programs

• Use both absolute and relative performance metrics

• Cap individual payouts in incentive plans and settle all long-term incentive awards in shares

• Include clawback provisions in our incentive grants (see Clawback Policies on page 58)

• Maintain robust stock ownership guidelines for Named Executives

• Condition grants of long-term incentive awards on non-compete and non-disclosure restrictions

• Mitigate undue risk-taking in compensation programs

• Retain a fully independent external compensation consultant whose independence is reviewed annually by the Committee (see Compensation, Talent and Culture Committee Operations on pages 15-16)

• Include a double-trigger change in control provision for equity grants

• Provide evergreen employment contracts

• Guarantee increases to base salaries

• Provide incentives that encourage unnecessary risk-taking

• Reprice options, which have not been granted since 2020

• Pay out dividend equivalents on equity awards during vesting periods or performance periods

• Provide tax gross-ups on change in control payments

• Provide excessive perquisites

• Permit officers to hedge their exposure to Ford common stock or allow unlimited pledging of Ford common stock by officers

Corporate Governance	7

Corporate Governance

Corporate Governance Principles

The Board has adopted Corporate Governance Principles, which provide the framework for the governance of the Company and promote the effective functioning of the Board and its Committees. The Nominating and Governance Committee developed and the Board reviews and assesses the adequacy of the Corporate Governance Principles at least annually. These principles include, among other things: a limitation on the number of boards on which a director may serve, qualifications for directors and Board composition (including a requirement that directors be prepared to resign from the Board in the event of any significant change in their personal circumstances that could affect the discharge of their responsibilities), director orientation and continuing education, and a requirement that the Board and each of its committees perform an annual self-evaluation. Ford’s Corporate Governance Principles may be found on the Company’s website at www.corporate.ford.com.

Our Governance Practices
The Board continuously reviews our governance practices, assesses the regulatory and legislative environment, and adopts the governance practices that it believes best serve the interests of our shareholders.

Ford has a long history of operating under sound corporate governance practices, as we aim to be trusted by all who rely on us to help build a better world. These practices include:

✔    Annual Election of All Directors.

✔    Majority Vote Standard. Each director must be elected by a majority of votes cast.

✔    Independent Board. 73% of the Director Nominees are independent.

✔    Lead Independent Director. Ensures management is adequately addressing the matters identified by the Board.

✔    Independent Board Committees. Each of the Audit Committee, Compensation, Talent and Culture Committee, and Nominating and Governance Committee is comprised entirely of independent directors.

✔    Committee Charters. Each standing committee operates under a written charter that has been approved by the Board and is reviewed annually.

✔    Regular Board and Committee Self-Evaluation Process. The Board and each committee evaluates its performance each year.

✔    Term Limits. 15-year term limits for independent directors appointed after 2019 provide regular opportunities for Board refreshment.

✔    Mandatory Deferral of Compensation for Directors. In 2025, approximately 68% of annual director fees were mandatorily deferred into RSUs, which strongly links the interests of the Board with those of shareholders.

✔    Separate Chair of the Board and CEO. The Board of Directors has chosen to separate the roles of Chief Executive Officer (“CEO”) and Chair of the Board of Directors.

✔    Confidential Voting at Annual Meeting.

✔    Special Meetings. Shareholders have the right to call a special meeting.

✔    Shareholders May Take Action by Written Consent.

✔    Strong Codes of Ethics. Ford is committed to operating its business with the highest level of integrity and has adopted codes of ethics that apply to all directors and senior financial personnel, and a code of conduct that applies to all employees.

✔    Insider Trading Policy, Including Hedging and Pledging. Consolidated insider trading policy that includes prohibition on officers hedging their exposure to, and limitations on pledging, Ford common stock (see pages 15 and 18).

✔    Overboarding. We limit the number of outside public company boards on which our directors and officers may serve.

✔    Executive Sessions. Regular executive sessions of non-employee and independent directors held without management present.

2026 Proxy Statement	Corporate Governance	8

Leadership Structure
The Board believes our current leadership structure is optimal because it allows the CEO to focus on leading the organization to deliver product excellence, while the Chair leads the Board in its pursuit to provide direction on Company-wide issues such as risk oversight, business strategy, and stakeholder relationships.

Ford determines the most suitable leadership structure, which is reviewed from time to time. At present, the Board of Directors has chosen to separate the roles of CEO and Chair of the Board of Directors. James D. Farley, Jr. is our President and CEO, and William Clay Ford, Jr. is Chair of the Board of Directors as well as our Executive Chair. We believe this structure is optimal for Ford because it allows Mr. Farley to focus on leading the organization while Mr. Ford leads the Board of Directors. Furthermore, the Board has appointed John L. Thornton as our Lead Independent Director. We believe having a Lead Independent Director is an important governance practice given that the Chair of the Board, Mr. Ford, is not an independent director under our Corporate Governance Principles.

The duties of the Lead Independent Director include:

•   chairing the executive sessions of our independent directors;

•   advising on the selection of Board Committee Chairs; and

•   working with Messrs. Farley and Ford to ensure management is adequately addressing the matters identified by the Board.

This structure optimizes the roles of CEO, Chair, and Lead Independent Director and provides Ford with sound corporate governance in the management of its business. The Board also believes its risk management processes are well-supported by the current Board leadership structure (see Board’s Role in Risk Management on page 13 for more information).

Board Meetings, Composition, and Committees
The Board has the appropriate mix of short-, medium-, and long-tenured directors. This mix provides a balance of fresh insight and historical perspective.

COMPOSITION OF BOARD OF DIRECTORS/NOMINEES

The Board proposes to you a slate of nominees for election to the Board at the annual meeting based on the recommendations of the Nominating and Governance Committee. Shareholders who wish to recommend a candidate for nomination by the Board or nominate an individual for election as a director must follow the procedures described on page 85 under Other Items—Shareholder Proposals for 2027.

The Nominating and Governance Committee also reviews and makes recommendations to the Board on matters such as the size and composition of the Board so that the Board includes the requisite expertise, and its membership consists of persons with sufficiently varied and independent backgrounds. Between annual shareholder meetings, the Board may elect directors to the Board to serve until the next annual meeting to either fill a vacancy on the Board or expand the Board if a candidate is identified that would bring additional skills and expertise to the Board. The Board utilizes a robust peer and Board and Committee self-assessment process. Periodically, we engage an outside party to communicate with each director concerning Board dynamics and effectiveness and provide feedback to the Board on areas of strengths, weaknesses, and opportunities for improvement. We use an evaluation process whereby every five years each director’s skills and qualifications are analyzed to determine whether such skills and qualifications remain relevant in light of changing business conditions.

Corporate Governance	9

In 2019, the Board adopted a policy for new independent directors that provides that an independent director may serve up to 15 one-year terms, unless unique circumstances warrant additional terms.

The Board believes that it has an appropriate mix of short-, medium-, and long-tenured directors, which provides a balance that enables the Board to benefit from both fresh insights and historical perspectives during its deliberations and informs Board succession planning.

In addition, having a Ford family member, William Clay Ford, Jr., as our Executive Chair brings a unique and historical long-term perspective to Board deliberations, while Alexandra Ford English and Henry Ford III, who were first elected to the Board at the 2021 Annual Meeting, provide different perspectives and valuable insights while continuing the Ford family’s more than 121 years of active involvement with and stewardship of the Company. Alexandra Ford English and Henry Ford III are the daughter and first cousin once removed, respectively, of William Clay Ford, Jr.

BOARD COMMITTEES
Current Directors	Audit	Compensation, Talent and Culture	Finance	Nominating and Governance	Sustainability, Innovation and Policy
Kimberly A. Casiano	•			•	•
Adriana Cisneros				•	•
Alexandra Ford English			•		•
James D. Farley, Jr.
Henry Ford III			•		•
William Clay Ford, Jr.			CHAIR		•
William W. Helman IV			•	•	CHAIR
Jon M. Huntsman, Jr.					•
William E. Kennard			•	CHAIR	•
John C. May		•	•	•
Beth E. Mooney	•			•
Lynn Radakovich		CHAIR		•	•
John L. Thornton		•	•	•
John B. Veihmeyer	CHAIR			•
John S. Weinberg		•	•	•	•

Only independent directors serve on the Audit Committee, Compensation, Talent and Culture Committee, and Nominating and Governance Committee, in accordance with the independence standards of the New York Stock Exchange LLC (“NYSE”) Listed Company and Securities and Exchange Commission (“SEC”) rules and the Company’s Corporate Governance Principles. Under these standards, members of the Audit Committee also satisfy the heightened SEC independence standards for audit committees, and the members of the Compensation, Talent and Culture Committee satisfy the additional NYSE independence standards for compensation committees. Each member of the Audit Committee also meets the financial literacy requirements of the NYSE Listed Company rules, and the Board has determined that Mr. Veihmeyer qualifies as an “Audit Committee financial expert” within the meaning of SEC regulations and applicable NYSE rules. The Board, and each committee of the Board, has the authority to engage independent consultants and advisors at the Company’s expense.

The Company has published on its corporate website (www.corporate.ford.com) the charter of each of the Audit Committee, Compensation, Talent and Culture Committee, Finance Committee, Nominating and Governance Committee, and Sustainability, Innovation and Policy Committee of the Board.

2026 Proxy Statement	Corporate Governance	10

BOARD COMMITTEE FUNCTIONS

AUDIT COMMITTEE

MEMBERS

• John B. Veihmeyer, Chair

•  Kimberly A. Casiano

•  Beth E. Mooney

MEETINGS IN 2025:

11

MEMBER QUALIFICATIONS

•  Each member of the Audit Committee is independent, in accordance with the NYSE standards and SEC rules and the Company’s Corporate Governance Principles

•  Each member of the Audit Committee meets the financial literacy requirements of the NYSE Listed Company rules

•  In addition, our Board has determined that Mr. Veihmeyer qualifies as an “Audit Committee financial expert” within the meaning of SEC regulations and applicable NYSE rules

REPORT

The Audit Committee Report is on page 38

•  Selects the independent registered public accounting firm, subject to shareholder ratification, and determines the compensation of the independent registered public accounting firm.

•  At least annually, reviews a report by the independent registered public accounting firm describing: internal quality control procedures, any material issues raised by an internal or peer quality control review, any issues raised by a governmental or professional authority investigation in the past five years and any steps taken to deal with such issues, and (to assess the independence of the independent registered public accounting firm) all relationships between the independent registered public accounting firm and the Company.

•  Consults with the independent registered public accounting firm, reviews and approves the scope of its audit, and reviews the firm’s independence and performance. Also, annually approves categories of services to be performed by the independent registered public accounting firm and reviews and, if appropriate, approves in advance any new proposed engagement greater than $250,000.

•  Reviews internal controls, accounting practices, and financial reporting, including the results of the annual audit and the review of the interim financial statements, with management and the independent registered public accounting firm.

•  Reviews activities, organization structure, and qualifications of the Internal Audit office, and participates in the appointment, dismissal, evaluation, and determination of the compensation of the Chief Audit Officer.

•  Discusses earnings releases and guidance provided to the public and rating agencies.

•  Reviews, at least annually, policies with respect to risk assessment and risk management.

•  Reviews the Company’s Integrated Sustainability and Financial Report.

•  Exercises reasonable oversight with respect to the implementation and effectiveness of the Company’s compliance and ethics program, including being knowledgeable about the content and operation of the compliance and ethics program.

•  Reviews, with the Office of the General Counsel, any legal or regulatory matter that could have a significant impact on the financial statements.

•  Has the sole authority to retain outside legal, accounting, or other advisors

•  Prepares an annual report of the Audit Committee to be included in the Company’s proxy statement.

•  Reviews our cyber security practices periodically, at least twice each year.

•  Assesses annually the adequacy of the Audit Committee Charter.

•  Reports to the Board of Directors about these matters.

Corporate Governance	11

COMPENSATION, TALENT AND CULTURE COMMITTEE

MEMBERS

•  Lynn Radakovich, Chair

•  John C. May

•  John L. Thornton

•  John S. Weinberg

MEETINGS IN 2025:

8

MEMBER QUALIFICATIONS

•  Each member of the Compensation, Talent and Culture Committee is independent, in accordance with the NYSE standards and SEC rules and the Company’s Corporate Governance Principles

REPORT

The Compensation Committee Report is on page 59

•  Establishes and reviews the overall executive compensation philosophy and strategy of the Company.

•  Reviews and approves Company goals and objectives related to the Executive Chair, the President and CEO, and other executive officers’ compensation, including annual performance objectives.

•  Evaluates the performance of the Executive Chair, the President and CEO, and other executive officers in light of established goals and objectives and, based on such evaluation, reviews and approves the annual salary, bonus, stock options, PSUs, other stock-based awards, other incentive awards, and other benefits, direct and indirect, of the Executive Chair, the President and CEO, and other executive officers.

•  Conducts a risk assessment of the Company’s compensation policies and practices.

•  Considers and makes recommendations on the Company’s executive compensation plans and programs.

•  Reviews the Compensation Discussion and Analysis to be included in the Company’s proxy statement.

•  Reviews and discusses key people-related business strategies, including leadership succession planning, culture, and talent development programs.

•  Prepares an annual report of the Compensation, Talent and Culture Committee to be included in the Company’s proxy statement.

•  Assesses the independence of the Committee’s consultant.

•  Assesses annually the adequacy of the Compensation, Talent and Culture Committee Charter.

•  Reports to the Board of Directors about these matters.

FINANCE COMMITTEE
MEMBERS • William Clay Ford, Jr., Chair • Alexandra Ford English • Henry Ford III • William W. Helman IV • William E. Kennard • John C. May • John L. Thornton • John S. Weinberg MEETINGS IN 2025: 5

•  Reviews all aspects of the Company’s policies and practices that relate to the management of the Company’s financial affairs, consistent with law and specific instructions given by the Board of Directors.

•  Reviews capital allocation priorities, policies, and guidelines, including the Company’s cash flow, minimum cash requirements, and liquidity targets.

•  Reviews the Company’s capital appropriations financial performance against targets by conducting interim reviews and an annual review of previously approved capital programs and periodic review of acquisitions and new business investments.

•  Reviews with management, at least annually, the annual report from the Treasurer of the Company’s cash and funding plans and other Treasury matters.

•  Reviews the strategy and performance of the Company’s pension and other retirement and savings plans.

•  Performs such other functions and exercises such other powers as may be delegated to it by the Board of Directors from time to time.

•  Reviews, at least annually, policies with respect to financial risk assessment and financial risk management.

•  Assesses annually the adequacy of the Finance Committee Charter.

•  Reports to the Board of Directors about these matters.

2026 Proxy Statement	Corporate Governance	12

NOMINATING AND GOVERNANCE COMMITTEE

MEMBERS

•  William E. Kennard, Chair

•  Kimberly A. Casiano

•  Adriana Cisneros

•  William W. Helman IV

•  John C. May

•  Beth E. Mooney

•  Lynn Radakovich

•  John L. Thornton

•  John Veihmeyer

•  John S. Weinberg

MEETINGS IN 2025:

3

MEMBER QUALIFICATIONS

•  Each member of the Nominating and Governance Committee is independent, in accordance with the NYSE standards and SEC rules and the Company’s Corporate Governance Principles

•  Reviews and makes recommendations on:

(i)   the nominations or election of directors; and

(ii)  the size, diversity, composition, and compensation of the Board.

•  Establishes criteria for selecting new directors and the evaluation of the Board, including whether current members and candidates possess skills and qualifications that support the Company’s strategy.

•  Develops and recommends to the Board corporate governance principles and guidelines.

•  Reviews the charter and composition of each committee of the Board and makes recommendations to the Board for the adoption of or revisions to the committee charters, the creation of additional committees, or the elimination of committees.

•  Considers the adequacy of the By-Laws and the Restated Certificate of Incorporation of the Company and recommends to the Board, as appropriate, that the Board:

(i)  adopt amendments to the By-Laws; and

(ii) propose, for consideration by the shareholders, amendments to the Restated Certificate of Incorporation.

•  Considers shareholder suggestions for director nominees (other than self-nominations). See Composition of Board of Directors/Nominees on pages 8−9.

•  Assesses annually the adequacy of the Nominating and Governance Committee Charter.

•  Reports to the Board of Directors about these matters.

SUSTAINABILITY, INNOVATION AND POLICY COMMITTEE

MEMBERS

•  William W. Helman IV, Chair

•  Kimberly A. Casiano

•  Adriana Cisneros

•  Alexandra Ford English

•  Henry Ford III

•  William Clay Ford, Jr.

•  Jon M. Huntsman, Jr.

•  William E. Kennard

•  Lynn Radakovich

•  John S. Weinberg

MEETINGS IN 2025:

4

•  Reviews and advises on the Company’s pursuit of innovative policies and technologies that promote product safety, improve environmental and social sustainability, and seek to enrich our customers’ experiences, increase shareholder value, and lead to a better world.

•  Responsible for assessing the Company’s progress on strategic economic, product safety, and environmental and social issues, as well as the degree to which sustainability principles have been integrated into various skill teams.

•  Reviews the Company’s Integrated Sustainability and Financial Report as well as any Company initiatives related to sustainability and innovation.

•  Assesses annually the adequacy of the Sustainability, Innovation and Policy Committee Charter.

•  Reports to the Board of Directors about these matters.

Corporate Governance	13

Board’s Role in Risk Management
The Board has overall responsibility for the oversight of risk management at Ford, while management is responsible for day-to-day risk management.

The oversight responsibility of the Board and its committees is supported by Company management and the risk management processes that are currently in place. Ford has extensive and effective risk management processes, relating specifically to compliance, reporting, operating, and strategic risks.

Compliance Risk encompasses matters such as legal and regulatory compliance (e.g., Foreign Corrupt Practices Act, environmental, Occupational Safety and Health Administration/safety, etc.).

Reporting Risk covers Sarbanes-Oxley compliance, compliance with SEC and NYSE rules and regulations, disclosure controls and procedures, and accounting compliance.

Operating Risk addresses the myriad of matters related to the operation of a complex company such as Ford (e.g., quality, supply chain, sales and service, financing and liquidity, product development and engineering, labor, etc.).

Strategic Risk encompasses somewhat broader and longer-term matters, including, but not limited to, technology and product development, environmental and social sustainability, capital allocation, management development, retention and compensation, competitive developments, and geopolitical developments.

We believe that key success factors in risk management at Ford include a strong risk analysis tone set by the Board and senior management, which is shown through their commitment to effective top-down and bottom-up communication (including communication between management and the Board and Committees), and active cross-functional participation among the Business Segments and Skill Teams. We have institutionalized a regular Financial Forecast Review, Internal Controls Meeting, and Special Attention Review process where the senior leadership of the Company reviews the status of the business, the risks and opportunities presented to the business (in the areas of compliance, reporting, operating, and strategic risks), and develops specific plans to address those risks and opportunities.

The Enterprise Risk Management process adopted by the Company identifies the top critical enterprise risks through engagement with senior management and the Board of Directors. Once identified, the top risks are validated, prioritized, and assigned risk owners who are responsible to oversee risk assessment, develop and implement mitigation plans, and provide regular updates. The Enterprise Risk Management process engages operational and functional teams to enable a consistent approach to risk management and facilitates an exchange of risk information. The Enterprise Risk Management team cascades enterprise risks, and teams escalate risks that may materially affect the enterprise. The Audit Committee annually reviews the process to update the list of critical risks and monitor risk movement and emerging trends, and the Enterprise Risk Management team also benchmarks the annual risk assessment with outside sources to ensure the Company assessment and approach is up to date with external risk developments and best practices.

As noted above, the full Board of Directors has overall responsibility for the oversight of risk management at Ford and oversees operating risk management with reviews at each of its regular Board meetings. The Board of Directors has delegated responsibility for the oversight of specific areas of risk management to certain committees of the Board, with each Board committee reporting to the full Board as appropriate. The Audit Committee assists the Board of Directors in overseeing compliance and reporting risk, cybersecurity risk, and the Enterprise Risk Management process itself. The Sustainability, Innovation and Policy Committee assists the Board of Directors in overseeing environmental and social sustainability risks, while the Compensation, Talent and Culture Committee assists the Board of Directors in overseeing risks related to compensation and people-related business strategies. The Board and the appropriate committees also periodically review other policies related to personnel matters, including those related to sexual harassment and anti-retaliation policies related to whistleblowers. The Board, the Sustainability, Innovation and Policy Committee, the Compensation, Talent and Culture Committee, the Finance Committee, and the Audit Committee all play a role in overseeing operating and strategic risk management. The scope and severity of cybersecurity risks is evolving, and we devote significant resources to our security program that we believe is reasonably designed to mitigate these risks. The Audit Committee receives regular updates on our cybersecurity practices as well as cybersecurity and information technology risks from our Chief Information Security Officer. These updates include topics related to cybersecurity practices, cyber risks, and risk management processes, such as updates to our cybersecurity programs and mitigation strategies, and other cybersecurity

2026 Proxy Statement	Corporate Governance	14

developments. In addition to these regular updates, as part of our incident response processes, the Chief Enterprise Technology Officer, in collaboration with the Chief Information Security Officer and Chief Policy Officer and General Counsel, provides updates on certain cybersecurity incidents to the Audit Committee and, in some cases, the Board. The Audit Committee reviews and provides input into and oversight of our cybersecurity processes, and in the event Ford determines it has experienced a material cybersecurity incident that requires SEC reporting, the Audit Committee is notified about the incident in advance of such reporting. See our Annual Report on Form 10-K for the year ended December 31, 2025 for additional discussion regarding our cybersecurity risk management, strategy, and governance.

Additionally, we are a member of the Financial Services and Information Technology Information Sharing and Analysis Centers (each an “ISAC”) as well as a founding member and board member of the Automotive ISAC. Our current seat on that board preserves relationships that we believe help us protect against both enterprise and in-vehicle security risks.

Please refer to our Integrated Sustainability and Financial Report (https://sustainability.ford.com) for additional information about how we identify and address environmental and social sustainability risks.

OVERSIGHT OF RISK MANAGEMENT

	COMPLIANCE & REPORTING	OPERATING & STRATEGIC
FORD BOARD Oversight	Audit Committee	Sustainability, Innovation and Policy Committee Compensation, Talent and Culture Committee Finance Committee Audit Committee
FORD MANAGEMENT Day-to-Day	Compliance Reviews SEC, NYSE, and Sarbanes-Oxley Compliance Internal Controls Disclosure Committee	Business Segments and Skill Team Governance Forums; Financial Forecast Review; Internal Controls Meeting; Special Attention Review; Messaging Meeting Industrial/Electric Vehicles Digital & Design Forum; Platform Forum; Global Product and Services; Strategy Forum; Business Ops Review, and People Forums

AUDIT COMMITTEE FINANCIAL EXPERT AND AUDITOR ROTATION

The Charter of the Audit Committee provides that a member of the Audit Committee generally may not serve on the audit committee of more than two other public companies. The Board has determined that John B. Veihmeyer, the Chair of the Audit Committee, has the requisite skills and experience to be designated an “Audit Committee financial expert” as that	term is defined in SEC rules and regulations. Mr. Veihmeyer and the other members of the Audit Committee also meet the independence standards for audit committee members under the NYSE Listed Company and SEC rules. The lead partner of the Company’s independent registered public accounting firm is rotated at least every five years.

RISK ASSESSMENT REGARDING COMPENSATION POLICIES AND PRACTICES

In 2025, we conducted an annual assessment of our compensation policies and practices, including our executive compensation programs, to evaluate the potential risks associated with these policies and practices. We reviewed and discussed the findings of the assessment with the Compensation, Talent and Culture Committee and concluded that our compensation programs are designed with an appropriate balance of risk and reward and do not encourage excessive or unnecessary risk-taking behavior. As a result, we do not believe that risks relating to our compensation policies and practices for our employees are reasonably likely to have a material adverse effect on the Company.

In conducting this review, we considered the following attributes of our programs:

•	mix of base salary, annual bonus opportunities, and long-term equity compensation, with performance-based equity compensation opportunities for officers;
•	alignment of annual and long-term incentives to ensure that the awards encourage balanced behavior and incentivize performance results;
•	inclusion of non-financial metrics, such as quality, and other quantitative and qualitative performance factors in determining actual compensation payouts;

Corporate Governance	15

•	capped payout levels for both the Incentive Bonus Plan and performance-based stock awards for Named Executives—the Compensation, Talent and Culture Committee has negative discretion over incentive program payouts;
•	use of RSUs that vest ratably over three years and PSUs that have a three-year performance period that measures performance against rTSR;
•	general provision of long-term equity-based compensation on an annual basis to senior executives—we believe that accumulating equity over a period of time encourages executives to take actions that promote the long-term sustainability of our business;
•	double-trigger change in control provisions for equity grants; and
•	stock ownership goals that align the interests of executive officers with those of our shareholders—this discourages executive officers from focusing on short-term results without regard to longer-term consequences.

Our Compensation, Talent and Culture Committee considered compensation risk implications during its deliberations on the design of our executive compensation programs with the goal of appropriately balancing short-term incentives and long-term performance.

Hedging and Pledging Policies. Officers are prohibited from engaging in hedging their exposure to directly or indirectly owned Ford common stock, whether obtained through compensation, open-market purchases, or otherwise. Hedging includes the purchase of financial instruments (including prepaid variable forward contracts, equity swaps, collars, and exchange funds), or otherwise engaging in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of Ford common stock.

Officers are prohibited from engaging in pledging directly or indirectly owned Ford common stock to secure obligations of a brokerage margin account. Officers may pledge shares of Ford common stock other than in brokerage margin accounts as long as the following conditions are met: (i) only shares that exceed applicable stock ownership guidelines may be pledged and (ii) any such pledge receives the prior approval of the Chief Executive Officer and Office of the General Counsel.

Regarding directors, the 2024 Stock Plan for Non-Employee Directors prohibits the hedging and pledging of common stock received pursuant to the plans.

COMPENSATION, TALENT AND CULTURE COMMITTEE OPERATIONS

The Compensation, Talent and Culture Committee establishes and reviews our executive compensation philosophy and strategy and oversees our various executive compensation programs. The Committee is responsible for evaluating the performance of and determining the compensation for our Executive Chair, the President and CEO, and other executive officers, including the Named Executives, and for approving the compensation structure for senior management, including officers. The Committee is currently composed of four directors who are considered independent under the NYSE Listed Company rules and our Corporate Governance Principles. The Committee’s membership is determined by our Board of Directors. The Committee operates under a written charter adopted by our Board of Directors, which is reviewed annually by the Committee. A copy of the Compensation, Talent and Culture Committee Charter may be found on our website at www.corporate.ford.com.

The Committee has delegated certain responsibilities to subcommittees consisting of one or more Board members and has assigned certain other responsibilities to committees consisting of one or more members of management to assist in approving a range of stock-based awards, within limits prescribed by the Committee, and other compensation matters for non-executive officers. The Committee regularly reviews such delegations and assignments and the determinations made by such subcommittees and management committees.

The Committee is responsible for approving compensation plans, evaluating performance, and determining total compensation for executive officers. In carrying out its responsibilities, the Committee considers recommendations from the Executive Chair, the President and CEO, and the Chief People and Employee Experience Officer. The Committee’s consultant also provides advice and analysis on the structure and level of executive compensation.

Until July 2025, the Committee continued to engage Semler Brossy Consulting Group, LLC (“Semler Brossy”), an independent compensation consulting firm, to advise the Committee on executive compensation and benefits matters. Semler Brossy was retained directly by the Committee. Semler Brossy did not advise our management and received no other compensation from the Company.

Beginning in July 2025, the Committee engaged Pay Governance LLC (“Pay Governance”), an independent compensation consulting firm, to advise the Committee. Pay Governance is retained directly by the Committee, which has the sole authority to review and approve the budget of the independent consultant.

The Committee has analyzed whether the work of Semler Brossy or Pay Governance raised any conflict of interest, taking into consideration the following factors: (i) the provision of any other services to the Company by Semler Brossy or Pay Governance; (ii) the amount of fees the Company paid to Semler Brossy or Pay Governance as a

2026 Proxy Statement	Corporate Governance	16

percentage of the firm’s total revenue; (iii) Semler Brossy and Pay Governance’s policies and procedures that are designed to prevent conflicts of interest; (iv) any business or personal relationship of Semler Brossy, Pay Governance or the individual compensation advisors employed by each firm with an executive officer of the Company; (v) any business or personal relationship of the individual compensation advisors with any member of the Committee; and (vi) any stock of the Company owned by Semler Brossy, Pay Governance or the individual compensation advisors employed by each firm. The Committee determined, based on its analysis of the above factors, the work of Semler Brossy, Pay Governance and the individual compensation advisors employed by Semler Brossy and Pay Governance as compensation consultants to the Committee has not created any conflict of interest.

See the Compensation Discussion and Analysis on pages 41-77 for more detail on the factors considered by the Committee in making executive compensation decisions. The Committee reviews our talent and executive development program with senior management.

Independence of Directors and Relevant Facts and Circumstances
73% of the Director Nominees are independent. Each of the Audit Committee, Nominating and Governance Committee, and Compensation, Talent and Culture Committee is comprised entirely of independent directors.

DIRECTOR INDEPENDENCE

A majority of our directors must be independent directors under applicable SEC and NYSE Listed Company rules. These rules provide that no director can qualify as independent unless the Board affirmatively determines that the director has no material relationship with the Company. The Board has adopted the following standards in determining whether or not a director has a material relationship with the Company. These standards are contained in Ford’s Corporate Governance Principles and may be found at the Company’s website, www.corporate.ford.com.

• Employee or Former Employee. No director who is an employee or a former employee of the Company can be independent until three years after termination of such employment.

• Independent Auditor Affiliation. No director who is, or in the past three years has been, affiliated with or employed by the Company’s present or former independent auditor can be independent until three years after the end of the affiliation, employment, or auditing relationship.

• Interlocking Directorship. No director can be independent if he or she is, or in the past three years has been, part of an interlocking directorship in which an executive officer of the Company serves on the compensation committee of another company that employs the director.

• Additional Compensation. No director can be independent if he or she is receiving, or in the last three years has received, more than $120,000 during any 12-month period in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service).

• Immediate Family Members. Directors with immediate family members in the foregoing categories are subject to the same three-year restriction.

Other Relationships. The following commercial, charitable, and educational relationships will not be considered to be material relationships that would impair a director’s independence:

(i) Sales and Purchases of Products/Services. If within the preceding three years a Ford director was an executive officer or employee of another company (or an immediate family member of the director was an executive officer of such company) that did business with Ford and either: (a) the annual sales to Ford were less than the greater of $1 million or two percent of the total annual revenues of such company, or (b) the annual purchases from Ford were less than the greater of $1 million or two percent of the total annual revenues of Ford, in each case for any of the three most recently completed fiscal years.

Corporate Governance	17

(ii) Indebtedness. If within the preceding three years a Ford director was an executive officer of another company which was indebted to Ford, or to which Ford was indebted, and either: (a) the total amount of such other company’s indebtedness to Ford was less than two percent of the total consolidated assets of Ford, or (b) the total amount of Ford’s indebtedness to such other company was less than two percent of the total consolidated assets of such other company, in each case for any of the three most recently completed fiscal years.

(iii) Charitable Contributions. If within the preceding three years a Ford director served as an executive officer, director, or trustee of a charitable or educational organization, and Ford’s discretionary contributions to the organization were less than the greater of $1 million or two percent of that organization’s total annual discretionary receipts for any of the three most recently completed fiscal years. (Any matching of charitable contributions will not be included in the amount of Ford’s contributions for this purpose.)

In March 2026, the Nominating and Governance Committee conducted its annual review of directors’ relationships that may be relevant to independence. As a result of this review, the Board determined that based on applicable independence standards and all of the relevant facts and circumstances, none of the following directors had any material relationship with the Company and, thus, are independent: Kimberly A. Casiano, Adriana Cisneros, William W. Helman IV, Jon M. Huntsman, William E. Kennard, John C. May, Beth E. Mooney, Lynn Radakovich, John L. Thornton, John B. Veihmeyer, and John S. Weinberg. Additionally, the Board determined that each of Kimberly A. Casiano, Adriana Cisneros, William W. Helman IV, Jon M. Huntsman, William E. Kennard, John C. May, Beth E. Mooney, Lynn Radakovich, John L. Thornton, and John B. Veihmeyer is independent under the heightened SEC independence standards for audit committees and that each of Kimberly A. Casiano, Adriana Cisneros, William W.  Helman IV, Jon M. Huntsman, William E. Kennard, John C. May, Beth E. Mooney, Lynn Radakovich, John L. Thornton, John B. Veihmeyer, and John S. Weinberg is independent under the additional NYSE independence standards for compensation committees. Not all of the directors determined to be independent for a particular committee currently serve on that committee. Our committee membership is as noted on page 9. 73% of our director nominees are independent, and our Audit Committee, Compensation, Talent and Culture Committee, and Nominating and Governance Committee are fully independent.

DISCLOSURE OF RELEVANT FACTS AND CIRCUMSTANCES

With respect to the independent directors listed above, the Board considered the following relevant facts and circumstances in making the independence determinations:

From time to time during the past three years, Ford purchased goods and services from, sold goods and services to, or financing arrangements were provided by, various companies with which certain directors were or are affiliated either as a member of such company’s board of directors or, in the case of Messrs. May, Thornton, and Weinberg, as an officer of such a company. In addition to Messrs. May, Thornton, and Weinberg, these directors included Messrs. Kennard and Veihmeyer, and Mses. Mooney and Radakovich. The Company also made donations to certain institutions with which certain directors are affiliated, including Messrs. Thornton and Veihmeyer. The Company makes an annual charitable donation on behalf of the Board. None of the relationships described above was material under the NYSE Listed Company Rules.

2026 Proxy Statement	Corporate Governance	18

Codes of Ethics and Insider Trading Policy
Employees and officers of the Company must abide by a Code of Conduct. The CEO, senior financial and accounting personnel, and directors must abide by the Company’s Code of Ethics. Directors, officers, and employees of the Company must also comply with the Company’s Insider Trading Policy.

Ford is committed to operating its business with the highest level of integrity. The Company has published on its website (www.corporate.ford.com) its Code of Conduct, which all officers and employees are required to follow. These expectations are reinforced in mandatory online training courses for all Ford salaried full-time, part-time, and agency workers, including an annual Code of Conduct course. These courses are periodically refreshed and reviewed to ensure the content remains relevant and appropriate. In addition, the Company has adopted, and published on its website, codes of ethics that apply to all directors and senior financial personnel, including the chief executive officer. Any waiver of, or amendments to the codes of ethics for directors or executive officers, including the chief executive officer, the chief financial officer, and the principal accounting officer, must be approved by the

Nominating and Governance Committee, and any such waivers or amendments will be disclosed promptly by the Company by posting such waivers or amendments to its website. Both the Audit Committee and the Nominating and Governance Committee review management’s monitoring of compliance with the Company’s Code of Conduct.

Additionally, the Company has adopted insider trading policies and procedures applicable to its directors, officers, and employees. We believe these policies and procedures are reasonably designed to promote compliance with insider trading laws, rules, and regulations, and the listing standards of the New York Stock Exchange. A copy of our insider trading policy was filed as Exhibit 19 to our Annual Report on Form 10-K for the year ended December 31, 2025.

Communications with the Board and Annual Meeting Attendance
Shareholders, customers, suppliers, and other interested parties may send communications directly to the Company’s Directors at Ford Motor Company, P.O. Box. 685, Dearborn, MI 48126-0685.

The Board has established a process by which you may send communications to the Board as a whole, the non-employee Directors as a group, or the Lead Independent Director. You may send communications to our Directors, including any concerns regarding Ford’s accounting, internal controls, auditing, or other matters, to the following address: Board of Directors (or Lead Independent Director or non-employee Directors as a group, as appropriate), Ford Motor Company, P.O. Box 685, Dearborn, MI 48126-0685. You may submit your concern anonymously or confidentially. You may also indicate whether you are a shareholder, customer, supplier, or other interested party.

Communications relating to the Company’s accounting, internal controls, or auditing matters will be relayed to the Audit Committee. Communications relating to governance will be relayed to the Nominating and

Governance Committee. All other communications will be referred to other areas of the Company for handling as appropriate under the facts and circumstances outlined in the communications. Responses will be sent to those that include a return address, as appropriate. Materials that may not be forwarded include junk mail and items that do not pertain to Board matters.

You can also find a description of the manner in which you can send communications to the Board on the Company’s website (www.corporate.ford.com).

All members of the Board are expected to attend the annual meeting, unless unusual circumstances would prevent such participation. Last year, all of the then-current members of the Board attended the virtual annual meeting.

Corporate Governance	19

Beneficial Stock Ownership

FIVE PERCENT BENEFICIAL OWNERS OF COMMON STOCK

Pursuant to SEC filings, the Company was notified that as of December 31, 2025, the entities included in the table below had more than a 5% ownership interest of Ford common stock, or owned securities convertible into more than 5% ownership of Ford common stock, or owned a combination of Ford common stock and securities convertible into Ford common stock that could result in more than 5% ownership of Ford common stock.

Name of Beneficial Owner	Address of Beneficial Owner	Ford Common Stock	Percent of Outstanding Ford Common Stock
State Street Corporation and certain of its affiliates[1]	State Street Financial Center 1 Congress Street, Suite 1 Boston, MA 02114-2016	329,385,396[2]	8.41%
The Vanguard Group and certain of its affiliates	The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	457,660,261[3]	11.68%
BlackRock, Inc. and certain of its affiliates	BlackRock, Inc. 50 Hudson Yards New York, NY 10001	327,601,371[4]	8.36%

1.	State Street Bank and Trust Company is the trustee for Ford common stock in the Ford defined contribution plans master trust, which beneficially owns 3.5% of the common stock of Ford. In this capacity, State Street Bank and Trust Company has voting power over the shares in certain circumstances.
2.	Based on a review of the Schedule 13G/A filed on January 29, 2024 by State Street Corporation. The Schedule 13G/A discloses that State Street Corporation had shared voting power as to 259,476,603 shares and shared dispositive power as to 173,925,221 shares.
3.	Based on a review of the Schedule 13G/A filed on April 30, 2025 by The Vanguard Group. The Schedule 13G/A discloses that The Vanguard Group had shared voting power as to 5,035,614 shares, sole dispositive power as to 438,482,053 shares and shared dispositive power as to 19,178,208 shares.
4.	Based on a review of the Schedule 13G/A filed on July 17, 2025 by BlackRock, Inc. The Schedule 13G/A discloses that BlackRock, Inc. had sole voting power as to 298,590,801 shares and sole dispositive power as to 327,601,371 shares.

FIVE PERCENT BENEFICIAL OWNERS OF CLASS B STOCK

As of February 1, 2026, the persons included in the table below beneficially owned more than 5% of the outstanding Class B Stock.

Name of Beneficial Owner	Address of Beneficial Owner	Ford Class B Stock	Percent of Outstanding Ford Class B Stock
Edsel B. Ford II*	Ford Estates, 2000 Brush, Detroit, MI 48226	4,650,762	6.56%
Lynn F. Alandt**	Ford Estates, 2000 Brush, Detroit, MI 48226	6,262,583	8.84%
David P. Larsen, as trustee of various trusts***	Ford Estates, 2000 Brush, Detroit, MI 48226	10,288,029	14.52%
Voting Trust****	Ford Estates, 2000 Brush, Detroit, MI 48226	70,778,212	99.90%

*	Includes shares beneficially owned in an individual capacity or a fiduciary capacity as sole trustee or as co-trustee, and by spouse.
**	Includes shares beneficially owned in an individual capacity or a fiduciary capacity as sole trustee or as a co-trustee, and by spouse.
***	Represents beneficial ownership of shares held in a fiduciary capacity as sole trustee or as a co-trustee, including (a) 15,824 shares that are also beneficially owned by Henry Ford III and included in the amount shown in the following table for Henry Ford III and (b) 342,522 shares that are also beneficially owned by William Clay Ford, Jr. and included in the amount shown in the following table for William Clay Ford, Jr. Mr. Larsen disclaims beneficial ownership of these shares.
****	These shares of Class B Stock are held in a voting trust of which Edsel B. Ford II, William Clay Ford, Jr., Benson Ford, Jr., and Alfred B. Ford are the trustees. The voting trust is of perpetual duration until terminated by the vote of the holders of trust certificates representing over 50% of the Class B Stock held by the voting trust and requires the trustees to vote the shares as directed by a plurality.

2026 Proxy Statement	Corporate Governance	20

BENEFICIAL STOCK OWNERSHIP

The following tables show how much Ford stock each current director, nominee, and Named Executive beneficially owned as of February 1, 2026. No director, nominee, or executive officer, including Named Executives, beneficially owned more than 0.16% of Ford’s total outstanding common stock as of February 1, 2026. Our current executive officers held options exercisable on or within 60 days after February 1, 2026 to buy 3,068,321 shares of Ford common stock.

	Ford Common	Ford Common	Common Stock & Stock	Percent of Outstanding Ford Common	Ford Class B	Percent of Outstanding Ford Class B
Name of Beneficial Owner	Stock[1,2]	Stock Units[3]	Units Total	Stock	Stock	Stock
DIRECTOR NOMINEES
Kimberly A. Casiano	306,064	210,354	516,418	0.01%	—	—
Adriana Cisneros	45,432	—	45,432	0.06%	—	—
Alexandra Ford English	79,720	—	79,720	0.00%	1,442,833	2.04%
James D. Farley, Jr.*	6,426,789	—	6,426,789	0.16%	—	—
Henry Ford III	96,883	—	96,883	0.00%	1,717,563	2.42%
William Clay Ford, Jr.*	3,002,466	343,910	3,346,376	0.09%	19,519,161	27.55%
William W. Helman IV	309,531	56,148	365,679	0.01%	—	—
Jon M. Huntsman, Jr.	294,465	—	294,465	0.01%	—	—
William E. Kennard	280,359	—	280,359	0.01%	—	—
John C. May	122,643	—	122,643	0.00%	—	—
Beth E. Mooney	172,330	—	172,330	0.00%	—	—
Lynn Radakovich	236,141	—	236,141	0.01%	—	—
John L. Thornton	452,802	435,053	887,855	0.02%	—	—
John B. Veihmeyer	312,166	—	312,166	0.01%	—	—
John S. Weinberg	353,575	—	353,575	0.01%	—	—

Name of Beneficial Owner	Ford Common Stock[1,2]	Ford Common Stock Units[3]
NAMED EXECUTIVES
Sherry House	518,058
John T. Lawler	1,704,290	86
Alicia Boler Davis	510,389
J. Doug Field	2,303,578

All Directors and Executive Officers as a group	27 persons beneficially owned 0.63% of Ford common stock or securities convertible into Ford common stock as of February 1, 2026	24,614,803	0.63%

*	Also an executive officer.
1.	For executive officers, included in the amounts for “All Directors and Executive Officers as a group” are RSUs issued under our Long-Term Incentive Plans (the “LTI Plans”) as long-term incentive grants for retention and other incentive purposes.

In addition, amounts shown include RSUs issued under the LTI Plans as follows: 1,222,764 units for Mr. Farley; 953,213 units for William Clay Ford, Jr.; 559,462 units for Mr. Lawler, 340,588 units for Ms. House, 510,204 units for Ms. Davis; and 903,637 units for Mr. Field.

In addition, amounts shown include RSUs issued under the 2014 Stock Plan for Non-Employee Directors of Ford Motor Company (the “2014 Plan”) as follows: 258,269 units for Ms. Casiano; 40,311 units for Gov. Huntsman; 240,727 units for Mr. Kennard; 132,698 units for Ms. Mooney; 196,609 units for Ms. Radakovich; 63,596 units for Mr. Veihmeyer; and 96,804 units for Mr. Weinberg.

In addition, amounts shown include RSUs issued under the 2024 Stock Plan for Non-Employee Directors of Ford Motor Company (the “2024 Plan”) as follows: 39,632 units for Ms. Casiano; 45,432 units for Ms. Cisneros; 39,632 units for Gov. Huntsman; 39,632 units for Mr. Kennard; 39,632 units for Ms. Mooney; 39,632 units for Ms. Radakovich; 106,025 units for Mr. Veihmeyer; and 508,065 units for Mr. Weinberg.

Corporate Governance	21

Included in the stock ownership shown in the table above: William Clay Ford, Jr. has disclaimed beneficial ownership of 299,450 shares of Class B Stock that are either held directly by members of his immediate family or indirectly by members of his immediate family in trusts in which Mr. Ford has no interest. Alexandra Ford English has disclaimed beneficial ownership of 94,564 shares of Class B Stock that are held indirectly by members of her immediate family in trusts in which Ms. English has no interest. Henry Ford III has disclaimed beneficial ownership of 117,382 shares of Class B Stock that are held indirectly by members of his immediate family in trusts in which Mr. Ford III has no interest. Present directors and executive officers as a group have disclaimed beneficial ownership of a total of 511,396 shares of Class B Stock.

No director or executive officer had pledged shares of common stock as security or hedged their exposure to common stock.

2.	Amounts shown include shares that may be acquired upon exercise of stock options that are currently exercisable or will become exercisable within 60 days of February 1, 2026, as follows: 1,659,954 shares for Mr. Farley and 1,408,367 shares for William Clay Ford, Jr.

3.	In general, these are common stock units credited under a deferred compensation plan and payable in cash and, in the cases of William Clay Ford, Jr. and John T. Lawler, include stock units under a benefit equalization plan.

Delinquent Section 16(a) Reports

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires our directors, executive officers, and persons who beneficially own more than 10% of our outstanding common stock to file reports of their stock ownership and changes in their ownership of our common stock with the SEC. Based on Company records and other information, Ford believes that all SEC filing requirements applicable to its directors and executive officers were complied with for 2025.

Certain Relationships and Related Person Transactions
To determine whether related person transactions are beneficial to the Company, such transactions are subject to rigorous review by the Office of the General Counsel, the Nominating and Governance Committee, and outside legal counsel depending on the nature of the transaction.

POLICY AND PROCEDURE FOR REVIEW AND APPROVAL OF RELATED PERSON TRANSACTIONS
Business transactions between Ford and its officers or directors, including companies in which a director or officer (or an immediate family member) has a direct or indirect material interest or a company where such director or officer (or an immediate family member) serves as an executive officer (“related person transactions”) are not prohibited; however, such transactions need to be reviewed by the Board to determine whether they are required to be disclosed. Accordingly, any related person transaction, regardless of amount, is required by our written related person transactions policy to be submitted to the Nominating and Governance Committee in advance for review and approval. All existing related person transactions are reviewed at least annually by the Nominating and Governance Committee. The Office of the General Counsel reviews all such related person transactions, existing or proposed, prior to submission to the Nominating and Governance Committee.

The Nominating and Governance Committee may, at its discretion, consult with outside legal counsel.

Any director or officer with an interest in a related person transaction is expected to recuse himself or herself from any consideration of the matter. In all cases, a director or officer with an interest in a related person transaction may not attempt to influence Company personnel in making any decision with respect to the transaction.

The Nominating and Governance Committee’s approval of a related person transaction may encompass a series of subsequent transactions contemplated by the original approval. In such instances, any such approval shall require that the Company make all decisions with respect to such ongoing business relationship in accordance with existing policies and procedures applicable to non-related person transactions (e.g., Company purchasing policies governing awards of business to suppliers, etc.).

2026 Proxy Statement	Corporate Governance	22

RELATED PERSON TRANSACTIONS

In February 2002, Ford entered into a Stadium Naming and License Agreement with The Detroit Lions, Inc. (the “Lions”), pursuant to which we acquired for $50 million, paid by us in 2002, the naming rights to a new domed stadium located in downtown Detroit at which the Lions began playing their home games during the 2002 National Football League season. We named the stadium “Ford Field.” The term of the naming rights agreement, which commenced with the 2002 National Football League season, expires after the 2026 National Football League season. Benefits to Ford under the naming rights agreement include exclusive exterior entrance signage and predominant interior promotional signage. Beginning in 2005, the Company also agreed to provide to the Lions, at no cost, eight new model year Ford or Lincoln brand vehicles manufactured by Ford in North America for use by the management and staff of Ford Field and the Lions and to replace such vehicles in each second successive year, for the remainder of the naming rights agreement. In March 2025, Ford agreed to amend the naming rights agreement to pay the Lions $2 million annually over the final two years of the agreement, and to a potential additional $750,000 payment in the final year of the agreement, for added benefits. In addition, Ford agreed to provide eight additional (for a total of sixteen) vehicles for use by the Lions each season and discounted vehicle pricing to certain employees of the Lions and Ford Field. The cost incurred during 2025 was $2.14 million. At the same time in March 2025, to extend the relationship with the Lions, Ford agreed to a new 10-year Rights Agreement for an average annual payment of $12.7 million. The term of the new agreement runs from March 2027 through February 2037. In addition to Ford’s naming rights to the stadium, the new agreement also provides for enhanced and expanded Ford branding throughout the stadium and additional sponsorship and promotional benefits. William Clay Ford, Jr. and his descendants own a minority equity interest in the Lions and Mr. Ford is a director and officer of the Lions.

Paul Alandt, Lynn F. Alandt’s husband, is a minority owner of two Ford franchised dealerships and a Lincoln franchised dealership. In 2025, Ford charged the dealerships about $192.3 million for products and services in the ordinary course of business. In turn, Ford paid the dealerships about $47.3 million for services in the ordinary course of business. Also in 2025, Ford Motor Credit Company LLC, a wholly owned entity of Ford, provided about $396.2 million of financing to dealerships owned by Mr. Alandt and paid about $1.5 million to them in the ordinary course of business. The dealerships paid Ford Credit about $417.3 million in the ordinary course of business. Additionally, in 2025, Ford Credit purchased retail installment sales contracts and Red Carpet Leases from the dealerships in amounts of about $24.2 million and $124.8 million, respectively.

The Marketing Associates Division of Lason Systems, Inc. was acquired in March 2001 by Marketing Associates, LLC (dba OneMagnify), an entity in which our former director Edsel B. Ford II and his family, including our current director Henry Ford III, previously had a controlling equity interest. Before the acquisition, the Marketing Associates Division of Lason Systems, Inc. provided various marketing and related services to the Company, and this continued following the acquisition. Edsel B. Ford II and his family, including our current director Henry Ford III, sold their entire equity interest in Marketing Associates, LLC on June 1, 2022, but continue to have an interest in Marketing Associates, LLC through a promissory note related to such sale, the principal amount of which is tied to revenue received by Marketing Associates, LLC from the Company. In 2025, the Company paid Marketing Associates, LLC approximately $55.3 million for marketing and related services provided in the ordinary course of business through ordinary purchasing processes.

In April 2016, the Company approved an investment of up to $10 million in Fontinalis Capital Partners II, a venture capital fund that invests in next-generation mobility start-up entities. As of January 1, 2026, we have invested approximately $10 million. Our investment has yielded several benefits, including: (i) increased early exposure to possible mobility investments; (ii) the ability to invest directly in an entity whether or not the investment fund invests in the entity; and (iii) increased exposure to venture capital mobility expertise. As of January 1, 2026, William Clay Ford, Jr. had a 7.6% interest and Lynn F. Alandt had a 4% interest in the investment fund.

During 2025, our former director Edsel B. Ford II, the father of Henry Ford III, earned $650,000 in fees pursuant to a January 1999 consulting agreement between the Company and Mr. Ford II. The consulting fee is payable quarterly in arrears in cash. Mr. Ford II is available for consultation, representation, and other duties under the agreement to advance Ford’s interests and reputation in Ford Motorsports, historical events, and other occasions. Additionally, the Company provides facilities (including office space) and an administrative assistant to Mr. Ford II. This agreement will continue until either party ends it with 30 days’ notice.

During 2025, William C. Ford III, son of William Clay Ford, Jr. and sibling of one of our directors, Alexandra Ford English, was employed by the Company as General Manager, Ford Performance. Mr. Ford received 2025 compensation of in excess of $120,000.

During 2025, Nicholas Ford, son of William Clay Ford, Jr. and sibling of one of our directors, Alexandra Ford English, was employed by the Company as Director, Corporate Strategy. Mr. Ford received 2025 compensation in excess of $120,000.

Corporate Governance	23

From time to time, the Company provides certain limited technology, security and event-related assistance to members of the Ford family. This limited assistance has been deemed consistent with Company governance policies, practices and culture; immaterial to the Company and the individuals receiving such assistance; and consistent with the best interests of the Company and its shareholders.

The following chart shows the process for identification and disclosure of related person transactions.

Proxy Statement Disclosures	Director Independence Determinations	Board Related Person Transaction Determinations	Predetermination Requests Made Using Corporate Conflict of Interest Tool

Annual disclosures published in Proxy Statement pursuant to SEC rules	Annual determination of non-employee directors independence by Nominating and Governance Committee (results are published in the Proxy Statement each year)	Annual review and determination of related person transactions by Nominating and Governance Committee	Human Resources managed compliance requirement applied to all employees

Information Sources: Annual Director and Officer Questionnaires* Independent Research on Section 16 Reporting Officers and Directors Schedule 13G Filings	Information Sources: Annual Director and Officer Questionnaires* Independent Research on Directors	Certain related person transactions are required to be disclosed in our Proxy Statement by SEC rules	Annual Director and Officer Questionnaires* ask about “other affiliations” covered by the Conflict of Interest Disclosure Tool as well as confirmation that such disclosure was made to Human Resources

*	Annual Director and Officer Questionnaires completed by all directors and Leadership Level 1 officers

2026 Proxy Statement	Corporate Governance	24

Stakeholder Engagement

Ford has a philosophy of direct, open, transparent, and frequent engagement with our stakeholders. Throughout each year, management meets with institutional investors to discuss various matters, including long-term strategy; financial and operating performance; risk management; environmental, social, and governance (“ESG”) practices; and executive compensation programs. We also engage with retail investors. These meetings are informative and, where appropriate, we incorporate stakeholder suggestions into our policy, disclosure, and strategic considerations, Proxy Statement, and communications strategy. We engage with stakeholders on matters of corporate governance, including various shareholder proposals received by the Company. Ford adheres to sound corporate governance practices and principles that complement our share capital structure and reinforce the Company’s strong commitment to both long-term sustainability and shareholder value.

Highlights from 2025 include:

•	Interacted with shareholders representing more than 50% of our actively managed institutional ownership and fixed income investors holding approximately 35% of our unsecured debt outstanding, and with potential holders of our equity and debt
•	Participated in 13 conferences and 11 investor events, including one non-deal roadshow focused on ESG
•	Held quarterly webcast earnings calls
•	Completed a broad range of phone calls, emails, and other industry events

Government Affairs Activities

Ford believes that engagement with governmental officials and agencies plays a key role in shaping regulations and legislation that govern our business now and into the future. In an effort to be transparent about the principles that govern our participation in the political process, we share disclosures concerning our political and lobbying activities in our annual Integrated Sustainability and Financial Report.

We encourage you to read the report to gain an understanding of our policies and processes regarding political and lobbying activity. Our disclosures include memberships that Ford holds in certain trade associations, any Section 527, 501(c)(4), or ballot initiative contributions, Ford Motor Company Civic Action Fund contributions, and our governance of such contributions. The site also contains various links to our federal disclosure reports. CPA-Zicklin, an independent index that rates corporate disclosures relative to political and lobbying activities, has rated our disclosure with an overall score of 91.43% for 2025—earning us a “Trendsetter” designation.

Corporate Governance	25

Environmental, Social, and Governance

Ford’s purpose has always been bigger than building vehicles. We are driven by a desire to build a better world—one in which every person is free to move and pursue their dreams.

At Ford, we choose to do what we believe is right. For our employees, that means fostering a respectful, safe, and inclusive working environment and providing opportunities to talented and motivated people around the world. For our products, it means constant innovation in what we build and how we build. For our communities, it means prioritizing health, safety, and economic opportunity.

In our 27th year of annual sustainability reporting—and our sixth year of integrating our environmental, social, and financial performance into one report—we share a detailed view of the tremendous strides made by Ford in the past year.

We are better today than we were yesterday, and tomorrow, we’ll be better still. That’s the road we’re on—the road to better. See more at https://sustainability.ford.com. Some highlights that will be in our 2026 Integrated Sustainability and Financial Report include:

2026 Proxy Statement	Proposal 1. Election of Directors	26

IDENTIFICATION OF DIRECTORS

The Charter of the Nominating and Governance Committee provides that the Committee conducts all necessary and appropriate inquiries into the background and qualifications of possible candidates as directors. The Committee identifies candidates through a variety of means, including search firms, recommendations from members of the Committee and the Board, including the Executive Chair and the President and CEO, suggestions from Company management, and recommendations from shareholders. The Committee has the sole authority to retain and terminate any search firm to be used to assist it in identifying and evaluating candidates to serve as directors of the Company. The Company on behalf of the Committee has paid fees to third-party firms to assist the Committee in the identification and evaluation of potential Board members.

Fifteen directors will stand for election at this year’s annual meeting. Each nominee has agreed to be named in this proxy statement and to serve if elected. Should any nominee be unable to serve, the persons designated as proxies reserve full discretion to vote for another person, or the Board may reduce its size. If elected, each director will serve until the next annual meeting or until he or she is succeeded by another qualified director who has been elected, or until his or her earlier death, resignation, or removal.

QUALIFICATIONS CONSIDERED FOR NOMINEES

Because Ford is a large and complex company, the Nominating and Governance Committee considers numerous qualifications when considering candidates for the Board. In addition to the qualifications listed below, among the most important qualities directors should possess are the highest personal and professional ethical standards, integrity, and values. They should be committed to representing the long-term interests of all shareholders. Directors must also have practical wisdom and mature judgment. Directors must be objective and inquisitive. Ford recognizes the value of diversity of skills, experience, and demographic background. We endeavor to have a well-rounded Board with experience in areas that are relevant to the Company’s overall business, long-term strategy, risks, and global activities, including business, international operations, finance, manufacturing and product development, marketing and sales, government, technology, risk management, and sustainability. The biographies of the nominees show that, taken as a whole, the current slate of director nominees possesses these qualifications.

In addition, directors must be willing to devote sufficient time to carrying out their duties and responsibilities effectively, including making themselves available for consultation outside of regularly scheduled Board meetings. Our Corporate Governance Principles require that directors who also serve as CEOs or in equivalent positions should not serve on more than two boards of public companies in addition to the Ford Board, and other directors should not serve on more than four other boards of public companies in addition to the Ford Board. All directors are currently in compliance with the foregoing. Directors should also be prepared to offer their resignation in the event of any significant change in their personal circumstances that could affect the discharge of their responsibilities as directors of the Company, including a change in their principal job responsibilities.

Each of the nominees for director is currently a member of the Board of Directors, which met seven times during 2025. Each of the incumbent nominees for director attended at least 75% of the combined Board and committee meetings held during the periods served by such nominee in 2025. The nominees provided the following information about themselves as of the latest practicable date. For each director nominee, we have disclosed the particular experience, qualifications, attributes, or skills that led the Board to conclude that the nominee supports the Company’s strategy and thus, should serve as a director. The matrix below sets forth how each nominee’s unique qualifications and demographic background contribute to creating a well-rounded and effective Board.

Proposal 1. Election of Directors	27

Director Skills and Diversity Matrix

Qualifications and Expertise	Relevance to Ford
Manufacturing	Relevant experience in the manufacturing industry provides valuable insight into our global manufacturing operations.
Current or Former CEO	The significant leadership experience that comes from a CEO role can provide insight on business operations, driving growth and shareholder value, and strengthening corporate culture.
Marketing	Effective marketing and communications are critical to building customer loyalty, deepening customer engagement, and expanding market share.
International	With operations in several countries, international experience helps us better understand opportunities and challenges across global markets.
Government	Experience in government and public policy is critical to our business, which operates in a highly regulated industry.
Finance	Our business involves complex financial transactions and reporting requirements.
Technology	Advanced technologies will be critical to delivering superior products and services to our customers.
Risk Management	The Board plays an important role in risk oversight.
Diversity	Diversity of skills, experience, race and ethnicity, and gender strengthens our competitive advantage and reflects the customers we serve.
Sustainability	Experience with environmental/climate change, talent and culture, and social responsibility initiatives enables us to address key shareholder concern regarding sustainability and corporate responsibility.

Qualifications and Expertise		Casiano	Cisneros	English	Farley	Ford, H.	Ford, W.	Helman	Huntsman	Kennard	May	Mooney	Radakovich	Thornton	Veihmeyer	Weinberg
Manufacturing					•		•				•		•
Current or Former CEO			•		•		•		•		•	•		•	•	•
Marketing		•	•	•	•	•							•
International		•	•		•		•		•	•	•			•	•	•
Government									•	•		•
Finance		•	•	•	•	•	•	•	•	•	•	•	•	•	•	•
Technology			•	•	•		•	•		•	•		•
Risk Management		•	•	•	•	•	•	•	•	•	•	•	•	•	•	•
Sustainability		•	•	•	•	•	•	•	•	•	•	•	•	•	•	•
Racial/Ethnic Diversity	Black/African-American									•
	Hispanic	•	•
	White			•	•	•	•	•	•		•	•	•	•	•	•
Gender Diversity	Female	•	•	•								•	•
	Male				•	•	•	•	•	•	•			•	•	•

2026 Proxy Statement	Proposal 1. Election of Directors	28

Director Nominees

Kimberly A. Casiano

Age: 68 Independent Director Since: 2003 Committees: Audit; Nominating and Governance; Sustainability, Innovation and Policy
Experience

Ms. Casiano has been the President of Kimberly Casiano & Associates since 2010. Her firm provides advisory services in marketing, recruiting, communications, and advocacy. Ms. Casiano also serves as a director of the Federal Home Loan Bank of Atlanta since 2024, where she serves as Vice Chair of the Audit Committee. From 1994 through 2009, Ms. Casiano served as President and Chief Operating Officer of Casiano Communications, Inc., a U.S. Hispanic media and direct marketing company. She joined Casiano Communications in 1987 and has held various management positions during her time with the company. Prior to that, Ms. Casiano was a consultant in the Caribbean and Latin America for the U.S. Agency for International Development (A.I.D.) of the U.S. Department of State, focusing on economic development, trade, and investment promotion programs. Ms. Casiano is a member of the Board of Advisors of Moffitt Cancer Center in Tampa, a member of the founding Board of Directors of the Latino Corporate Directors Association, and a former member of the global Alumni Board of Harvard Business School.

Reasons for Nomination

Ms. Casiano has extensive domestic and international experience in marketing, sales, media, advertising, customer relationship management (CRM), and direct marketing, particularly in U.S. Hispanic and Latin American markets. Ford benefits from Ms. Casiano’s global business and executive experience cultivated through years spent managing her own company. Ms. Casiano consistently provides Ford with valuable insight on how to reach and engage customers, enterprise risk management systems, and ESG strategy.

Former Public Company Directorships Within the Past Five Years

Mutual of America, a provider of retirement services and investments to employers, employees, and individuals

Adriana Cisneros

Age: 46 Independent Director Since: 2024 Committees: Nominating and Governance; Sustainability, Innovation and Policy
Experience

Since 2013, Ms. Cisneros has served as Chief Executive Officer (CEO) of Cisneros Group (“Cisneros”), a privately held company with over 96 years’ experience operating businesses globally with divisions focused on real estate, media and entertainment, digital advertising solutions, and social leadership. Previously, Ms. Cisneros served as Vice Chairman and Director of Strategy at Cisneros. Ms. Cisneros serves as a director of Mattel, Inc., AST SpaceMobile, Inc., and The Ford Motor Company. She is a trustee of the Knight Foundation and serves on the boards of numerous nonprofit organizations. Ms. Cisneros is a passionate supporter of arts and education and is actively involved in institutions such as the Museum of Modern Art in New York City and its Latin American Acquisitions Committee.

Reasons for Nomination

Ms. Cisneros’ success transforming a family company through innovation and digital strategy provides Ford with valuable experience as the Company continues to improve its leadership in these areas. Her extensive experience operating global businesses in digital advertising solutions, real estate, and social leadership provides valuable insight to the Company. Ms. Cisneros also has extensive public, private, and charitable board experience.

Other Current Public Company Directorships

AST SpaceMobile, Inc., a cellular broadband company, and Mattel, Inc., a global toy and family entertainment company

Proposal 1. Election of Directors	29

Alexandra Ford English

Age: 38 Director Since: 2021 Committees: Finance; Sustainability, Innovation and Policy
Experience

From July 2017 to June 2022, Ms. English was an employee of Ford Motor Company, most recently serving as a Director of Global Brand Merchandising, responsible for driving a growth strategy that leveraged Ford’s storied brand, iconic vehicles, and motor sports success to create an expanded collection of lifestyle merchandise. Prior to July 2017, Ms. English was a Director of Corporate Strategy, responsible for the Company’s enterprise strategy, capital allocation strategic process, and connectivity, tech stack, and software strategies. Before joining the strategy team, Ms. English was the Director of Markets and Operations for one of Ford’s internal divisions tasked with developing and bringing to market innovative mobility solutions. In that position, Ms. English was responsible for, among other things, the successful deployment and operation of new Ford business teams in Miami, Austin, and Washington, D.C. Previously, Ms. English was an integral part of one of Ford’s mobility solutions teams, responsible for working with cities to understand how mobility services could be successfully developed and deployed. Prior to joining Ford Motor Company, Ms. English ran merchandising divisions at Tory Burch in New York City and at Gap, Inc. in San Francisco. From May 2020 to May 2021, Ms. English served on the board of Rivian, an automotive company. She earned a bachelor’s degree from Stanford University and an MBA from Harvard Business School.

Reasons for Nomination

Ms. English’s merchandising and retailing experience enables her to provide valuable insights into successful brand management and building trusted relationships with our customers. Ms. English’s experience and leadership in corporate strategy and new vehicle technology provide an important perspective to the Board during the Company’s transformation. Additionally, Ford family members have a special interest in the continuing success of the Company and have always played an important role in the business. Ms. English’s participation on the Board ensures that tradition of family stewardship continues.

James D. Farley, Jr.

Age: 63 Director Since: 2020 Committees: N/A
Experience

Mr. Farley was elected President and Chief Executive Officer of Ford Motor Company effective October 1, 2020, and in March 2022 took on the additional role of President, Ford Model e. Mr. Farley previously served as Chief Operating Officer, overseeing all of Ford’s global markets and automotive operations including Product Development, Purchasing, Enterprise Product Line Management, Manufacturing & Labor Affairs, Marketing, Sales & Service, and Quality & New Model Launch. He also oversaw Mobility Partnerships and Ford Autonomous Vehicles LLC. From 2019 to 2020, Mr. Farley served as President of New Businesses, Technology and Strategy, leading Ford’s strategic transformation into a higher growth, higher margin business by leveraging smart, connected vehicles and breakthrough customer experiences. From 2017 to 2019, he served as Ford’s Executive Vice President and President of Global Markets, responsible for overseeing Ford’s business units around the world, the Lincoln Motor Company, Global Marketing & Sales, and the strategy and business model development for electrified vehicles. From 2015 to 2017, Mr. Farley served as Executive Vice President and President, Ford Europe, Middle East and Africa. Mr. Farley has also served as Executive Vice President of Global Marketing, Sales & Service, and Group Vice President, Global Marketing and Canada, Mexico and South America. Before joining Ford in November 2007, Mr. Farley held various leadership positions at Toyota over a 17-year career. Mr. Farley is also a member and serves on the executive committee of The Business Council.

Reasons for Nomination

As CEO, Mr. Farley is focused on transforming Ford to lead the digital and electric revolution in the automotive industry through the deployment of the ambitious, customer-focused Ford+ plan. The plan includes building a more resilient company that thrives at the intersection of great vehicles, iconic brands, innovative software, and high-value services. Ford benefits from Mr. Farley’s broad experience across the business and deep knowledge of the auto industry. His successes in other areas of the business exhibit his ability to lead the Company and refocus on key growth areas.

Other Current Public Company Directorships

Harley-Davidson, Inc., a global motorcycle manufacturer, and McDonald’s Corporation, the owner, operator, and franchisor of McDonald’s restaurants globally

2026 Proxy Statement	Proposal 1. Election of Directors	30

Henry Ford III

Age: 45 Director Since: 2021 Committees: Finance; Sustainability, Innovation and Policy
Experience

Mr. Ford serves as an advisor to several early-stage companies and helps develop business plans, growth strategies, and other related matters. From May 2020 to June 2021, Mr. Ford served as a Director of Investor Relations at Ford Motor Company, responsible for developing and executing a global investor relations strategy. Prior to his Investor Relations role, Mr. Ford served as Associate Director of Ford’s Corporate Strategy skill team where he focused on the development of strategic framework deliverables and vehicle portfolio strategies. Prior to that, Mr. Ford was the Global Marketing Manager for Ford Performance where he launched the marketing and sales strategy for the Ford GT. Since joining the Company in February 2006, Mr. Ford held positions of increasing responsibility in labor relations, purchasing, marketing and sales, and corporate strategy. Mr. Ford serves on the advisory boards of Henry Ford College, Bridging Communities, Operation Hope, MiSide, and Edgewater Funds. He serves on the Board of Trustees of The Henry Ford, Neighborhood Villages, and Ford Piquette Avenue Plant. Mr. Ford earned a bachelor’s degree from Dartmouth College and an MBA from Massachusetts Institute of Technology, Sloan School of Management.

Reasons for Nomination

Mr. Ford’s cross functional experience in labor relations, purchasing, marketing and sales, corporate strategy, and investor relations spanning his 15-year career with Ford provides him with a unique perspective and understanding of Company operations and customer viewpoints. The Board also benefits from Mr. Ford’s prior leadership experience on the Ford Investor Relations skill team as the Company continues its focus on value creation. Additionally, Ford family members have a special interest in the continuing success of the Company and have always played an important role in the business. Mr. Ford’s participation on the Board ensures that tradition of family stewardship continues.

William Clay Ford, Jr.

Age: 68 Director Since: 1988 Committees: Finance (Chair); Sustainability, Innovation and Policy
Experience

Mr. Ford has served as Chair of the Board of Directors since he was elected to that position in January 1999. He served as Chief Executive Officer of the Company from October 2001 until September 2006 when he was elected Executive Chair. Mr. Ford has held a number of management positions within Ford, including Vice President of the company’s Commercial Truck Vehicle Center. Mr. Ford is Chair of the Finance Committee, a position he has held since 2007 and that he also held from 1995 until October 2001. Mr. Ford is also Vice Chair of the Detroit Lions, Inc., former Chair of the Detroit Economic Club, and a member of the Board of Trustees of The Henry Ford. He also is a member of the Board of Business Leaders for Michigan.

Reasons for Nomination

Mr. Ford has served in a variety of key roles at Ford and understands the Company and its various stakeholders. His long-term perspective and lifelong commitment to the Company adds significant value to the Company’s stakeholder relationships. Mr. Ford has long been recognized for advancing connectivity, efficiency, and freedom of choice in the automobile industry. As an industry leader, and an early and influential advocate for sustainability at the Company, Mr. Ford adds significant value to Board deliberations.

Proposal 1. Election of Directors	31

William W. Helman IV

Age: 67 Independent Director Since: 2011 Committees: Finance; Nominating and Governance; Sustainability, Innovation and Policy (Chair)
Experience

Mr. Helman is a General Partner at Greylock Partners, a venture capital investment firm focused on early-stage investments in technology, enterprise software, and consumer internet. He joined Greylock in 1984 and served as Managing Partner from 1999 to 2013. Mr. Helman is on the Board of Trustees of Vornado Realty Trust. He is a Director of Broad Institute, a non-profit research organization that aims to discover the root causes of all common and rare diseases and a member of the Board of Trustees of Memorial Sloan Kettering Cancer Center. He is also a founder and Chairman of the Board of Equal Opportunity Ventures, which backs founders focused on products and services that address income inequality and social mobility.

Reasons for Nomination

Mr. Helman’s experience with technology investments and social media marketing provides a unique and valued perspective as these issues are becoming increasingly important as the auto industry adopts new technologies, develops innovative solutions to personal mobility challenges, and adapts to new social media techniques. Mr. Helman’s expertise in investing in new innovations offers the Board valuable insight as Ford continues to invest in connectivity and mobility technologies in order to deliver innovative products our customers want and value.

Other Current Public Company Directorships

Vornado Realty Trust, a real estate investment trust

Jon M. Huntsman, Jr.

Age: 66 Director Since: 2020 (also served 2012-2017) Independent Director Since: 2026 Committees: Sustainability, Innovation and Policy
Experience

Governor Huntsman has served as Vice Chairman and President, Strategic Growth at Mastercard Incorporated, a technology company in the global payments industry, since 2024. In his role at Mastercard, Governor Huntsman leads efforts focused on expanding commercial partnerships with governments and public sector institutions along with driving the company’s inclusive growth, philanthropy, and sustainability agenda. From May 2021 to December 2022, Governor Huntsman served as Ford’s Vice Chair, Policy advising the Company’s President and CEO and Executive Chair on strategic policy choices during a period of profound industry change. Governor Huntsman served as the U.S. Ambassador to Russia from 2017 through 2019. He served as the Chairman of the Atlantic Council of the United States from 2014 until 2017 and Chairman of the Huntsman Cancer Foundation from 2012 until 2017. He has previously served as U.S. Ambassador to China and as Deputy U.S. Trade Representative. Governor Huntsman was twice elected Governor of Utah and served from 2005 to 2009. He began his public service career as a White House staff assistant to President Ronald Reagan and has since served appointments as Deputy Assistant Secretary of Commerce for Asia and U.S. Ambassador to Singapore. From 2021 through 2025, Governor Huntsman served as a member of the U.S. Department of Defense Policy Board Advisory Committee and the U.S. Department of State’s Foreign Affairs Policy Board. Governor Huntsman also serves on the board of directors of the National Committee on U.S.-China Relations.

Reasons for Nomination

Governor Huntsman has extensive global policy experience and brings a well-informed and international perspective to the Board. He also provides a valuable perspective from his time overseeing environmental policy as the Governor of Utah. In addition, Governor Huntsman has extensive experience in government service with important insight on government relations at the state, federal, and international levels.

Other Current Public Company Directorships

Chevron Corporation, a holding company of subsidiaries that engage in integrated energy and chemicals operations

Former Public Company Directorships Within the Past Five Years

Mobileye Global, Inc., a company that develops and provides advanced driver assistance systems and autonomous driving technologies and solutions

2026 Proxy Statement	Proposal 1. Election of Directors	32

William E. Kennard

Age: 69 Independent Director Since: 2015 Committees: Finance; Nominating and Governance (Chair); Sustainability, Innovation and Policy
Experience

Mr. Kennard has served as a co-founding partner of Astra Capital Management, a private equity firm since 2016, and co-founder and Chair of Velocitas Partners, LLC, an asset management firm, since 2013. Mr. Kennard has been a member of the operating executive board of Staple Street Capital, a private equity firm, since 2013. Mr. Kennard served as chairman of the U.S. Federal Communications Commission (FCC) from 1997 to 2001 and served as the FCC’s general counsel from 1993 to 1997. As U.S. Ambassador to the European Union from 2009 to 2013, he worked to eliminate regulatory barriers to commerce and to promote transatlantic trade, investment, and job creation. In addition to his public service, Mr. Kennard was a managing director of The Carlyle Group from 2001 to 2009 where he led investments in the telecommunications and media sectors. He also serves as a trustee of Yale University.

Reasons for Nomination

Mr. Kennard has extensive experience in the public policy, law, telecommunications, and private equity fields. In particular, he has shaped policy and pioneered initiatives to help technology benefit consumers worldwide, and he is regarded as a champion for consumers in the digital age. His significant business expertise, unique perspective, risk management skills, and first-hand knowledge of the technological regulatory landscape help guide our growth strategy, particularly as we accelerate our innovative work and investments in the areas of software and digital services.

Other Current Public Company Directorships

AT&T Inc., a telecommunications service provider, and MetLife, Inc., a financial services company

Former Public Company Directorships Within the Past Five Years

Duke Energy Corporation, a gas and electric utility company

John C. May

Age: 57 Independent Director Since: 2021 Committees: Compensation, Talent and Culture; Finance; Nominating and Governance
Experience

John C. May has been Chair, Chief Executive Officer, and President of Deere & Company (“Deere”), a global leader in the production of agricultural, construction, and forestry equipment and solutions, since 2020. He served as Chief Executive Officer and President from November 2019 to May 2020, and President and Chief Operating Officer from April 2019 to November 2019. Mr. May is responsible for leading efforts to maximize financial and operational performance and ensure that Deere’s global customer base is provided with advanced products and services. Mr. May joined Deere in 1997 as Director, Business Planning and Development after five years as a management consultant at KPMG Peat Marwick. Mr. May served as Vice President, Agriculture & Turf Global Platform, Turf & Utility (2009-2012), President, Agricultural Solutions & Chief Information Officer (2012-2018), President, Worldwide Agriculture & Turf Division, Global Harvesting and Turf Platforms, Ag Solutions (Americas and Australia (2018-2019)). Earlier roles included Director, China Operations during a period of significant growth (2004-2007) and Director, Vehicles Marketing (2003-2004). Mr. May is a member of the Business Roundtable and the Council on Competitiveness.

Reasons for Nomination

Mr. May has invaluable leadership experience revolutionizing the agriculture and construction industries through the rapid introduction of connectivity and advanced technology. Mr. May’s breadth of management experience and expertise in the areas of global operations, information technology, and manufacturing provide valuable insight into these key areas.

Other Current Public Company Directorships

Deere & Company

Proposal 1. Election of Directors	33

Beth E. Mooney

Age: 71 Independent Director Since: 2019 Committees: Audit; Nominating and Governance
Experience

Ms. Mooney served as Chairman and Chief Executive Officer of KeyCorp, a bank holding company in Cleveland, Ohio, from May 2011 until May 2020. She previously served as KeyCorp’s President and Chief Operating Officer from 2010 to 2011. She was elected to KeyCorp’s board of directors in 2010, having joined KeyCorp in April 2006 as Vice Chair of Key Community Bank. Ms. Mooney was Chief Financial Officer from 2004 to April 2006 and Senior Executive Vice President from 2000 to 2004 at Alabama-based AmSouth Bancorporation (now Regions Financial Corp). She held senior positions at Bank One Corp., Citicorp Real Estate, Inc., Hall Financial Group, and Republic Bank of Texas/First Republic. Ms. Mooney is a member of the Board of Trustees of the Brookings Institute and a member of the Business Council. In addition, Ms. Mooney is the Chair of the Board of Directors of The Cleveland Clinic and a Trustee of the Board of the Musical Arts Association (The Cleveland Orchestra). She is Past Chair of the Greater Cleveland Partnership, one of the largest Chambers of Commerce in the nation.

Reasons for Nomination

Ms. Mooney has a wealth of experience and deep understanding of the financial industry. Her extensive banking and business experience bring a unique perspective that will enhance the Board during this transformational time in the Company and the industry. Additionally, Ms. Mooney’s extensive experience in risk management and executive matters provides Ford with valuable insight into these key areas.

Other Current Public Company Directorships

AT&T Inc., a telecommunications service provider

Former Public Company Directorships Within the Past Five Years

Accenture plc, a global professional services company, and KeyCorp, a bank holding corporation

Lynn Radakovich

Age: 58 Independent Director Since: 2017 Committees: Compensation, Talent and Culture (Chair); Nominating and Governance; Sustainability, Innovation and Policy
Experience

Ms. Radakovich has served as a director of Booking Holdings since 2016, and a director of Dell Technologies, Inc since 2019, and a director of Figma, Inc. since 2019. Ms. Radakovich served as Executive Vice President and Chief Marketing Officer of salesforce.com, Inc. (“Salesforce”) from 2013 until 2017. In this role, she led Salesforce’s branding and positioning, public relations, digital marketing, content marketing, marketing campaigns, and strategic events. Before joining Salesforce, Ms. Radakovich held marketing leadership roles at Microsoft and BEA Systems, and served as a partner with venture capital firm Andreessen Horowitz. She was the founder of Take3, a marketing strategy firm, and has served as an advisor to start-up and growth-stage technology companies.

Reasons for Nomination

Ms. Radakovich has a wealth of expertise in marketing technology and innovation, market analysis, and the software industry. Ms. Radakovich provides valuable guidance on the use of digital strategies and how the Company should market and position itself in its three customer-centered business segments. Ms. Radakovich’s experience advising start-up and growth-stage technology businesses lends itself to the Company as it continues culture-shaping initiatives to attract talent and deliver a broader suite of mobility products and services.

Other Current Public Company Directorships

Booking Holdings Inc., an online travel reservation company, Dell Technologies Inc., a provider of integrated technology solutions, products, and services, and Figma Inc., a software solutions company

2026 Proxy Statement	Proposal 1. Election of Directors	34

John L. Thornton

Age: 72 Lead Independent Director Since: 2022 Independent Director Since: 1996 Committees: Compensation, Talent and Culture; Finance; Nominating and Governance
Experience

Mr. Thornton has served as Chairman of Barrick Mining Corporation since February 2024, following his role as Executive Chairman from April 2014 to February 2024. He also serves as Chairman of RedBird Capital Partners, a private investment firm. Mr. Thornton serves as lead director on the Boards of Lenovo Group Limited and Avathon, a leading industrial artificial intelligence company. He is a Professor of Tsinghua University School of Economics and Management in Beijing and serves as the Director of its Global Leadership Program. He is also an Advisory Board member of Tsinghua’s School of Economics and Management and its School of Public Policy and Management. Mr. Thornton is Co-Chair of the Asia Society and Chairman Emeritus of the Brookings Institution in Washington, D.C. Mr. Thornton retired as President and Director of The Goldman Sachs Group, Inc. in 2003. His previous roles include Chairman of Goldman Sachs Asia and Co-Chief Executive of Goldman Sachs International, overseeing the firm’s business in Europe, the Middle East, and Africa. Mr. Thornton is also on the advisory boards or board of trustees of the China Investment Corporation (CIC), China Securities Regulatory Commission, King Abdullah University of Science and Technology, McKinsey Advisory Council, Schwarzman Scholars, and the African Leadership Academy.

Reasons for Nomination

Mr. Thornton has extensive international business and financial experience. Mr. Thornton brings valuable insight into emerging markets gained through his oversight of the presence of Goldman Sachs International on multiple continents. Mr. Thornton’s extensive experience in finance and business matters, both domestically and internationally, is critical to achieving our fitness goals of financing our long-term strategic plan, improving our balance sheet, and creating profitable growth. Mr. Thornton’s unique knowledge brings to the Board valuable insight in international business, especially in China, which has become one of the world’s most important automotive growth markets.

Other Current Public Company Directorships

Barrick Mining Corporation, a mining company, Lenovo Group Limited, a global technology company, and Paramount Skydance Corporation, a global mass media and entertainment company

Former Public Company Directorships Within the Past Five Years

AltC Acquisition Corp., a special purpose acquisition company (currently known as Oklo Inc.)

Proposal 1. Election of Directors	35

John B. Veihmeyer

Age: 70 Independent Director Since: 2017 Committees: Audit (Chair); Nominating and Governance
Experience

Mr. Veihmeyer served as Chairman of KPMG International, a global accounting firm, from 2014 until his retirement after 40 years with KPMG in September 2017. Before becoming global chairman, Mr. Veihmeyer held numerous leadership roles at KPMG, including U.S. Chairman and Chief Executive Officer from 2010 to 2015, U.S. Deputy Chairman, managing partner of KPMG’s Washington, D.C. operations, and global head of Risk Management and Regulatory. Mr. Veihmeyer currently serves as Chair of the Board of Trustees of the University of Notre Dame. Mr. Veihmeyer previously served as a Trustee of the Financial Accounting Foundation, which oversees the Financial Accounting Standards Board, Board Chair of the Ladies Professional Golf Association, and Board Chair of Catholic Charities of Washington, D.C.

Reasons for Nomination

Mr. Veihmeyer has extensive experience in the accounting profession, both in the United States and internationally, as well as executive leadership experience as Chairman and Chief Executive Officer of KPMG. His experience leading KPMG has provided Mr. Veihmeyer with significant exposure to business operations in every region of the world. Mr. Veihmeyer also previously served on the board of Catalyst, Inc. and has been recognized for his leadership in building and sustaining an inclusive culture. Mr. Veihmeyer has invaluable financial expertise, executive leadership experience, risk management skills, international exposure, and understanding of complex regulatory environments.

Former Public Company Directorships Within the Past Five Years

Zanite Acquisition Corp., a special purpose acquisition company

John S. Weinberg

Age: 69 Independent Director Since: 2016 Committees: Compensation, Talent and Culture; Finance; Nominating and Governance; Sustainability, Innovation and Policy
Experience

Since February 2022, Mr. Weinberg has served as the Chief Executive Officer and Chairman of the Board of Evercore Inc. (Evercore), a global independent investment banking advisory firm. Prior to February 2022, Mr. Weinberg had been serving as Evercore’s Co-Chief Executive Officer and Co-Chairman of the Board of Directors from July 2020 to January 2022. He served as Chairman of the Board of Directors and Executive Chairman of Evercore from November 2016 until July 2020. Prior to joining Evercore, Mr. Weinberg served as Vice Chairman of the Goldman Sachs Group from June 2006 until October 2015. His career at Goldman Sachs spanned more than three decades, with the majority of his time spent in the investment banking division. Mr. Weinberg currently serves as a board member of New York-Presbyterian Hospital and the Cystic Fibrosis Foundation.

Reasons for Nomination

Mr. Weinberg has extensive experience in finance, banking, and capital markets, as well as a deep understanding of Ford, its history, and the needs of its business. During his time with Goldman Sachs, Mr. Weinberg served as a trusted advisor to Ford and other individual clients. Mr. Weinberg’s financial and risk management expertise will aid the Company in addressing its cost structure, allocating capital, and financing its business plan.

Other Current Public Company Directorships

Evercore Inc.

2026 Proxy Statement	Director Compensation in 2025	36

Director Compensation in 2025

(a)	(b)	(c)	Perquisites/ Evaluation Vehicles[3] ($)	Tax Reimbursement ($)	Life Insurance Premiums[4] ($)	(d)	(e)
Name	Fees Earned or Paid in Cash[1] ($)	Stock Awards[2] ($)				All Other Compensation[5] ($)	Total[5] ($)
Kimberly A. Casiano	100,000	215,000	19,762	15,816	264	35,842	350,842
Adriana Cisneros	—	314,997	16,153	11,035	—	27,188	342,185
Alexandra Ford English	—	314,997	44,692	17,793	264	62,749	377,746
Henry Ford III	100,000	215,000	46,173	18,000	264	64,438	379,438
William W. Helman IV	120,000	215,000	4,368	3,424	—	7,792	342,792
Jon M. Huntsman, Jr.	100,000	215,000	48,599	19,321	264	68,184	383,184
William E. Kennard	120,000	215,000	47,711	18,647	264	66,622	401,622
John C. May II	—	314,997	14,868	12,777	264	27,909	342,906
Beth E. Mooney	100,000	215,000	19,883	8,685	66	28,634	343,634
Lynn Radakovich	125,000	215,000	48,714	23,786	264	72,763	412,763
John L. Thornton	150,000	215,000	18,500	13,034	264	31,798	396,798
John B. Veihmeyer	—	345,000	40,120	21,261	264	61,645	406,645
John S. Weinberg	—	314,997	19,153	17,355	66	36,574	351,571

1.	Fees. The Board of Directors makes decisions relating to non-employee director compensation. Any proposed changes are reviewed in advance and recommended to the Board by the Nominating and Governance Committee.

Effective as of January 1, 2017, the Board of Directors agreed that the following compensation will be paid to non-employee directors of the Company:

Annual Board membership fee	$315,000
Annual Lead Independent Director fee	$ 50,000
Annual Audit Committee chair fee	$ 30,000
Annual Compensation, Talent and Culture Committee chair fee	$ 25,000
Annual other Committee chair fees	$ 20,000

Directors who are also Company employees are not separately compensated for their service on the Board. The compensation paid to James D. Farley, Jr. and William Clay Ford, Jr. in their respective positions of President and CEO and Executive Chair is set forth in the Compensation Discussion & Analysis, beginning on page 41.

As discussed in footnote 2 below, a portion of the annual Board membership fee (currently 68%) is paid in RSUs, and directors may elect to receive all or a portion of their remaining fees (including any Committee chair or Lead Independent Director fees) in RSUs pursuant to the 2024 Plan. Pursuant to SEC rules, the dollar value of any fees any director elected to receive in RSUs in excess of the 68% of fees that are paid in RSUs pursuant to the 2024 Plan is shown in the “Fees Earned or Paid in Cash” column.

2.	2024 Plan. Effective January 1, 2024, the Board adopted the 2024 Plan, which was approved by shareholders at the 2024 Annual Meeting. The 2024 Plan is structured so that a portion (currently set at 68%) of the annual Board membership fee is paid in RSUs. The amounts shown in column (c) are the grant date values of the RSUs relating to this portion of fees paid under the 2024 Plan. Each Director also has the option of having some or all of his or her remaining fees paid in RSUs pursuant to the 2024 Plan. The RSUs vest immediately upon grant. Each Director had the option to choose when the vested RSUs settle into shares of Ford common stock as follows: (i) immediately on the grant date; (ii) the earlier of five years from the date of grant and separation from the Board; or (iii) upon separation from the Board. The Board adopted the 2024 Plan because the RSUs settle in shares of common stock, thus aligning the interests of directors and shareholders. Directors are not permitted to sell, hedge, or pledge the mandatory portion of the Annual Board fees until after separation from the Board, even if the RSUs settle into shares of common stock prior to separation from the Board. In light of the requirement that approximately 68% of annual director fees are paid in RSUs, and that directors may not dispose of such RSUs or shares of stock until after separation from the Board, there is no minimum share ownership requirement for members of the Board. If dividends are paid on common stock, Dividend Equivalents are paid in additional RSUs on RSU balances for those directors whose RSUs have not settled into shares of common stock. For any directors whose RSUs have settled into shares of common stock, they are required to reinvest dividends on such shares into additional shares of common stock until separation from the Board.

3.	Perquisites and Evaluation Vehicle Program. All amounts shown in this column reflect: (i) the cost of evaluation vehicles provided to non-executive Directors; (ii) the cost of gifts made to or on behalf of the directors, and (iii) the cost of healthcare insurance for the seven directors that have elected Company-provided healthcare insurance that is identical to healthcare insurance provided to employees, except that directors do not pay any portion of the premium. We calculate the aggregate incremental costs of providing the evaluation vehicles by estimating the lease fee of a comparable vehicle under our Management Lease Program. The lease fee under that program takes into account the cost of using the vehicle, maintenance, license, title and registration fees, and insurance. We provide non-executive directors with the use of up to two Company vehicles free of charge. Directors are expected to provide evaluations of the vehicles to the Company.
4.	Life Insurance. The amounts shown in this column reflect life insurance premiums paid by the Company for each non-employee director. Ford offers non-employee directors $200,000 of life insurance which ends when a director retires. A director can choose to reduce life insurance coverage to $50,000 and lower income imputation. Effective January 1, 2014, the non-employee director life insurance program was changed to allow former employees who become directors to participate in the program and keep the life insurance coverage provided to retired employees.
5.	Amounts in table may not sum due to rounding.

YOUR BOARD’S RECOMMENDATION:	FOR the election of each of the Director Nominees

Proposal 2. Ratification of Independent Registered Public Accounting Firm	37

The Audit Committee of the Board of Directors selects and hires the independent registered public accounting firm. You must ratify the Audit Committee’s selection for 2026.

The Audit Committee selected PricewaterhouseCoopers LLP (“PricewaterhouseCoopers”) to perform an independent audit of the Company’s consolidated financial statements and internal control over financial reporting in accordance with standards established by the Public Company Accounting Oversight Board for 2026. PricewaterhouseCoopers is well qualified and has served as our independent registered public accounting firm since 1946. Representatives of PricewaterhouseCoopers will be present at the meeting with the opportunity to make a statement and answer appropriate questions.

Amounts paid by the Company to PricewaterhouseCoopers for audit and non-audit services rendered in 2025 and 2024 are disclosed in the table below.

Ford management will present the following resolution to the meeting:

“RESOLVED, That the selection, by the Audit Committee of the Board of Directors, of PricewaterhouseCoopers LLP as the independent registered public accounting firm to perform an independent audit of the Company’s consolidated financial statements and internal control over financial reporting in accordance with standards established by the Public Company Accounting Oversight Board for 2026 is ratified.”

YOUR BOARD’S RECOMMENDATION:	FOR Proposal 2

FEES PAID TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Annually, the Audit Committee pre-approves categories of services to be performed (rather than individual engagements) by PricewaterhouseCoopers. As part of this approval, an amount is established for each category of services (Audit, Audit-Related, Tax Services, and other services). In the event the pre-approved amounts prove to be insufficient, a request for incremental funding will be submitted to the Audit Committee for approval during the next regularly scheduled meeting. In addition, all new engagements greater than $250,000 will be presented in advance to the Audit Committee for approval. A regular report is prepared for each regular Audit Committee meeting outlining actual fees and expenses paid or committed against approved fees. The Audit Committee approved of all of the fees listed in the table below.

Fees Paid to PricewaterhouseCoopers	Year ended December 31, 2024 ($) (000)	Year ended December 31, 2025 ($) (000)
Audit Fees[1]	41,300	44,900
Audit-Related Fees[2]	5,700	7,600
Tax Fees[3]	2,400	2,400
All Other Fees[4]	—	200
Total Fees	49,400	55,100

1.	Consists of the audit of the financial statements included in the Company’s Annual Report on Form 10-K, reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q, attestation of the effectiveness of the Company’s internal controls over financial reporting, preparation of certain statutory audit reports, and providing comfort letters in connection with Ford Motor Company and Ford Motor Credit Company funding transactions.
2.	Consists of support of funding transactions, due diligence for mergers, acquisitions, and divestitures, employee benefit plan audits, attestation services, internal control reviews, and assistance with interpretation of accounting standards.
3.	Consists of assistance with tax compliance and the preparation of tax returns, tax consultation, planning, and advisory services, assistance in connection with tax audits, and tax advice related to mergers, acquisitions, and divestitures.
4.	Consists of an assessment of the Company’s cybersecurity program's, policies, procedures, practices, and overall strategy as related to the National Institute of Standards and Technology (NIST) Cybersecurity Framework.

2026 Proxy Statement	Proposal 2. Ratification of Independent Registered Public Accounting Firm	38

Audit Committee Report

The Audit Committee is currently composed of three directors, all of whom meet the independence standards contained in the NYSE Listed Company rules, SEC rules, and Ford’s Corporate Governance Principles, and operates under a written charter adopted by the Board of Directors. A copy of the Audit Committee Charter may be found on the Company’s website, www.corporate.ford.com. The Audit Committee selects, subject to shareholder ratification, the Company’s independent registered public accounting firm.

Ford management is responsible for the Company’s internal controls and the financial reporting process. The independent registered public accounting firm, PricewaterhouseCoopers, is responsible for performing independent audits of the Company’s consolidated financial statements and internal controls over financial reporting and issuing an opinion on the conformity of those audited financial statements with United States generally accepted accounting principles and on the effectiveness of the Company’s internal controls over financial reporting. The Audit Committee monitors the Company’s financial reporting process and reports to the Board of Directors on its findings. PricewaterhouseCoopers has served as the Company’s independent registered public accounting firm since 1946.

AUDITOR INDEPENDENCE

During the last year, the Audit Committee met and held discussions with management and PricewaterhouseCoopers. The Audit Committee reviewed and discussed with Ford management and PricewaterhouseCoopers the audited financial statements and the assessment of the effectiveness of internal controls over financial reporting contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025. The Audit Committee also discussed with PricewaterhouseCoopers the matters required to be discussed by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee, as well as by SEC regulations. In conjunction with the mandated rotation of PricewaterhouseCoopers’s lead engagement partner, the Audit Committee and its chairperson are also directly involved in the selection of PricewaterhouseCoopers’s new lead engagement partner.

PricewaterhouseCoopers submitted to the Audit Committee the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence. The Audit Committee discussed with PricewaterhouseCoopers such firm’s independence. In order to assure continuing auditor independence, the Audit Committee periodically considers whether there should be a regular rotation of the independent registered public accounting firm.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC.

The Audit Committee also considered whether the provision of other non-audit services by PricewaterhouseCoopers to the Company is compatible with maintaining the independence of PricewaterhouseCoopers and concluded that the independence of PricewaterhouseCoopers is not compromised by the provision of such services.

Audit Committee

John B. Veihmeyer (Chair)
Beth E. Mooney

Kimberly A. Casiano

The Audit Committee is responsible for selecting, subject to shareholder ratification, an independent registered public accounting firm to perform the Company’s audits.

Proposal 3. Approval of the Compensation of the Named Executives	39

The Board of Directors recommends that you vote FOR the compensation of our Named Executives as described in the Compensation Discussion and Analysis (“CD&A”) section of this Proxy Statement.

Our compensation programs focus our executives on, and reward them for delivering, long-term value for Ford, our customers, and stakeholders. The CD&A, beginning on page 41, details our executive compensation philosophy, policies, and practices.

We engage with shareholders throughout the year, including discussing our compensation program and practices, and we also obtain feedback through this annual Say-on-Pay vote. Although this advisory vote is non-binding, the results of this vote and the views expressed by our shareholders in these discussions will inform the Compensation, Talent and Culture Committee’s future decisions about executive compensation. At the 2023 Annual Meeting, shareholders approved our proposal to provide you with this advisory voting opportunity on an annual basis.

Ford management will present the following resolution to the meeting:

“RESOLVED, That the Company’s shareholders approve, on an advisory basis, the compensation of the Named Executives, as disclosed in the Company’s Proxy Statement for the 2026 Annual Meeting of Shareholders.”

YOUR BOARD’S RECOMMENDATION:	FOR Proposal 3

2026 Proxy Statement	Proposal 3. Approval of the Compensation of the Named Executives	40

CD&A Glossary

Capitalized terms, not otherwise defined in this CD&A, have the meaning ascribed below:

2025 PSU TSR Peer Group	The peer group identified on page 48 against whom Ford’s rTSR over a three-year performance period will be measured to determine the results and payout of Ford’s 2025 PSU grants to Named Executives.
Board	Ford’s Board of Directors
Bonus Plan	Annual Performance Bonus Plan
CD&A	Compensation Discussion & Analysis
CEO	Chief Executive Officer
Committee	The Compensation, Talent and Culture Committee of the Board
Company	Ford Motor Company, also referred to herein as “Ford,” “we,” or “us”
Compensation Survey Peer Group

The peer group(s) the Committee uses as one of several factors in evaluating the competitiveness of overall compensation opportunities and specific elements of compensation for Ford’s executive officers. See “External Market Analysis” beginning on page 55 for more information on Compensation Survey Peer Groups.

EBIT	Earnings before interest and taxes. Adjusted EBIT is a non-GAAP financial measure. See Appendix III to this Proxy Statement for more information on Adjusted EBIT and its reconciliation to its most comparable GAAP measure (Net Income/(Loss) Attributable to Ford).
Ford	Ford Motor Company, also referred to herein as the “Company,” “we,” or “us”
LTIP	The Ford Motor Company 2023 Long-Term Incentive Plan
Named Executives	The executive officers of Ford identified on page 42
PSU	Performance Stock Unit
RSU	Restricted Stock Unit
rTSR	Relative Total Shareholder Return
SEC	United States Securities and Exchange Commission

COMPENSATION DISCUSSION AND ANALYSIS (“CD&A“)	41

COMPENSATION DISCUSSION AND ANALYSIS (“CD&A”)

This CD&A provides a detailed description of our executive compensation philosophy and strategy, explains how Ford’s Compensation, Talent and Culture Committee (the “Committee”) oversees and implements the Company’s executive compensation program, and reviews the Committee’s decisions regarding 2025 compensation for Named Executives.

CD&A Table of Contents

2026 Proxy Statement	COMPENSATION DISCUSSION AND ANALYSIS (“CD&A“)	42

Executive Compensation Overview

Our Named Executives

The titles below reflect the position of each Named Executive as of December 31, 2025. Biographical information concerning our Named Executives and their ages can be found under the heading “Information about Our Executive Officers” in our Annual Report on Form 10-K for the year ended December 31, 2025.

2025 NAMED EXECUTIVES

James D. Farley, Jr.	William Clay Ford, Jr.	Sherry House	John T. Lawler*	Alicia Boler Davis	J. “Doug” Field
President and Chief Executive Officer	Executive Chair	Chief Financial Officer	Vice Chair	President, Ford Pro	Chief EV, Digital, and Design Officer

* Mr. Lawler also served as Chief Financial Officer until February 2025.

FULL-YEAR 2025 BUSINESS HIGHLIGHTS

The most comparable GAAP financial measures for the metrics in the table below: Net Income/(Loss) attributable to Ford: $(8.2)B, down $14.1B; Net Income/(Loss) Margin: (4.4)%, down 7.6 ppts; Cash Flows from Operating Activities: $21.3B, up $5.9B. See Appendix ll to this Proxy Statement for reconciliations of Non-GAAP financial measures. All comparisons are year-over-year.

Executive Compensation	43

TOTAL REWARDS PHILOSOPHY AND GUIDING PRINCIPLES

Our Total Rewards Philosophy and Guiding Principles are designed to enable Ford to attract and retain key, transformative talent so that the Company can achieve the Ford+ plan. The Committee regularly reviews the Philosophy and Principles and adopts changes as necessary to ensure our programs align with our strategic direction and talent strategy. The Committee’s Total Rewards Philosophy is that the attraction, retention, and development of amazing talent who are excited about our purpose and obsessed with excellent products and services is fundamental to delivering the Ford+ plan.

Total rewards programs are an important part of the Company’s overall value proposition, which also includes challenging and rewarding work, empowerment, career development opportunities, and being part of a leading company with a diverse workforce who care for each other.

The Guiding Principles below reflect our commitment to hiring great talent and inspiring excellence across the organization:

Results-focused programs in alignment with shareholder interests that reward short and long-term success at the enterprise, division, team, and individual levels.	Attractive and competitive in the market for talent with the desired skills and capabilities, prioritizing individual expertise and contribution over hierarchy.	Inclusive and equitable, irrespective of gender, race, or similar personal characteristics.	Affordable to the business, making intentional choices about Total Rewards investments that distinguish Ford as an employer.	Responsive to changing industry, company, and employee priorities through program design.	Simple and transparent programs and experiences that meet a diverse set of employee needs.

ELEMENTS OF EXECUTIVE COMPENSATION

Underlying our compensation programs is an emphasis on sound governance practices. These practices include:

COMPONENT		LINK TO SHAREHOLDER VALUE
FIXED	Salary	Provides base pay aligned with roles, responsibilities, and individual performance to attract and retain top talent
SHORT-TERM INCENTIVE	Annual Performance Bonus Plan	Serves as a primary tool to differentiate compensation based on Company and individual annual performance; Incentivizes expedient delivery of Ford+ Plan
LONG-TERM INCENTIVE	Performance Stock Units (“PSUs”)	Provides a meaningful stake in Ford’s long-term success, focuses executives on achieving corporate goals, promotes long-term employee retention, and aligns executive and shareholder interests
	Restricted Stock Units (“RSUs”)	Aligns management and shareholder interests and promotes long-term employee retention
ADDITIONAL COMPENSATION	Retirement and Benefits	Encourages retention and provides financial security

2026 Proxy Statement	EXECUTIVE COMPENSATION	44

EXECUTIVE COMPENSATION BEST PRACTICES

WHAT WE DO	WE DO NOT

• Perform annual say-on-pay advisory vote for shareholders

• Deliver majority of executive compensation in performance-based, at-risk compensation

• Use appropriate peer group when establishing compensation and challenging performance objectives

• Balance annual and long-term performance objectives through short-and long-term incentive programs

• Use both absolute and relative performance metrics

• Cap individual payouts in incentive plans and settle all long-term incentive awards in shares

• Include clawback provisions in our incentive grants (see Clawback Policies on page 58)

• Maintain robust stock ownership guidelines for Named Executives

• Condition grants of long-term incentive awards on non-compete and non-disclosure restrictions

• Mitigate undue risk-taking in compensation programs

• Retain a fully independent external compensation consultant whose independence is reviewed annually by the Committee (see Compensation, Talent and Culture Committee Operations on pages 15-16)

• Include a double-trigger change in control provision for equity grants

• Provide evergreen employment contracts

• Guarantee increases to base salaries

• Provide incentives that encourage unnecessary risk-taking

• Reprice options, which have not been granted since 2020

• Pay out dividend equivalents on equity awards during vesting periods or performance periods

• Provide tax gross-ups on change in control payments

• Provide excessive perquisites

• Permit officers to hedge their exposure to Ford common stock or allow unlimited pledging of Ford common stock by officers (see Risk Assessment Regarding Compensation Policies and Practices on pages 14-15)

Executive Compensation	45

2025 Named Executive Compensation

NAMED EXECUTIVE TARGET TOTAL DIRECT COMPENSATION

Consistent with our Total Rewards Philosophy and Guiding Principles, Named Executive compensation is heavily weighted towards performance.

The Committee structures executives’ compensation to be competitive with similar roles in the market while being aligned with Ford’s long-term business objectives. The Committee attempts to balance these goals by analyzing the market for executive talent, our business results and forecasts, and our key strategic goals.

The following chart shows how the majority of our Named Executive’s target total direct compensation is performance-based or “at-risk” based on our performance and our stock price.

2026 Proxy Statement	EXECUTIVE COMPENSATION	46

ANNUAL PERFORMANCE BONUS PLAN

The Company’s Annual Performance Bonus Plan is an annual cash bonus program that incentivizes executives (and other salaried employees) to work together to advance the Company’s strategic objectives and deliver on the Ford+ plan. The 2025 Annual Performance Bonus Plan metrics emphasized the Company’s commitment to driving growth, improving quality, global electrified vehicle volume, connectivity, and creating long-term growth and stakeholder value. For 2025, the Company’s financial metric was EBIT Margin, and the quality metric consisted of Repairs/1,000 at zero and three months in service, which are well understood industry standard metrics that have a high correlation to time-in-service quality and to warranty cost per unit, both of which are critical to our competitiveness and business performance. The metrics also include global electrified vehicle volume (excluding China), which demonstrates the Company’s commitment to the spectrum of electrification in vehicles. Finally, the metrics measure the revenue from integrated services for each vehicle sold, reflecting the growing importance of connectivity as a source of growth.

Base Salary	Target Opportunity	Business Performance Factor	Individual Performance Factor	Annual Performance Bonus Payout

Individual targets for the Annual Performance Bonus Plan are established by the Committee annually after considering, among other things, individual job duties and levels of responsibility, internal pay equity, and the results of competitive benchmarking. The targets for the 2025 performance period for the Named Executives are as follows:

Name	Target as % of Salary at December 31, 2025
James D. Farley, Jr.	200%
William Clay Ford, Jr.*	59%
Sherry House	125%
John Lawler	150%
Alicia Boler Davis	125%
J. Doug Field	125%

*	As in past years, Mr. Ford’s Annual Performance Bonus target remained at $1 million in order to focus his total rewards package on long-term performance rather than short-term performance.

Executive Compensation	47

2025 ANNUAL PERFORMANCE BONUS PLAN RESULTS

Annual Performance Bonus Plan awards are based on a pre-established scale with quantitative, formulaic metrics with various levels of achievement for each metric. The Committee believes that a scale which allows a maximum award of 200% of target incentivizes executives to exceed business objectives and is in line with competitive opportunities under bonus plans within our peer group. Conversely, if minimum performance levels are not met for all metrics, the payout is zero.

BONUS PLAN PERFORMANCE METRICS & WEIGHT		TARGET		RESULT
Company Adjusted EBIT Margin (%)	40%	4.6%	3.6%	64%
Quality 0 MIS R/1000	15%	3.54	3.26	200%
Quality 3 MIS R/1000	15%	60	54	200%
Global Electrified Vehicle Volume, Excluding China (000)	20%	630	644.5	121%
Integrated Services Revenue per Vehicle Sold	10%	$185	$200	200%
COMPANY RESULT				130%

As indicated above, our overall achievement against the targets set for our 2025 Annual Performance Bonus Plan yielded a business performance factor of 130%. This result was largely driven by exceptional 0 MIS R/1000 and 3 MIS R/1000 quality results, strong results for global electrified vehicle volume and integrated services, partially offset by company adjusted EBIT margin.

The final cash award paid to each Named Executive reflects adjustments based on individual performance toward key performance indicators and objectives. The Committee determined that it was appropriate to assign each Named Executive the individual performance factor set forth in their Executive Snapshot. The Committee believes the final 2025 payouts for the Named Executives are consistent with the performance-based nature of the Annual Performance Bonus Plan, holding executives accountable for and emphasizing the importance of both their individual performance and the performance of the Company.

LONG-TERM INCENTIVE PLAN

The Company’s equity-based long-term incentive program aligns executives’ interests with shareholder interests and promotes the long-term interests of the Company with a focus on total shareholder return. The structure of the LTIP directly advances the Ford+ plan by incentivizing employees, including the Named Executives, to make decisions that promote long-term growth and return for the Company.

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Elements of Annual Long-Term Incentive Awards

Structure of PSU Grants

PSU awards provide a significant compensation opportunity tied to Ford’s long-term performance. For PSUs granted in 2025, the number of shares awarded as final awards in 2028 will depend entirely on Ford’s rTSR over a three-year performance period among a peer group consisting of other automotive manufacturers, including electric vehicle manufacturers (the “2025 PSU TSR Peer Group”). Final awards range from 0% to 200% of the target opportunity. The Committee selected rTSR as the sole performance metric for the 2025 PSU Grants because it provides a simple and transparent objective metric of Ford’s long-term performance.

The Committee chose to use the 2025 PSU TSR Peer Group, which consists of companies closely aligned with our business (global automotive manufacturing) rather than the Compensation Survey Peer Group (discussed on pages 55-56) because our TSR performance is more closely correlated with these companies, while our Compensation Survey Peer Group reflects the more expansive set of competitors with which we compete for talent. The 2025 PSU TSR Peer Group is unchanged from 2024 and consists of the following companies:

2025 PSU TSR Peer Group
BMW	Hyundai	Renault	Suzuki
BYD and NIO*	Kia	Rivian	Tesla
General Motors	Mercedes-Benz Group	Stellantis	Toyota
Honda	Nissan	Subaru	Volkswagen

* Aggregated as one for purposes of TSR measurement

Executive Compensation	49

Value of 2025 Annual Long-Term Incentive Awards

Annually, the Committee determines a target dollar value of equity awards to be granted under the LTIP for each executive after considering, among other things, individual job duties, levels of responsibility, future contributions, the retentiveness of equity allocations, and the results of competitive benchmarking. The Committee determines the number of shares subject to grant by converting the Committee-determined target dollar value of equity awards into a number of PSUs (60%) and RSUs (40%) based on the fair market value (closing price) of Ford common stock on the date of grant.

2025 LTIP Target Opportunity
Name	PSUs	RSUs	Total
James D. Farley, Jr.	$9,744,000	$6,496,000	$16,240,000
William Clay Ford, Jr.	$7,596,000	$5,064,000	$12,660,000
Sherry House	$3,000,000	$2,000,000	$5,000,000
John T. Lawler	$3,900,000	$2,600,000	$6,500,000
Alicia Boler Davis*	N/A	N/A	N/A
J. Doug Field	$4,800,000	$3,200,000	$8,000,000

* Ms. Boler Davis joined the Company in September 2025. See page 50 for a discussion of her offer letter.

2023 PSU RESULTS AND PAYOUTS

The performance period of the PSUs granted to our Named Executives in 2023 ended on December 31, 2025 (the “2023 PSU Grants”). The sole metric for the 2023 PSU Grants was r-TSR. The 2023 PSU TSR Peer Group was identified using the same factors as the 2025 PSU TSR Peer Group as set forth on page 48 and consisted of the companies presented in the table to the right.

Results are based on a single rTSR metric with a 3-year performance period, measured against a payout scale with various levels of achievement and allows a maximum award of 200%. If a minimum performance level is not met for the rTSR metric, the payout for the entire grant will be zero.

The following chart shows our performance against the 2023 PSU metric. It indicates overall achievement of 63% of the target level for the 2023-2025 performance period. The Committee certified the 2023 PSU final awards to the Named Executives at 63% of the target level.

2023 PSU TSR Peer Group
BMW	Renault
BYD and NIO*	Rivian
General Motors	Stellantis
Honda	Subaru
Hyundai	Suzuki
Kia	Tesla
Mercedes-Benz Group	Toyota
Nissan	Volkswagen

*	Aggregated as one for purposes of TSR measurement

NAME	2023 PSU TARGET (# UNITS)	2023 PSU PAYOUT % OF TARGET	2023 PSUS EARNED (# UNITS)
James D. Farley, Jr.	744,954	63%	469,321
William Clay Ford, Jr.	580,733	63%	365,861
Alicia Boler Davis	N/A	N/A	N/A
J. Doug Field	403,669	63%	254,311
Sherry House	N/A	N/A	N/A
John Lawler	198,165	63%	124,843

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2024 AND 2025 PSUs—OPEN PERFORMANCE PERIODS

Final performance results for the 2024 PSU grants and 2025 PSU Grants will not be known until the end of their three-year performance periods, December 31, 2026 and December 31, 2027, respectively, and will be disclosed in the 2027 and 2028 Proxy Statements, respectively. The 2024 and 2025 grants results are based on a single rTSR metric with a 3-year performance period, measured against a payout scale with various levels of achievement and allows a maximum award of 200%. If a minimum performance level is not met for the rTSR metric, the payout for the entire grant will be zero.

NEO Updates

CHIEF FINANCIAL OFFICER

In February 2025, Ms. House succeeded Mr. Lawler as Chief Financial Officer of the Company. Mr. Lawler remains Vice Chair of the Company. The Committee did not take any compensation actions with respect to the appointment of Ms. House as Chief Financial Officer.

PRESIDENT, FORD PRO

Ms. Boler Davis joined the Company in September 2025 as President, Ford Pro. In connection with her hiring, the Committee approved annual compensation for Ms. Boler Davis as follows:

•	Annual Base Salary of $1,200,000
•	Annual Performance Bonus Plan target opportunity of 125% of base salary, with actual payout dependent on achievement of business objectives and individual performance
•	Annual LTIP target of $8,000,000 beginning in 2026.

In order to compensate Ms. Boler Davis for forfeited compensation at her previous company, the Committee approved the following:

•	A sign-on cash bonus of $5.1 million, which is equal to the amount of compensation forfeited from her previous company. $3.25 million was paid upon her joining the Company, and the remaining $1.85 million will be paid after 1 year. The entire payment is subject to a 2-year clawback.

•	A sign-on equity award of $12.0 million, which is intended to compensate her for the equity she would have received from her prior company within one year of her departure. The award is split 50% into RSUs which will vest in equal parts over two years beginning in 2026 and 50% into PSUs which will have performance measures and goals consistent with the Company’s 2025-2027 PSUs and will vest at the end of 2027. The equity awards will be forfeited if Ms. Boler Davis leaves the Company prior to vesting.
•	An additional equity award of $5.0 million to be granted in September 2026 in RSUs vesting in equal parts in 2027 and 2028. This equity award will be forfeited if Ms. Boler Davis leaves the Company prior to vesting.

The equity awards described above have been structured with longer vesting periods than the awards Ms. Boler Davis would have received from her previous company to align with the longer-term orientation of the Company’s compensation program. The longer vesting aligns with shareholder interests while also providing Ms. Boler Davis a significant early ownership opportunity that recognizes the critical impact of the Ford Pro business.

Executive Compensation	51

EXECUTIVE SNAPSHOTS

James D. Farley, Jr. President and Chief Executive Officer	Mr. Farley’s 2025 Base Salary and LTIP Award are unchanged from 2024. Business Performance Factor: 130% Individual Performance Factor: 130% LTIP Award Percent of Target: 100%

William Clay Ford, Jr. Executive Chair	Mr. Ford’s 2025 Base Salary and LTIP Award are unchanged from 2024. Business Performance Factor: 130% Individual Performance Factor: 130% LTIP Award Percent of Target: 100%

Sherry House Chief Financial Officer[1]	Ms. House’s 2025 Base Salary reflects a 3% merit increase from 2024. Business Performance Factor: 130% Individual Performance Factor: 90% LTIP Award Percent of Target: 100%

2026 Proxy Statement	EXECUTIVE COMPENSATION	52

John T, Lawler Vice Chair and Chief Financial Officer[2]	Mr. Lawler’s 2025 Base Salary reflects a 3% merit increase from 2024. Business Performance Factor: 130% Individual Performance Factor: 90% LTIP Award Percent of Target: 100%

Alicia Boler Davis President, Ford Pro	Ms. Davis’ 2025 Bonus Plan Award was pro-rated based on her September 2025 start date. Business Performance Factor: 130% Individual Performance Factor: 100%

J. Doug Field Chief EV, Digital and Design Officer	Mr. Field’s 2025 Base Salary reflects a 3% merit increase from 2024. Business Performance Factor: 130% Individual Performance Factor: 60% LTIP Award Percent of Target: 150%

*	Base salaries above are presented as of April 1, 2025 (the date merit increases went into effect). Year-over-year salary increases are measured from the date merit increases went into effect the prior year.
1.	In February 2025, Ms. House succeeded Mr. Lawler as Chief Financial Officer of the Company. The Committee did not take any compensation actions with respect to the appointment of Ms. House as Chief Financial Officer.
2.	Mr. Lawler served as Vice Chair and Chief Financial Officer until February 6, 2025. He currently serves as Vice Chair of the Company.

Executive Compensation	53

Benefits and Perquisites

GENERALLY

We provided certain perquisites and other benefits to senior management in 2025, the most significant of which are summarized below. We believe the benefits of providing these programs outweigh the costs associated with them and advance the business interests of the Company. The Committee annually reviews our policies on perquisites and other benefits. The cost of these perquisites and other benefits are included in column (i) of the Summary Compensation Table on page 60.

Personal Travel and Security	Evaluation Vehicles and Other Services

•  Company policy requires the President and CEO and the Executive Chair to fly on private aircraft due to security concerns and to maximize their availability for Ford business. The Company pays the costs associated with their use of private aircraft for business and personal travel. Families and guests are allowed to accompany them on trips when they travel on private aircraft.

•  The CEO and Executive Chair may use a car and driver service during personal trips for security reasons.

•  The Company provides executive protection support as needed for both business and personal protection.

•  We provide certain employees with the use of up to two Company vehicles free of charge in order to provide valuable feedback on product design and quality.

•  We provide a home security evaluation and security system to certain employees, including Messrs. Farley and Ford.

•  We provide an allowance to certain employees for financial services and wellness.

•  We provide identity protection services to certain employees who may have to provide sensitive personal information to outside entities in connection with their position at the Company.

Tax Reimbursement
• The Committee has eliminated tax gross-ups for most executive perquisites. As part of the Company’s temporary living/relocation/business traveler policy, the Company provides certain tax reimbursement for all levels of employees who relocate or travel for extended periods at the Company’s request, including relocations required by international service assignments. The Committee believes that not reimbursing taxes for employees who move or travel at the Company’s request imposes an unfair financial burden. This policy reduces any financial disincentive for an executive to relocate and, therefore, enhances the Company’s ability to have its executives gain experience in a variety of our global operations.

• The Internal Revenue Service now requires us to impute the value of the vehicles provided to executives under the Evaluation Vehicle Program discussed above. The Committee determined to provide tax relief for the program participants so that the Company could continue to receive participant vehicle evaluation data and to provide a valuable benefit to our executives.

RETIREMENT PLANS

We believe that our retirement plans serve several worthwhile business purposes, including retaining leadership talent, providing income security to long-serving executives, and providing flexibility in transferring executives among our operations. We believe these programs to be reasonable and appropriate considering our executives’ total compensation program. For additional information, see the Pension Benefits in 2025 table on page 66 and the Nonqualified Deferred Compensation in 2025 table on page 68.

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Compensation Planning

COMPENSATION PLANNING CYCLE

MAY-JULY	AUGUST-OCTOBER	NOVEMBER-JANUARY	FEBRUARY-APRIL

• Review media and proxy advisory firm analysis of current Proxy Statement

• Review Say-on-Pay results with Committee

• Review year-to-date incentive plan performance results with Committee

• Conduct mid-year executive performance reviews

• Management discusses executive compensation and Say-on-Pay results with institutional investors

• Review year-to-date incentive plan performance results with Committee

• Review executive perquisite policy

• Review compensation programs and policies risk assessment

• Review investor comments, competitive survey results, and preliminary compensation plans

• Approve dollar value allocation of long-term equity grants

• Review Company’s year-to-date incentive plan performance results with Committee

• Review incentive plan metrics for upcoming performance-period

• Conduct executive year-end performance reviews

• Approve incentive compensation payouts for previous year and approve incentive compensation grant dates, and any changes to compensation plans and executive targets for the Annual Performance Bonus Plan and PSU grants for the current year

• Review and approve proxy materials, approve CD&A and Compensation Committee Report

• Review Committee Charter

• Review year-to-date incentive plan performance results with Committee

Executive Compensation	55

INFORMED COMPENSATION DECISIONS

The Committee considers all of the following when evaluating and deciding on compensation:

General Considerations when Setting Executive Compensation

An individual’s:

• Job duties, level of responsibility, performance, and achievements;

• Job tenure, past bonus target amounts, retention concerns, and critical skills; and

• Compensation’s competitiveness relative to comparable positions at companies in the Compensation Survey Peer Group.

Additional Considerations in Sizing Equity Awards

• Assessment of an individual’s future contributions to our long-term performance.

• Competitive equity award structure relative to comparable positions at companies in the Compensation Survey Peer Group.

• Historical share allocations and the retentiveness of such allocations.

• The total number of equity-based grants awarded to our entire employee population.

Management Recommendations	Each year the President and CEO, Executive Chair, and Chief People and Employee Experience Officer recommend individual executive compensation to the Committee for officers other than themselves.
Independent Compensation Consultant	Advice and analysis from the Committee’s independent consultant related to the structure and level of executive compensation (see Compensation, Talent and Culture Committee Operations on pages 15-16 for more information).
Business Priorities and Strategies	Priorities and business plan metrics established by our senior leadership team, which are reviewed by the Board and incorporated into all of our total rewards programs.
Internal Equity	Internal equity across the Company among comparable positions, employees, and/or skill groups.

The Committee also considers certain unique factors when making compensation decisions and structuring total rewards packages for certain Named Executives. For example, with respect to recent executives who have been recruited from the tech industry, the Committee has considered, among other things, the value of equity compensation forfeited by such executives when leaving their prior employers to join Ford.

EXTERNAL MARKET ANALYSIS

Annually, the Committee, in consultation with its independent consultant, reviews our Compensation Peer Group and compares the compensation pay levels, pay mix, compensation design and practices at Ford to those of companies in which we compete for talent. The Committee also considers market data from available surveys. Peer Group and market compensation survey results serve as a data point when assessing individual pay along with other factors such as retention, succession planning, internal equity, and other considerations.

The Compensation Survey Peer Group used for reviewing 2025 executive compensation levels is different than the PSU TSR Peer Group that we use for purposes of determining our relative TSR in connection with PSUs granted under our Long-Term Incentive Plans. See “Structure of PSU Grants” on page 48 for more information on our 2025 PSU TSR Peer Group.

For 2025, the Committee approved a custom peer group of 20 companies, including a mix of automotive, relevant industrial companies and tech companies for use in external market analysis of total compensation. The peer group was developed using the following criteria:

•	Industry: Mainly U.S.-based companies that reflect markets where Ford competes for talent;
•	Size: Generally companies with greater than $40B in revenue
•	Peers of Peers: A selection of peers identified by peer companies;
•	Reverse Peers: A selection of companies that identify Ford as a peer; and
•	Proxy Advisory Peers: A selection of companies identified by proxy advisors as peers.

2026 Proxy Statement	EXECUTIVE COMPENSATION	56

Our December 2025 peer group consisted of 20 companies as set forth below:

Apple	General Motors	QUALCOMM
Caterpillar	Honeywell	Rivian
Chevron	HP	RTX Corporation
Cisco	IBM	Stellantis
Deere & Company	Intel	Tesla
Dell Technologies	Lockheed Martin	The Boeing Company
Exxon Mobil	Microsoft

For purposes of comparison only, below is the list of companies used for the 2024 Compensation Survey Peer Group:

December 2024 Compensation
Survey Peer Group Companies

3M

AbbVie

Accenture

AIG

Albertsons

Allstate

Amazon.com

American Airlines

American Express

Apple

AstraZeneca

AT&T

AXA Group

Bank of America

Best Buy

Boeing

BP

Bristol Myers Squibb

Brookfield Asset Management

Bunge

Cardinal Health

Cencora

Cenovus Energy

Centene

Charter Communications

Chevron

CHS

Cigna

Cisco Systems

Coca-Cola

Comcast Cable Corporation

ConocoPhillips

CVS Health

Delta Air Lines

Dow Chemical

Dupont

Elevance Health

Energy Transfer Partners

ExxonMobil

GE Aerospace*

General Dynamics

General Motors

HCA Healthcare

Home Depot

Honeywell

HP Inc.

Humana

Iberdrola

IBM

Johnson & Johnson

JP Morgan Chase

Kroger

Lockheed Martin

Lowe’s

LyondellBasell

Marathon Petroleum

McKesson

Merck & Co

Meta

MetLife

Microsoft

Morgan Stanley

Nike

Northrop Grumman

Novartis

Oracle

PBF Energy

PepsiCo

Performance Food Group

Pfizer

Phillips 66

Procter & Gamble

Progressive

Prudential Financial

Rio Tinto

Roche Holding

RTX (Raytheon Technologies)

Sanofi

Saudi Aramco

Siemens

Sysco Corporation

Target

TD Synnex

Telefónica

Thermo Fisher Scientific

TJX Companies

Tyson Foods

UnitedHealth Group

UPS

Valero Energy

Walgreens Boots Alliance

Walmart

Walt Disney

World Kinect

* GE Aerospace is the legal successor to General Electric.

Executive Compensation	57

SAY-ON-PAY RESULTS

Our compensation practices have received consistent support from shareholders, as evidenced by recent Say-on-Pay results.

We regularly meet with investors to discuss and receive feedback on various topics, including executive compensation practices. During 2025, we discussed the evolution of our compensation philosophies and practices in light of our business transformation. Based on these interactions, we believe investors were generally satisfied with our 2025 compensation programs.

Risk and Governance

ANNUAL COMPENSATION RISK ASSESSMENT

The Company reviews and discusses the findings of a risk assessment of our compensation policies and practices with the Committee annually. The Committee also reviews and discusses the findings with the Committee’s independent consultant and, in 2025, concluded that our compensation programs appropriately balance risk and reward in relation to our strategic objectives and do not encourage excessive or unnecessary risk-taking behavior. Consequently, we do not believe that risks relating to our compensation policies and practices for our employees are likely to have a material adverse effect on the Company. (See Risk Assessment Regarding Compensation Policies and Practices on pages 14-15.) We did not make any significant changes to our executive compensation practices for 2025 because of our compensation risk assessment.

STOCK OWNERSHIP GUIDELINES

The Committee imposes stock ownership guidelines for certain officers to further align the interests of executives and shareholders. Each officer has five years to achieve the relevant officer level guideline. Additionally, officers cannot sell or otherwise dispose of any stock at any time if doing so would cause their ownership to fall below their applicable ownership requirement. We review progress toward ownership guidelines annually. All forms of stock ownership—including directly and indirectly owned shares of common stock, RSUs, and units that are based on common stock (excluding stock options and unearned PSUs)—count toward the guideline. At December 31, 2025, all Named Executives were compliant with their stock ownership guidelines. Notably, Mr. Farley has retained a substantial amount of his vested equity and purchased Ford common stock in open market transactions. As seen in the Beneficial Stock Ownership table on page 19, as of February 1, 2025, Mr. Farley holds Ford common stock worth more than 50 times his base salary based on the closing price of Ford common stock, $13.88, on January 30, 2025, the preceding business day.

6X
Base Salary for the Executive Chair and the President & CEO

5X
Base Salary for the Vice Chair

3X
Base Salary for Other Named Executives

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CLAWBACK POLICIES

Financial Restatement Compensation Recoupment Policy. The Committee maintains a policy of recoupment of compensation in accordance with applicable SEC and New York Stock Exchange rules. This policy, named the “Ford Motor Company Financial Statement Compensation Recoupment Policy,” requires recoupment of any “excess incentive-based compensation” paid to a current or former Section 16 Officer, on a pre-tax basis, following a material accounting restatement, regardless of executive misconduct or involvement. For purposes of the policy, “incentive-based compensation” is compensation granted, earned, and/or vested based wholly or in part on achievement of a financial reporting measure, stock price, or total shareholder return. Further, “excess incentive-based compensation” is the amount of incentive-based compensation paid to a current or former Section 16 Officer in excess of what the Company’s restated financial information would support. Except as provided by law, the Committee must enforce this policy with little or no discretion. For more information on this policy, see Exhibit 97 to Ford’s Annual Report on Form 10-K for the year ended December 31, 2025.

Officer Misconduct Compensation Recoupment Policy. The Committee maintains a longstanding policy of recoupment of compensation in certain instances of officer misconduct. This policy was amended and restated in 2023 and renamed the “Ford Motor Company Corporate Officer Compensation Recoupment Policy.” The purpose of this policy is to help ensure executives act in the best interests of the Company. The policy requires any Company officer to repay or return cash bonuses and equity awards if: (i) the Company issues a material restatement of its financial statements where the restatement was caused by such officer’s intentional misconduct; (ii) such officer was found to be in violation of any restrictive covenants, including, without limitation, any non-compete provisions of any plan or agreement; or (iii) such officer has committed ethical or criminal violations resulting in significant reputational or financial harm to the Company or any of its affiliates. The Committee will consider all relevant factors and exercise business judgment in determining any appropriate amounts to recoup up to 100% of any awards. For more information on this policy, see Exhibit 10-S-7 to Ford’s Annual Report on Form 10-K for the year ended December 31, 2025.

POLICY ON DIVIDEND EQUIVALENTS ON EQUITY GRANTS

Dividend equivalents are not paid out on Plan Awards during performance or vesting periods. If dividends are paid on our common stock, on PSUs and RSUs, dividends will accrue, denominated in additional PSUs or RSUs, as applicable.

For Named Executives, any dividend equivalents that accrue for PSUs will be paid in cash at the same percentage as the final award payout related to the PSU. For example, if the PSU final award is 50% of the PSU Target, then only 50% of the accrued dividend equivalents related to that PSU will be paid out.

For RSUs, dividend equivalents are paid in cash to Named Executives upon the vesting of the RSUs and are equal to cash dividends that the participant would have received if he or she owned the number of shares equal to the number of vesting RSUs.

TIMING OF EQUITY AWARDS

Annual grants of equity awards are typically determined at the January and/or February Committee meetings with an effective grant date in March to allow enough time for preparation of notification materials. At that time, data for previous performance periods is available to determine the final award size. The Committee also decides the effective date of the final awards, and the annual equity-based grants of RSUs, PSUs, and stock options (which have not been granted since 2020), if any. This timing allows for the grants to be effective after the release of earnings information for the prior fiscal year when the public is aware of the information and the information is reflected in the stock price used to value the awards.

Under the terms of the LTIP, the exercise price of options, if any, will be the closing price of our common stock on the date of grant. If a stock option grant date occurs during a trading blackout period, the stock option grant will be effective the day after the blackout period expires. No options were granted in 2025.

The Committee does not time equity grant dates to affect the value of compensation either positively or negatively. Executive officers do not play a role in the selection of grant dates. Special grants, whether approved by the Committee for executives or pursuant to authority delegated by the Committee for grants to employees other than executives, are effective either on a specified future date (e.g., a date that coincides with a promotion or hiring date or a quarterly grant date) or on the date of approval. In the case of an approval by written consent, the grant date cannot be earlier than the date when the Committee member approvals have been obtained.

From time to time, special circumstances may cause the Committee to grant annual equity awards outside of the annual March timeline. In such circumstances, the Committee continues to adhere to its practices of not timing equity grants to take advantage of material non-public information or affect the value of compensation either positively or negatively.

Executive Compensation	59

TAX CONSIDERATIONS

Internal Revenue Code § 162(m). Under Internal Revenue Code Section 162(m), as amended by the Tax Cuts and Jobs Act, the Company may not deduct compensation in excess of $1.0 million paid to “covered individuals” (as defined in Section 162(m) which includes all of the Named Executives). Therefore, compensation in excess of $1.0 million paid to the Named Executives generally is not deductible by the Company for federal income tax purposes, subject to limited exceptions.

Internal Revenue Code § 409A. Internal Revenue Code Section 409A provides that amounts deferred under nonqualified deferred compensation plans are includible in an employee’s income when vested unless certain requirements are met. If these requirements are not met, employees are also subject to an additional income tax and interest. All our supplemental retirement plans, severance arrangements, other nonqualified deferred compensation plans, as well as the Annual Performance Bonus Plan, the 2018 Long-Term Incentive Plan, and the 2023 Long-Term Incentive Plan are intended to meet these requirements. As a result, employees are expected to be taxed when the deferred compensation is actually paid to them.

COMPENSATION COMMITTEE REPORT

The Compensation, Talent and Culture Committee has reviewed and discussed the Compensation Discussion and Analysis (“CD&A”) with management. Based on this review and discussion, the Compensation, Talent and Culture Committee recommended to the Board of Directors that the CD&A be included in this Proxy Statement and incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2025.

Compensation, Talent and Culture Committee

Lynn Radakovich (Chair)
John L. Thornton
John C. May

John S. Weinberg

COMPENSATION COMMITTEE INTERLOCKS
AND INSIDER PARTICIPATION

During 2025, the Compensation, Talent and Culture Committee was comprised of John C. May, Lynn Radakovich, John L. Thornton, and John S. Weinberg, none of whom was an employee or a current or former officer of the Company during their time in service on the Compensation, Talent and Culture Committee and none of whom had any relationship with the Company requiring disclosure.

2026 Proxy Statement	Executive Compensation	60

COMPENSATION OF NAMED EXECUTIVES

The table below shows 2025 compensation for James D. Farley, Jr., our President & CEO, Sherry House, our Chief Financial Officer, John Lawler, our Vice Chair who served as Chief Financial Officer until February 5, 2025, and the four other most highly compensated executives as of the end of 2025. Amounts in the tables below may not sum due to rounding.

The amounts listed in column (e) and (f) reflect the grant date value of the stock awards and option awards, respectively.

The values shown in column (h) are primarily driven by discount rates and the value of additional benefits earned from increases in salary and years of service.

SUMMARY COMPENSATION TABLE

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
						Non-Equity	Change in Pension Value and Nonqualified Deferred
Name and Principal		Salary	Bonus[2]	Stock Awards[3]	Option Awards[3]	Incentive Plan Compensation[4]	Compensation Earnings[5]	All Other Compensation[6]	Total
Position	Year	($)	($)	($)	($)	($)	($)	($)	($)
James D. Farley, Jr. President and Chief Executive Officer	2025	1,700,000	—	18,868,309	—	5,746,000	—	1,205,249	27,519,558
	2024	1,700,000	—	20,645,446	—	1,618,740	—	897,680	24,861,866
	2023	1,700,000	—	20,329,795	—	2,399,040	—	2,041,198	26,470,033
William Clay Ford, Jr. Executive Chair	2025	1,700,000	—	14,708,911	—	1,690,000	—	2,177,555	20,276,466
	2024	1,700,000	—	16,094,289	—	476,100	—	2,109,523	20,379,912
	2023	1,700,000	—	15,848,199	—	705,600	155,876	2,203,425	20,613,100
Sherry A. House Chief Financial Officer	2025	920,250	—	5,809,204	—	1,355,738	—	291,807	8,376,999
	2024	528,263	1,250,000	9,356,007	—	517,500	—	451,095	12,102,865
John T. Lawler[1] Vice Chair	2025	1,270,025	—	7,551,960	—	2,245,241	522,803	170,152	11,760,181
	2024	1,230,908	—	5,491,870	—	1,028,376	1,485,738	129,162	9,366,054
	2023	1,187,250	—	5,407,923	—	1,414,350	1,883,255	138,434	10,031,212
Alicia Boler Davis President, Ford Pro	2025	309,090	3,250,000	14,704,079	—	650,000	1,400	58,225	18,972,794

J. Douglas Field Chief Electric Vehicle, Digital, and Design Officer	2025	549,418	—	13,942,090	—	539,612	38,116	205,022	15,274,258
	2024	532,496	—	14,513,450	—	319,939	5,298	167,331	15,538,515
	2023	513,500	—	14,179,265	—	440,748	19,807	214,648	15,367,968

1.	Mr. Lawler served as the Chief Financial Officer of the Company until February 5, 2025.
2.	The amounts shown for 2024 and 2025 reflect signing bonuses paid to Ms. House and Ms. Davis, respectively.
3.	The amounts shown in columns (e) and (f) reflect the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. The assumptions used for the 2025, 2024, and 2023 calculations can be found at Note 6 to our audited financial statements in Ford’s Annual Reports on Form 10-K for the years ended December 31, 2025, December 31, 2024, and December 31, 2023, respectively. The fair value of both the RSUs and the internal performance conditions (financial metrics) portion of the PSUs is determined using the closing price of Ford common stock at the grant date. Pursuant to SEC rules, we disregarded the estimate of forfeitures related to service-based vesting conditions.

For stock awards granted in 2025, 2024, and 2023, the amounts shown in column (e) reflect grant date fair values for both RSUs and PSUs. For those portions of the amounts that relate to PSUs, such amounts reflect the grant date fair values of such awards derived using a Monte Carlo valuation that considers all possible payout values (including the maximum potential value).

Executive Compensation	61

For PSUs, the Company’s award design uses a single external rTSR metric. The Company’s rTSR performance over the three-year performance period determines the final number of shares granted. The Monte Carlo simulation fair value for the 2025 PSU Grants was $11.58 per share ($17.06 for Ms. Davis’ award), for the 2024 PSU Grants was $18.50 per share, and for the 2023 PSU grants was $18.57 per share. Pursuant to SEC rules, for those parts of the PSU grants that are subject to performance conditions, the following table shows the values of such awards at their respective grant dates assuming that the highest levels of the performance conditions are achieved at two times the target value amount.

Name	Year	Performance Conditions ($)
James D. Farley Jr.	2025	19,487,999
	2024	19,487,996
	2023	19,487,997
William Clay Ford, Jr.	2025	15,191,987
	2024	15,191,991
	2023	15,191,975
Sherry A. House	2025	5,999,993
	2024	6,270,704
John T. Lawler	2025	7,799,989
	2024	5,183,982
	2023	5,183,996
Alicia Boler Davis	2025	11,999,998
J. Douglas Field	2025	14,399,988
	2024	10,559,982
	2023	10,559,981

4.	The amounts shown in column (g) reflect awards earned by the Named Executives under the Annual Performance Bonus Plan (see Compensation Discussion and Analysis—Annual Performance Bonus Plan beginning on page 46).
5.	The amounts shown in column (h) reflect the net increase, if any, in the actuarial present value of accumulated benefits under the various Company qualified defined benefit plans arising from the passage of time, additional benefits accrued and changes in actuarial assumptions. For those with a net decrease in present value (negative year over year change), a zero is shown in the table above. The amount shown for Mr. Lawler in 2023 reflects an increase in present value, primarily explained by the value of additional benefits accrued and change in discount rates. The amount shown for Mr. Ford in 2023 reflects an increase in present value, primarily explained by a decrease in plan discount rates. The amount shown for Mr. Field in 2023 reflects the present value of benefits accrued based on previous employment service and reflects an increase primarily explained by increased compensation, the passage of time, and the change in discount rates. The amount shown for Mr. Lawler in 2024 reflects an increase in present value, primarily explained by the value of additional benefits accrued and change in discount rates. The amount shown for Mr. Field in 2024 reflects an increase in the present value of benefits accrued primarily explained by increased compensation, the passage of time, and the change in discount rates. The amount shown for Mr. Ford for 2024 is $0 per proxy rules because the change in value was negative for him in 2024. The amount shown for Ms. Davis for 2025 reflects an increase in present value of benefits accrued based on previous employment service and is primarily explained by becoming eligible for vesting in the plan after being rehired in 2025. The amount shown for Mr. Field for 2025 reflects an increase in present value of benefits accrued primarily explained by increased compensation, the passage of time, and the change in discount rates. The amount shown for Mr. Lawler for 2025 reflects an increase in present value of benefits accrued primarily explained by increased compensation and change in discount rates. The amount shown for Mr. Ford for 2025 is $0 per proxy rules because the change in value was negative for him in 2025. The accrued pension benefits are measured from December 31, 2024 to December 31, 2025 for 2025; December 31, 2023 to December 31, 2024 for 2024; and December 31, 2022 to December 31, 2023 for 2023. Mr. Farley and Ms. House do not participate in the Company’s defined benefit pension plans. Ms. Davis was rehired by the Company in 2025. She was previously employed by the Company and held pension-eligible positions with the Company. As a result, Ms. Davis previously accrued benefits under some of our defined benefit pension plans, the net increase in the actuarial present value of which is reportable in this column. See the Pension Benefits in 2025 table and related footnotes on pages 66-67 for additional information, including the present value assumptions used in these calculations. None of the Named Executives received preferential or above-market earnings on deferred compensation.

2026 Proxy Statement	Executive Compensation	62

6.	The following table summarizes the amounts shown in column (i) for 2025.

ALL OTHER COMPENSATION IN 2025
Name	Perquisites and Other Personal Benefits[i]	Tax Reimbursementsii	Life Insurance Premiumsiii	Company Contributions to Retirement and 401(k) Plansiv	Other[v]	Total
James D. Farley, Jr. President and Chief Executive Officer	$738,970	$35,397	$14,382	$35,000	$381,500	$1,205,249
William Clay Ford, Jr. Executive Chair	$2,064,777	$13,879	$22,399	$15,750	$60,750	$2,177,555
Sherry A. House Chief Financial Officer	$96,071	$22,553	$2,937	$35,000	$135,246	$291,807
John T. Lawler Vice Chair	$85,768	$17,882	$9,349	$15,750	$41,401	$170,152
Alicia Boler Davis President, Ford Pro	$10,324	$1,706	$2,923	$5,312	$37,960	$58,225
J. Douglas Field Chief Electric Vehicle, Digital, and Design Officer	$82,861	$15,836	$4,682	$35,000	$66,643	$205,022

i.	For a description of perquisites relating to personal use of private aircraft, our Evaluation Vehicle Program, security, financial planning, wellness, and other services for Named Executives, see Compensation Discussion and Analysis—Benefits and Perquisites beginning on page 53. Other perquisites and personal benefits, the incremental costs of which are included in the amounts shown, consist of the following: income tax preparation fees related to international assignments, personal use of car and driver service and ground transportation services for personal travel, annual executive health exams, charitable gifts related to service on our board of directors, relocation expenses, and fuel and insurance/ maintenance/ miscellaneous costs related to the Named Executive’s participation in the Evaluation Vehicle Program.

Executives also may make personal use of Company season tickets to athletic events, but such use does not result in incremental cost to the Company because the tickets are for business use and when the executive uses them for personal use, the executive pays for any additional costs associated with such personal use. Amounts for the Named Executives include the incremental costs to the Company for providing certain perquisites and other benefits during 2025. For Mr. Farley, the amount shown includes $565,319 for personal use of aircraft and $58,636 for security. For Mr. Ford, the amount shown includes $446,237 for personal use of aircraft and $1,532,130 for security.

During 2025, for use of private aircraft, we calculated the aggregate incremental cost using a method that takes into account the following: (i) the variable cost per flight hour, including supplies and catering, aircraft fuel, and oil expenses, maintenance, parts, and external labor, and flight crew travel expenses; (ii) landing/parking/hangar storage expenses; (iii) any customs, foreign permit, and similar fees; and (iv) positioning flight costs. We calculated the aggregate incremental cost of security as the actual cost incurred to provide these benefits. We calculated the aggregate incremental cost of providing the evaluation vehicles by estimating the lease fee for a comparable vehicle under our Management Lease Program. The lease fee under that program takes into account the cost of using the vehicle, maintenance, license, title and registration fees, and insurance.

ii.	We provide tax benefits to those employees who relocate or travel for extended periods at the Company’s request. We also provide tax relief for the imputed income from our Evaluation Vehicle Program. See Compensation Discussion and Analysis—Benefits and Perquisites beginning on page 53 for a discussion of our Tax Reimbursement policy.
iii.	Amounts shown reflect the dollar value of premiums paid by the Company for life insurance in an amount equal to three times an employee’s salary. Employees may purchase additional life insurance and these premiums are payroll deducted with no additional Company contributions or cost.
iv.	The amounts shown for Messrs. Farley and Field and Mses. Davis and House reflect Ford Retirement Plan contributions made to their 401(k) accounts and Company matching contributions to their 401(k) accounts. The amounts for Messrs. Ford and Lawler reflect Company matching contributions to their employee 401(k) accounts.
v.	The amounts shown for Messrs. Ford and Lawler primarily reflect contributions made to a nonqualified benefit equalization plan related to the Company’s 401(k) plan (SSIP-Company Match). The amounts shown for Messrs. Farley and Field and Mses. Davis and House primarily reflect Company contributions to a nonqualified benefit equalization plan related to the Ford Retirement Plan, contributions made to a nonqualified benefit equalization plan related to the Company’s 401(k) plan (SSIP-Company Match), and contributions to the DC SERP. (See Nonqualified Deferred Compensation in 2025 table and footnotes 1 and 2 on page 68).

Executive Compensation	63

GRANTS OF PLAN-BASED AWARDS IN 2025

			Estimated Future Payouts Under			Estimated Future Payouts Under
			Non-Equity Incentive Plan			Equity Incentive Plan
			Awards[1]			Awards[2]
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)
									All
									Other
									Stock	Grant
									Awards:	Date Fair
									Number	Value of
									of Shares	Stock and
									or Stock	Option
	Grant	Approval	Threshold	Target	Maximum	Threshold	Target	Maximum	or Units[3]	Awards[4]
Name	Date	Date	($)	($)	($)	(#)	(#)	(#)	(#)	($)
James D. Farley, Jr.	3/4/2025	2/10/2025				—	1,068,421	2,136,842		12,372,315
	3/4/2025	2/10/2025							712,280	6,495,994
	2/26/2025	2/10/2025	—	$3,400,000	$6,800,000
William Clay Ford, Jr.	3/4/2025	2/10/2025				—	832,894	1,665,788		9,644,913
	3/4/2025	2/10/2025							555,263	5,063,998
	2/26/2025	2/10/2025	—	$1,000,000	$2,000,000
Sherry A. House	3/4/2025	2/10/2025				—	328,947	657,894		3,809,206
	3/4/2025	2/10/2025							219,298	1,999,998
	2/26/2025	2/10/2025	—	$1,158,750	$2,317,500
John T. Lawler	3/4/2025	2/10/2025				—	427,631	855,262		4,951,967
	3/4/2025	2/10/2025							285,087	2,599,993
	2/26/2025	2/10/2025	—	$1,919,010	$3,838,020
Alicia Boler Davis	10/15/2025	9/10/2025				—	510,204	1,020,408		8,704,080
	10/15/2025	9/10/2025							510,204	5,999,999
	9/29/2025	9/10/2025	—	$1,500,000	$3,000,000
J. Douglas Field	3/4/2025	2/10/2025				—	789,473	1,578,946		9,142,097
	3/4/2025	2/10/2025							526,315	4,799,993
	2/26/2025	2/10/2025	—	$691,810	$1,383,620

1.	The amounts shown in columns (e) and (f) represent the target and maximum amounts payable for 2025 performance under the Annual Performance Bonus Plan. Our plan does not have a formal threshold award in that there is no minimum amount payable for a certain level of performance under the plan. The Committee exercises discretion as to whether to make payouts if performance does not achieve target levels. The material terms of the awards are described in Compensation Discussion and Analysis—Annual Performance Bonus Plan beginning on page 46. For actual payouts made under the Annual Performance Bonus Plan for 2025 performance, see columns (d) and (g) of the Summary Compensation Table on page 60.
2.	For each of the Named Executives, the amounts shown in columns (h) and (i) consist of annual grants of PSUs that provide an opportunity to earn a final award of unrestricted common stock for 2025-2027 performance. The amounts shown represent the target and maximum amounts of the opportunity. The 2025 PSU Grants do not have a formal threshold award in that there is no minimum guaranteed amount payable for a certain level of performance under the grants. The Committee exercises discretion as to whether to make payouts if performance does not achieve target levels. 2025-2027 performance will be measured solely against our three-year relative TSR to the 2025 PSU TSR Peer Group as discussed in Compensation Discussion and Analysis—Long-Term Incentive Plan on pages 47-49. The final awards that will be earned, if any, for 2025-2027 performance will be paid out in unrestricted shares of Ford common stock, less shares withheld to pay tax obligations.
3.	The amounts shown in column (j) represent RSU grants. The RSUs generally have a vesting feature whereby one-third of each grant vests after the first anniversary of the grant date, an additional one-third after the second anniversary, and the final one-third after the third anniversary, except that the RSUs granted to Ms. Davis on October 15, 2025 have a vesting feature whereby one-half vests on the first anniversary of the grant and the remaining one-half vests on the second anniversary. If a grantee retires, becomes disabled, or dies, his or her grant continues to vest according to the original vesting schedule. In most other instances of employment termination, all grants generally end upon termination of employment. RSUs are subject to certain conditions, including not engaging in competitive activity. RSUs generally cannot be transferred except through inheritance. In general, each grantee agrees to remain a Ford employee for at least six months from the date of the grant.

2026 Proxy Statement	Executive Compensation	64

4.	The amounts shown in column (k) represent the full grant date fair value of each equity-based award shown in the table for each Named Executive computed under FASB ASC Topic 718. The fair value is determined using the closing price of Ford common stock at the grant date. The assumptions used in calculating the grant date value can be found at Note 6 to our audited financial statements in Ford’s Annual Report on Form 10-K for the year ended December 31, 2025. For awards subject to performance conditions, the values shown are based upon the probable outcome of such conditions as of the grant date.

OUTSTANDING EQUITY AWARDS AT 2025 FISCAL YEAR-END

	Option Awards				Stock Awards
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
							Equity	Equity
							Incentive	Incentive
							Plan	Plan
							Awards:	Awards:
							Number	Market
							of	or Payout
							Unearned	Value of
							Shares,	Unearned
					Number	Market Value	Units,	Shares,
	Number of	Number of			of Shares	of Shares	or Other	Units or
	Securities	Securities			or Units	or Units of	Rights	Other
	Underlying	Underlying			That	Stock Held	That	Rights That
	Unexercised	Unexercised	Option	Option	Have Not	That Have	Have Not	Have Not
	Options (#)	Options (#)	Exercise	Expiration	Vested[2]	Not Vested[3]	Vested[4]	Vested[5]
Name	Exercisable	Unexercisable	Price ($)	Date[1]	(#)	($)	(#)	($)
James D. Farley, Jr.	1,659,954	—	6.96	8/4/2030	1,222,764	$16,042,664	2,578,210	$33,826,115
William Clay Ford, Jr.	1,408,367	—	6.19	7/5/2030	958,215	$12,571,781	2,009,859	$26,369,350
Sherry A. House					340,488	$4,467,203	600,269	$7,875,529
John T. Lawler					420,881	$5,521,959	829,249	$10,879,747
Alicia Boler Davis					510,204	$6,693,876	510,204	$6,693,876
J. Douglas Field					903,637	$11,855,717	1,607,584	$21,091,502
1.	The table below details the vesting schedule for stock option grants based on the termination date of the relevant grant. Stock options generally have a vesting feature whereby one-third of each grant of stock options are exercisable after the first anniversary of the grant date, an additional one-third after the second anniversary, and the final one-third after the third anniversary.

Option Expiration Dates		Option Vesting Dates
	33%	33%	34%
08/04/2030	08/05/2021	08/05/2022	08/05/2023
07/05/2030	07/06/2021	07/06/2022	07/06/2023

2.	The amounts shown for Named Executives consist of the following RSU Grants:

Name	2023 Annual Grant	2024 Annual Grant	2025 Annual Grant	Incremental Grants
James D. Farley Jr.	168,857	341,627	712,280	N/A
William Clay Ford, Jr.	131,633	266,317	555,263	5,002
Sherry A. House	N/A	N/A	219,298	121,190
John T. Lawler	44,918	90,876	285,087	N/A
Alicia Boler Davis	N/A	N/A	N/A	510,204
J. Douglas Field	91,499	185,118	526,315	100,705

Executive Compensation	65

For the 2025, 2024, and 2023 grants of RSUs, in general, these units vest over three years at a rate of 33%-33%-34%. The amount shown for Mr. Field under the Incremental Grants column reflects a RSU grant received on November 15, 2024, as set forth in the offer letter between Mr. Field and the Company, dated August 26, 2021 (see Exhibit 10-O to Ford’s Annual Report on Form 10-K for the year ended December 31, 2025), that vests at a rate of 33%-33%-34%, with the first vesting occurring immediately at grant and the second and third vest occurring on the second and third anniversary of the grant date. The amount shown for Ms. Davis under the Incremental Grants column reflects a RSU grant received on October 15, 2025, as set forth in the offer letter between Ms. Davis and the Company, dated September 11, 2025 (see Exhibit 10-N to Ford’s Annual Report on Form 10-K for the year ended December 31, 2025), that vests over two years at a rate of 50%-50%.

For grants awarded in 2025, 2024, and 2023, Dividend Equivalents accrue during the restriction period when dividends are paid on our common stock and will be paid in cash upon vesting of the underlying award (see Compensation Discussion and Analysis—Policy on Dividend Equivalents on Equity Grants on page 58).

The amount shown for Mr. Ford under the Incremental Grants column reflects 5,002 Ford common stock units resulting from deferral of director fees and Dividend Equivalents that were credited to his account pursuant to the Deferred Compensation Plan for Non-Employee Directors while he served as a non-employee director of the Company. Such units will be converted and paid in cash on January 10 of the year following termination of Board service, based upon the fair market value of a share of Ford common stock on December 31 of the preceding year.

3.	The market value shown was determined by multiplying the number of units shown in column (f) by the closing price of Ford common stock, $13.12, on December 31, 2025 and assumes 100% target performance.

4.	The amounts shown for the Named Executives consist of the following PSU grants for the 2025, 2024, and 2023 performance periods as follows (see also Compensation Discussion and Analysis—Long-Term Incentive Plan on pages 47-50):

Name	2023 Grant	2024 Grant	2025 Grant
James D. Farley Jr.	744,954	764,835	1,068,421
William Clay Ford, Jr.	580,733	596,232	832,894
Sherry A. House	N/A	271,322	328,947
John T. Lawler	198,165	203,453	427,631
Alicia Boler Davis	N/A	N/A	510,204
J. Douglas Field	403,669	414,442	789,473

Final awards for PSU grants will be made in unrestricted shares of common stock at the conclusion of the three-year performance period, less shares withheld for tax obligations. The number of units assumes that the target level was achieved for the PSUs granted in 2023, 2024, and 2025.

For grants awarded in 2025, 2024, and 2023, Dividend Equivalents accrue during the performance period when dividends are paid on our common stock and will be paid in cash upon granting of the final award based upon the performance factor achieved on the underlying PSU grant (see Compensation Discussion and Analysis—Policy on Dividend Equivalents on Equity Grants on page 58).

5.	The market value shown was determined by multiplying the number of units shown in column (h) by the closing price of Ford common stock, $13.12, on December 31, 2025 and assumes 100% target performance.

OPTION EXERCISES AND STOCK VESTED IN 2025

	Option Awards		Stock Awards
	Number of Shares	Value Realized	Number of Shares	Value Realized
	Acquired on Exercise	Upon Exercise	Acquired on Vesting	Upon Vesting[1]
Name	(#)	($)	(#)	($)
James D. Farley, Jr.	—	—	857,078	8,074,185
William Clay Ford, Jr.	—	—	704,213	6,633,002
Sherry A. House	n/a	n/a	189,845	1,860,782
John T. Lawler	n/a	n/a	304,001	2,951,897
Alicia Boler Davis	n/a	n/a	—	—
J. Douglas Field	n/a	n/a	671,007	7,080,323

1.	The amounts shown under “Value Realized Upon Exercise” and “Value Realized Upon Vesting” represent the aggregate dollar value realized by the Named Executives upon the exercise of stock options or the vesting of stock awards. Had any options been exercised in 2025, we would have computed the aggregate dollar value realized upon the exercise of stock options by multiplying the number of shares realized upon exercise by the difference between the market price of our stock at exercise and the exercise price of the options. We computed the aggregate dollar value realized upon vesting by multiplying the number of shares of stock vested by the fair market value (closing price) of Ford common stock on the vesting date.

2026 Proxy Statement	Executive Compensation	66

PENSION BENEFITS IN 20251

(a)	(b)	(c)	(d)	(e)
		Number of Years Credited	Present Value of Accumulated	Payments During Last
Name	Plan Name	Service (#)	Benefit ($)	Fiscal Year ($)
James D. Farley, Jr.	NA	NA	NA	NA
William Clay Ford, Jr.	GRP	30.8	1,667,742	0
	SERP	35	5,963,355	0
	GRP-BEP	35	11,532,535	0
	ESAP	35	0	0
Sherry House	NA	NA	NA	NA
John T. Lawler	GRP	35	1,088,369	0
	SERP	35	4,168,362	0
	GRP-BEP	35	3,003,534	0
	ESAP	35	3,434,418	0
Alicia Boler Davis	GRP	0.3	1,400	0
J. Doug Field	GRP	4.3	90,158	0
	GRP-BEP	4.3	55,902	0

*	Mr. Ford has reached the 35-year service cap under the Defined Benefit Supplemental Executive Retirement Plan (“DB SERP”), BEP-General Retirement Plan (“GRP”), and Executive Separation Allowance Program (“ESAP”). Mr. Lawler has reached the 35-year service cap under the GRP, DB SERP, BEP-GRP, and ESAP.
1.	The GRP provides a flat-rate defined benefit of up to $47.45 per month for each year of non-contributory participation by employees in the United States hired before January 1, 2004, and contributory benefits for each year of contributory participation in which salaried employees contribute 1.5% of base salary up to the applicable limit of the Internal Revenue Code (“Code”) — $350,000 in 2025.

Contributory benefits are calculated as follows:

Contributory Benefit	=	(1.5% × Final Avg. Pay) × Contributory Service Years,	+	0.4% × Final Avg. Pay in excess of
		plus up to two years of waiting period service		Breakpoint × Contributory Service Years
		(maximum 35 service years)		(maximum 35 service years)

“Final Average Pay” is the average of the five highest consecutive December 31 monthly base salaries out of the last 10 years of contributory participation.

“Breakpoint” is 150% of Covered Compensation as of January 1 of the year of retirement, divided by 12, then rounded down to the nearest multiple of $50.

“Covered Compensation” is based on the average of the Social Security maximum taxable wage base for the preceding 35-year period ending in the year of termination.

Normal retirement is at age 65 with one or more years of credited pension service. Eligible employees who are age 55-64 and have at least 10 years of credited pension service, or employees who are any age with 30 or more years of credited pension service, may elect to retire early and receive reduced contributory and non-contributory benefits. In addition, Social Security bridging benefits are payable until age 62 and one month. Survivorship coverage is available under the GRP. Under the normal payment method for married participants (65% Qualified Joint and Survivor Annuity), there is a 5% reduction in benefits where the spouse is within five years of the employee’s age.

The BEP-GRP provides eligible U.S. employees with benefits substantially equal to those that would have been provided under the GRP but that could not be provided because of Code limitations. 65% survivorship coverage is also available under the BEP-GRP.

The DB SERP provides certain eligible executives with an additional monthly benefit after separation from service equal to Final Five Year Average Base Salary multiplied by credited pension service and further multiplied by an applicable percentage (0.2% to 0.9% depending upon position at separation from service), reduced for separation from service prior to age 62. To be eligible, an executive must separate from service with the approval of the Company at or after age 55, have at least 10 years of credited pension service, and must generally have at least five continuous years of service at an eligible position. The DB SERP monthly benefit has no surviving spouse benefit. In addition, the DB SERP may provide annuities based on Company earnings, the executive’s performance, and other factors. In addition, for separation from service effective October 1, 1998 or later, for certain U.S. Vice Presidents and above whose careers include foreign subsidiary service, the DB SERP provides an additional monthly pension parity benefit to equalize the total retirement benefits payable from the Company’s retirement plans to an amount that would have been payable under

Executive Compensation	67

the GRP and BEP-GRP if the executive’s subsidiary service had been recognized as contributory service under those plans. The pension parity provides 65% survivorship coverage.

The ESAP provides benefits to certain eligible executives who have at least five years of eligible executive service, have at least ten years of GRP contributory membership, and who separate from employment with the approval of the Company after age 55 and prior to age 65. Benefits are payable (reduced by any GRP or BEP-GRP benefit distribution) to the eligible executive or his or her eligible surviving spouse until the executive reaches age 65. The amount of the benefit is a percentage of monthly base salary (not to exceed 60%) based on age and service: it is the sum of (i) 15%, (ii) equal to 1% per year of service in excess of 15, and (iii) 1∕2% for each month that age at separation exceeds 55 (maximum of 30%).

Effective December 31, 2019, all defined benefit retirement plans have a 35-year limit for service and pay for purposes of determining the pension benefits. Mr. Ford has reached the service cap under the DB SERP, BEP-GRP, and ESAP. Mr. Lawler has reached the service cap under the GRP, DB SERP, BEP-GRP, and ESAP. Effective March 14, 2024, the DB SERP and ESAP were closed to new entrants.

The following assumptions are used in calculating the present value of the accumulated benefit:

•	The age at which benefits are assumed payable is the greater of (i) present age or (ii) age 65 for the GRP and BEP-GRP; age 62 for the DB SERP; and age 55 for the ESAP. Present age is measured as of December 31, 2025.

•	Present compensation is used for purposes of the benefit calculations.
•	Present Value of Accumulated Benefit (column (d)) is calculated assuming a single life annuity; modified PRI-2012 mortality table projected generationally; and a discount rate of 5.423% for the GRP; 5.380% for the DB SERP; 5.309% for the BEP-GRP; 4.684% for the ESAP; and 5.160% for the Select Retirement Plan (“SRP”) as of December 31, 2025.

•	The present values include amounts relating to employee contributions.

Code Section 409A governs the timing for income inclusion of amounts under our supplemental retirement plans. We believe our supplemental retirement plans presently meet the requirements of Code Section 409A. As a result, employees generally will be taxed when compensation is received under these plans; however, distribution of these amounts may be delayed for six months following separation from service.

The DB SERP, BEP-GRP, and ESAP plans provided Mr. Ford with a benefit using a notional base annual salary for November 2001 through August 2010 because he did not receive a cash salary for those periods.

Mr. Farley and Ms. House do not participate in the GRP, DB SERP, BEP-GRP, or ESAP. Instead, Ford offers FRP contributions, DC SERP, and BEP-FRP for salaried employees hired or rehired on or after January 1, 2004 in the U.S. See Nonqualified Deferred Compensation in 2025 table on page 68. Ms. Davis was rehired by the Company in 2025. She was previously employed by the Company and held a pension-eligible position with the Company.

2026 Proxy Statement	Executive Compensation	68

NONQUALIFIED DEFERRED COMPENSATION IN 20251

(a)	(b)	(c)	(d)	(e)	(f)
Name	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year[2] ($)	Aggregate Earnings in Last Fiscal Year[3] ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year-End[4] ($)
James D. Farley, Jr. DC SERP, BEP: SSIP/FRP	N/A	$381,500	$460,240	N/A	$4,376,750
William Clay Ford, Jr. DC SERP, BEP: SSIP/FRP	N/A	$60,750	$462,904	N/A	$1,616,999
Sherry A. House DC SERP, BEP: SSIP/FRP	N/A	$135,246	$22,660	N/A	$235,406
John T. Lawler DC SERP, BEP: SSIP/FRP	N/A	$41,401	$44,064	N/A	$378,037
Alicia Boler Davis DC SERP, BEP: SSIP/FRP	N/A	$37,960	$204	N/A	$38,164
J. Douglas Field DC SERP, BEP: SSIP/FRP	N/A	$66,643	$33,251	N/A	$301,410

1.	The nontax-qualified defined contribution plans represented in the above table are unfunded, notional amounts credited by book entry to the participants’ accounts. Participants choose how to allocate the notional amounts from a menu of investment measurement options used solely for the purpose of valuing the participants’ accounts. These are considered notional investments. The performance of an individual’s investment option(s) tracks the notional value as if an actual investment was made in such option(s).

Investment options include: target-date retirement funds; passively and actively managed domestic, global, and international equity funds; fixed income funds; a Company common stock fund; a real asset fund; and a stable value fund. Participants may change their investment elections at any time. Initial notional credits to these plans are allocated to a default investment option in the absence of a participant’s investment direction. Thereafter, a participant may transfer the credits to other investment options available under the respective plans and also elect how any future notional credits are allocated.

Ford Retirement Plan (“FRP”) contributions are retirement benefits for employees hired or rehired beginning January 1, 2004. The Company makes scheduled FRP contributions to a participant’s Savings and Stock Investment Plan (“SSIP”) account calculated as a percentage of base salary using a percentage established based on an employee’s age.

The Benefit Equalization Plan (“BEP”) preserves benefits that are substantially equal to any Company matching contributions (“BEP-SSIP”) and/ or FRP contributions (“BEP-FRP”) that would have been made under the SSIP but limited due to Code limitations. BEP-FRP amounts cannot be invested in the Company common stock fund. Vested BEP account balances are distributed in cash in a lump sum as soon as practicable after death or separation from Ford. An employee becomes fully vested under BEP three years from their original date of hire with Ford. Distribution of BEP account balances may be delayed for six months in accordance with Code Section 409A.

The Defined Contribution Supplemental Executive Retirement Plan (“DC SERP”) provides certain executives retirement benefits. To be eligible for DC SERP Company credits, an executive must be hired on or after January 1, 2004 and be Leadership Level 4 (LL4) or above. Company credits are calculated as a percentage of base salary based on the executive’s age and position. DC SERP amounts cannot be invested in the Company common stock fund. To be eligible for DC SERP payments after separation, an executive must have attained at least 5 years of service at Leadership Level 4 or above, and be either 55 years of age with 10 years of total service or 65 years of age with 5 years of total service immediately preceding separation, and separate from service with Company approval.

All of the Named Executives participate in the SSIP-Company Match. In addition, Messrs. Farley and Field and Mses. Davis and House participate in the BEP-FRP and DC SERP.

2.	The amounts shown in column (c) for the Named Executives are reflected in column (i) of the Summary Compensation Table on page 60 and represent credits made to their DC SERP and BEP-SSIP/FRP sub-accounts, respectively.
3.	None of the amounts shown in column (d) are reflected in the Summary Compensation Table.
4.	The following amounts were reported in the Summary Compensation Table in prior years: Mr. Farley: $2,543,108; Mr. Lawler: $166,179; Mr. Ford: $917,925; and Mr. Field: $183,031.

Executive Compensation	69

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

We maintain certain plans whereby we provide compensation and benefits to executives, including the Named Executives, in the event of a termination of employment. For disclosure of benefits pursuant to employment separation under our qualified and nonqualified pension plans for each of the Named Executives, see the Pension Benefits in 2025 table and related footnotes on pages 66-67. For disclosure of payments due, if any, to each of the Named Executives pursuant to our nonqualified deferred compensation plans, please see the Nonqualified Deferred Compensation in 2025 table and related footnotes on page 68. In the table below, Messrs. Lawler and Ford are shown as receiving amounts in the “Retirement Eligible” column because they each qualify as retirement eligible under our plans. Mr. Farley is shown as receiving amounts in the “Retirement Eligible” column because he qualifies for certain other post-employment benefits upon retirement as set forth in the “Retirement Eligible” column. Mr. Field and Mses. Davis and House do not qualify as retirement eligible under our plans or for other post-employment benefits upon retirement.

We do not have formal agreements with Named Executives, other than Mr. Farley, regarding acceleration of awards or provision of benefits related to termination of employment; however, each of the Named Executives may be entitled to certain compensation and benefits under our plans in such circumstances. Award agreements under our LTIP provide that a change in control occurs upon any merger or consolidation in which the Company is not the surviving entity. The Committee adopted a double trigger change in control provision beginning with equity grants made in 2016. Under this provision, an executive’s employment would have to be terminated or his duties reduced before any accelerated vesting of equity awards in a change in control situation. Please refer to footnote 7 on page 71 for information about the agreements the Company has with Mr. Farley regarding termination of employment.

The following table for the Named Executives assumes that the relevant triggering event occurred on December 31, 2025. Unless otherwise noted, the fair market values of stock-based compensation (e.g., PSUs or RSUs) were calculated using the closing price of Ford common stock ($13.12) on the NYSE on December 31, 2025.

(a)	(b)	(c)	(d)	(e)	(f)	(g)
Benefits and Payments Upon Termination	Voluntary Termination ($)	Retirement Eligible ($)	Change In Control (CIC)[7] ($)	Involuntary Not for Cause Termination ($)	For Cause Termination ($)	Death or Disability ($)
James D. Farley, Jr. Compensation: Base Salary	0	0	1,700,000	1,700,000	0	0
Incentive Bonus Plan[1]	0	5,746,000	3,400,000	3,400,000	0	5,746,000
Performance Units[2]	0	0	43,748,867	0	0	0
Restricted Stock Units[3]	0	0	16,042,664	0		16,042,664
Stock Options[4]	0	0	0	0	0	0
Benefits and Perquisites:
Evaluation Vehicles[5]	0	16,207	0	0	0	0
Life Insurance/Death Benefit[6]	0	0	0	0	0	5,165,385
Total:	0	5,762,207	64,891,530	5,100,000	0	26,954,048
William Clay Ford, Jr. Compensation: Base Salary	0	0	0	0	0	0
Incentive Bonus Plan[1]	0	1,690,000	0	0	0	1,690,000
Performance Units[2]	0	0	34,104,696	0	0	0
Restricted Stock Units[3]	0	0	12,571,781	0	0	12,571,781
Stock Options[4]	0	0	0	0	0	0
Benefits and Perquisites:
Evaluation Vehicles[5]	0	13,249	0	0	0	0
Life Insurance/Death Benefit[6]	0	0	0	0	0	5,165,385
Total:	0	1,703,249	46,676,477	0	0	19,427,165

2026 Proxy Statement	Executive Compensation	70

(a)	(b)	(c)	(d)	(e)	(f)	(g)
			Change In	Involuntary
	Voluntary	Retirement	Control	Not for Cause	For Cause	Death or
	Termination	Eligible	(CIC)[7]	Termination	Termination	Disability
Benefits and Payments Upon Termination	($)	($)	($)	($)	($)	($)
Sherry House Compensation:
Base Salary	0	0	0	0	0	0
Incentive Bonus Plan[1]	0	0	0	0	0	1,355,738
Performance Units[2]	0	0	12,514,220	0	0	0
Restricted Stock Units[3]	0	0	4,467,203	0	0	4,467,203
Stock Options[4]	0	0	0	0	0	0
Benefits and Perquisites:
Evaluation Vehicles[5]	0	—	0	0	0	0
Life Insurance/Death Benefit[6]	0	0	0	0	0	2,816,654
Total:	0	0	16,981,423	0	0	8,639,594
John Lawler Compensation:
Base Salary	0	0	0	0	0	0
Incentive Bonus Plan[1]	0	2,245,241	0	0	0	2,245,241
Performance Units[2]	0	0	13,989,708	0	0	0
Restricted Stock Units[3]	0	0	5,521,959	0	0	5,521,959
Stock Options[4]	0	0	0	0	0	0
Benefits and Perquisites:
Evaluation Vehicles[5]	0	16,843	0	0	0	0
Life Insurance/Death Benefit[6]	0	0	0	0	0	3,887,225
Total:	0	2,262,083	19,511,666	0	0	11,654,425
Alicia Boler Davis Compensation:
Base Salary	0	0	0	1,200,000	0	0
Incentive Bonus Plan[1]	0	0	0	0	0	650,000
Performance Units[2]	0	0	8,367,346	0	0	0
Restricted Stock Units[3]	0	0	6,693,876	0	0	6,693,876
Stock Options[4]	0	0	0	0	0	0
Benefits and Perquisites:
Evaluation Vehicles[5]	0	—	0	0	0	0
Life Insurance/Death Benefit[6]	0	0	0	0	0	3,646,154
Total:	0	0	15,061,222	1,200,000	0	10,990,030
J. Doug Field Compensation:
Base Salary	0	0	0	0	0	0
Incentive Bonus Plan[1]	0	0	0	0	0	539,612
Performance Units[2]	0	0	27,158,882	0	0	0
Restricted Stock Units[3]	0	0	11,855,717	0	0	11,855,717
Stock Options[4]	0	0	0	0	0	0
Benefits and Perquisites:
Evaluation Vehicles[5]	0	—	0	0	0	0
Life Insurance/Death Benefit[6]	0	0	0	0	0	1,681,630
Total:	0	0	39,014,599	0	0	14,076,960

1.	See column (g) of the Summary Compensation Table on page 60.
2.	The 2023, 2024, and 2025 PSU opportunities have three-year performance periods, ending December 31, 2025, December 31, 2026, and December 31, 2027, respectively (see column (h) of Outstanding Equity Awards at 2025 Fiscal Year-End table and footnote 4 on pages 64-65). The amounts shown in the Change In Control column above reflect the value of the performance to metrics of the 2023, 2024, and 2025 PSU opportunities as of December 31, 2025. In each case we multiplied the PSU target opportunity (see Outstanding Equity Awards at 2025 Fiscal Year-End table and footnote 4 on pages 64-65) by the performance-to-metrics as of December 31, 2025, which was 63% for the 2023 PSU Grants, 200% for the 2024 PSU grants, and 125% for the 2025 PSU Grants. We multiplied that product by the fair market value of Ford common stock at December 31, 2025, which was $13.12. For terminations resulting from death or disability or for those Named Executives who are retirement eligible, the 2023 PSU Grants, 2024 PSU grants, and 2025 PSU Grants provide that, if a period of at least six months has lapsed since the date of grant, the executive will receive 100% of the final award determined by the Committee at the end of the respective three-year performance period.

Executive Compensation	71

3.	At December 31, 2025, each of the following Named Executives had unvested RSUs for which a period of at least six months had lapsed since the date of grant as follows: Mr. Farley: 1,222,764; Mr. Lawler: 420,881; Mr. Ford: 958,215; Ms. House: 340,488; and Mr. Field: 903,637. The amounts shown indicate the fair market value of the unvested RSUs for which a period of at least six months had lapsed since the date of grant as of December 31, 2025. If a period of at least six months has lapsed since the date of grant, RSUs will vest according to the normal vesting schedule in the event of early retirement or normal retirement and will vest immediately in the event of death or disability. If a change in control occurs and Ford is not the surviving entity, if a period of at least six months has lapsed since the date of grant, unvested RSUs will terminate if such awards have been replaced by comparable awards from the acquiring entity, unless any recipient is terminated or there is a reduction in an executive’s responsibilities as of the date of the change in control. In those cases, or in the event awards are not replaced with comparable awards, such unvested awards will vest immediately prior to the change in control. RSUs are subject to clawback provisions (see Corporate Governance — Risk Assessment Regarding Compensation Policies and Practices on pages 14-15). RSUs are also subject to forfeiture for violations of non-compete provisions and occurrences of conduct inimical towards the Company.
4.	Pursuant to our 2023 Long-Term Incentive Plan, if a change in control occurs, any outstanding option shall terminate; but if one year has lapsed from the grant date of the option, any unvested portion of an option grant becomes exercisable immediately prior to the change-in-control. As of December 31, 2025, there are no outstanding options that would become exercisable under this provision. The amounts shown are the values of the “in-the-money” options, which means those options where the fair market value of our common stock on December 31, 2025 exceeded the exercise price of the option, multiplied by the number of options. For terminations resulting from death or disability or for those Named Executives who are retirement eligible, if at least six months has lapsed from the grant date of the option, any unvested portion of an option grant will become exercisable in accordance with its normal vesting schedule.
5.	The amount shown for evaluation vehicles under the “Retirement Eligible” column reflects the annual cost of providing vehicles for 2025 under the Evaluation Vehicle Program for each Named Executive (see footnote (i) to the All Other Compensation in 2025 table beginning on page 62). The costs include the A-Plan price of the vehicle, sales tax, and title, registration, and document fees.
6.	The amounts shown include: (i) proceeds from Company paid life insurance; and (ii) a death benefit payable to the next of kin in an amount equal to 80 hours of salary at the hourly rate.
7.	Mr. Farley’s employment agreement (see Exhibit 10-P to Ford’s Annual Report on Form 10-K for the year ended December 31, 2025) provides that, conditioned on his agreement to not join a competitor for two years after the date of his termination and delivery of an acceptable waiver and release, he receives certain compensation and benefits in the event his employment is terminated other than “for cause” or if there is a change in control (as defined in the employment agreement) of the Company accompanied by his resignation for “good reason,” either of which occurs within five years of his appointment to President and CEO. In general, a “for cause” termination results from: (i) any act of dishonesty or knowing or willful breach of a fiduciary duty that is intended to result in Mr. Farley’s personal enrichment or gain at the expense of the Company or any of its affiliates or subsidiaries; (ii) commission of a felony involving moral turpitude or unlawful, dishonest, or unethical conduct that a reasonable person would consider damaging to the reputation or image of the Company; (iii) any material violation of published standards of conduct applicable to Ford officers or executives of Ford that warrants termination; (iv) insubordination or refusal to perform assigned duties or to comply with the lawful directions of supervisors; or (v) any deliberate, willful, or intentional act that causes substantial harm, loss or injury to Ford. In general, “good reason” means the occurrence, without Mr. Farley’s express written consent, of any of the following events during the Protected Period (which shall be the two-year period beginning as of the date of a change in control): (i) subject to the provision below on duplication of payments, a reduction of Mr. Farley’s base salary as in effect immediately prior to a change in control or of such higher base salary as may have been in effect at any time during the Protected Period, except in connection with the termination of Mr. Farley’s employment for cause or on account of long-term disability or death, or except where executive pay is reduced across the Company or a substantial portion of the Company as a cost-saving measure; (ii) subject to the provision below on duplication of payments, the failure to pay Mr. Farley any portion of his aggregate compensation including, without limitation, annual bonus, long-term incentive, and any portion of his compensation deferred under any plan, agreement, or arrangement that is payable or has accrued prior to a change in control, within thirty days of the date payment of any such compensation is due; (iii) the failure to afford Mr. Farley annual cash bonus and long-term equity incentive compensation target opportunities at a level which, in the aggregate, is at least equal to 80% of the aggregate level of annual cash bonus and long-term equity incentive compensation target opportunities made available to Mr. Farley immediately prior to the change in control, except in connection with the termination of Mr. Farley’s employment for cause or on account of long-term disability or death; (iv) a material diminution or change in the responsibilities of Mr. Farley without his consent, as such responsibilities existed immediately prior to the change in control; and (v) notwithstanding any other provision of the employment agreement, Mr. Farley shall have the right to terminate his employment, with such termination being deemed as if a termination for good reason during the Protected Period, if any successor to the Company does not assume these obligations upon a change in control.

Notwithstanding any provision in Mr. Farley’s employment agreement to the contrary, if Mr. Farley is entitled upon a termination of employment to any change of control related benefits or payments under an employment or other agreement, or a severance plan, Mr. Farley shall not be entitled upon such termination to any duplicative payment or benefits under his employment agreement but instead shall receive only the greater payment or benefit, determined on an item-by-item basis. The following summarizes the severance arrangements:

•	one year of base salary (see Compensation Discussion and Analysis—2025 Named Executive Compensation—Executive Snapshots on pages 51-52), plus annual bonus target (see Compensation Discussion and Analysis—Annual Performance Bonus Plan on page 46); and
•	removal of any outstanding vesting requirements on his 2020 stock option grant.

2026 Proxy Statement	Executive Compensation	72

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2025 about the Company’s common stock that may be issued upon the exercise of options, warrants, and rights under all of the Company’s existing equity compensation plans, including the 2018 Long-Term Incentive Plan and 2023 Long-Term Incentive Plan.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants, and Rights (#)	Weighted-Average Exercise Price of Outstanding Options, Warrants, and Rights ($)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (#)
	(a)	(b)	(c)[1]
Equity compensation plans approved by security holders	109,674,639[2]	$6.49[3]	178,539,379
Equity compensation plans not approved by security holders	—	$—	—
Total	109,674,639	$6.49	178,539,379

1.	The number of securities remaining available for future issuance under the 2023 Long-Term Incentive Plan is based on a formula. The 2023 Long-Term Incentive Plan provides that the maximum number of shares that may be available for Plan Awards (awards of shares of common stock, options, PSUs, and various other rights relating to common stock) each year is equal to 2% of the total number of issued shares of common stock as of December 31 of the prior year. This limit is called the 2% Limit. The 2% Limit may be increased to up to 3% in any year, with a corresponding reduction in the number of shares available in later years under the 2023 Long-Term Incentive Plan. As of December 31, 2025, the total number of issued shares of common stock was 4,137,854,611 shares and 2% of such number is 82,757,092 shares. 3% of such number is 124,135,638 shares. Additionally, any unused portion of the 2% Limit for any year, up to a maximum of 100,000,000 shares, may be carried forward and used in later years. For 2025, there were 93,407,868 shares available for use as carry over from the unused portion of the 2% Limit from prior years. There were 54,678,610 shares used during 2025 under the 2023 Long-Term Incentive Plan and 5,997,540 shares were forfeited during 2025 under the 2023 Long-Term Incentive Plan. This means that as of December 31, 2025, the number of securities remaining available for issuance under the 2023 Long-Term Incentive Plan was 168,862,436.

As of December 31, 2025, the number of securities remaining available for issuance under the 2024 Plan was 9,676,943. The 2024 Plan originally had 10,000,000 shares authorized. As of December 31, 2025, 323,057 RSUs had been granted under the 2024 Plan.

Additional shares may be issued under a deferred compensation plan as a result of future Dividend Equivalents, if we pay dividends on our common stock.

From January 1, 2026 through March 15, 2026, 22,682,121 RSUs were granted to certain employees as part of a long-term incentive program.

2.	This number includes the following:
(i)	2018 Long-Term Incentive Plan:
4,225,872 shares subject to options; 6,112,538 shares covered by RSUs; and 7,051,449 shares representing the maximum number of shares covered by PSUs that may be earned pursuant to rights granted, assuming the maximum payout level is achieved;
(ii)	2023 Long-Term Incentive Plan:

0 shares subject to options; 71,865,556 shares covered by RSUs; and 18,981,542 shares representing the maximum number of shares covered by PSUs that may be earned pursuant to rights granted, assuming the maximum payout level is achieved;

(iii)	Deferred Compensation Plan:

1,083 shares, which is the approximate number of shares to be issued;

(iv)	2014 Plan:

1,071,346 RSUs that have vested but have not yet settled into shares of common stock; and

(v)	2024 Plan:

365,253 RSUs that have vested but have not yet settled into shares of common stock.

Under a deferred compensation plan, credits for common stock were credited to book entry accounts based on the fair market value of common stock at the time of the compensation deferral. Additional credits resulted from Dividend Equivalents.

3.	This is the weighted-average exercise price of 4,225,872 options outstanding under the 2018 Long-Term Incentive Plan.

PAY RATIO

As required by proxy rules, we are providing the following pay ratio information for the 2025 fiscal year:

•	the median of the annual total compensation of all our employees (other than the CEO) was $93,397;

•	the total compensation of our Chief Executive Officer, Mr. Farley, was $27,519,557; and

•	based on this information, the ratio of the annual total compensation of our Chief Executive Officer to the median of the annual total compensation of all employees is 295 to 1.

Executive Compensation	73

Methodology

SEC rules provide that we may use the same median employee for three years before identifying a new median employee provided that during our last completed fiscal year there has been no change in our employee population or employee compensation arrangements that we reasonably believe would result in a significant change to our pay ratio disclosure. We do not believe that there has been a change to our employee population or our employee compensation arrangements that would result in a significant change to our pay ratio disclosure. Accordingly, we did not identify a new median employee for the purposes of the 2025 pay ratio disclosure and are utilizing the same median employee that was identified for our 2023 and 2024 pay ratio disclosure. The methodology and the material assumptions, adjustments, and estimates that we used to identify the 2023 median employee and determine total compensation (or any elements of total compensation) in 2025 were as follows:

•	We used December 31, 2023 as the date to determine our workforce for purposes of determining our median compensated employee. As of December 31, 2023, our workforce consisted of approximately 182,698 employees, with 93,159 (51%) of those employees located in the United States, and 89,539 (49%) of those employees located outside of the United States.

•	The de minimis exception of the pay ratio rules allows us to exclude up to 5% of our employees based outside of the U.S. Pursuant to the de minimis exception, we excluded 7,783 of our non-U.S. employees (approximately 4.3% of our total employee population, comprised of all of our employees in the countries listed in the table below). Consequently, 174,915 employees were considered in determining our median compensated employee.

	Number of		Number of		Number of
Country	Employees	Country	Employees	Country	Employees
Argentina	3,340	Hungary	594	Poland	80
Austria	42	Ireland	19	Portugal	17
Belgium	355	Israel	18	Romania	177
Brazil	1,905	Italy	214	Saudi Arabia	11
Chile	35	Korea	37	Sweden	1
Colombia	43	Morocco	19	Switzerland	48
Czech Republic	76	Netherlands	72	UAE	90
Denmark	45	New Zealand	65	Uruguay	13
Finland	34	Peru	20
France	290	Norway	41
Greece	30	Philippines	55	Total	7,783

•	As a global enterprise, Ford maintains multiple payroll systems around the world. In determining our median employee compensation (other than our CEO’s compensation), we used total taxable income of each employee as of December 31, 2023. This is often referred to as the “Box 5” number on U.S. W-2 forms. We asked our foreign consolidated subsidiaries to provide an equivalent total taxable income number for employees located in their countries. For employees located outside of the U.S., we converted local currency compensation using the Book Average Internal Revenue Service published rate at December 31, 2023. Also, for those countries that have a non-calendar tax year, we used the total taxable income for all of 2023.

•	Employees who were on leave during any part of 2023 who did not receive any compensation for work performed in 2023 were excluded from the analysis. Employees who were on leave during any part of 2023 who received compensation for work performed in 2023 were included in the analysis, but we did not annualize their compensation due to the complexity and uncertainty inherent in the manual calculations required; instead, the compensation they actually received was used. We did, however, annualize the compensation of employees hired during 2023.

•	Using this methodology, we determined that our median employee was a full-time, salaried employee located in the U.S., with 2023 total taxable income of $76,076. We then calculated the median employee’s compensation for 2025 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, which is the manner in which we calculate the total compensation of our Named Executives as reported in the Summary Compensation Table, resulting in annual total compensation in the amount of $93,397. It should be noted that the amount used to identify the median compensated employee reflects 2023 taxable income, whereas the annual total compensation amount reflects such employee’s compensation as determined under the proxy rule identified above for 2025 compensation. That calculation takes into account certain benefits and compensation not included in the employee’s 2025 taxable income, including the Bonus Plan payment for 2025 performance, which is paid in 2026, and the increase, if any, in the present value of the employee’s pension.

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PAY VERSUS PERFORMANCE

SEC rules require us to provide the following information regarding executive compensation for James D. Farley, Jr., our President & CEO and our other Named Executives for the fiscal years listed below. For purposes of this disclosure, Mr. Farley is referred to as the “PEO” (principal executive officer) and the other Named Executives for each of the covered years are collectively referred to as the “Non-PEO Named Executives.”

Generally, the SEC-defined “Compensation Actually Paid” (“CAP”) is calculated by starting with the Summary Compensation Table total values (“SCT Totals”) and making the following adjustments to the SCT Totals: (1) deducting the grant date value of equity granted during the year, (2) deducting the change in pension value for the year (if any), (3) adding the year-end fair value of unvested equity awards granted during the year, (4) adding, for awards granted in prior years that are outstanding and unvested at the end of the year, the difference between the year-end fair value and the immediately prior year-end fair value, (5) adding, for awards granted in prior years that vested during the year, the difference between the fair value as of the vesting date and the immediately prior year-end fair value, and (6) adding the pension service cost for that year (if any).

For a discussion of the Compensation, Talent and Culture Committee’s philosophies, guidelines, and practices regarding executive compensation and alignment with Company performance, see Compensation Discussion and Analysis, beginning on page 41.

Pay versus Performance Table

(a)	(b)	(d)	(f)	(g)		(h)	(i)	(j)
					Value of Initial Fixed
					$100 Investment
			Average Summary		Based On:
	Summary		Compensation	Average CAP to		Peer Group
	Compensation		Table Total for	Non-PEO	Total	Total
	Table Total for	CAP	Non-PEO	Named	Shareholder	Shareholder		Company Adjusted EBIT Margin[3]
	PEO	to PEO[4]	Named Executives[1]	Executives[1,4]	Return	Return[2]	Net Income
Year	($)	($)	($)	($)	($)	($)	(in $M)	(%)
2025	27,519,558	49,214,346	14,932,140	24,411,746	197	149	(8,182)	3.6
2024	24,861,866	14,223,664	14,027,714	8,570,838	138	121	5,879	5.5
2023	26,470,033	29,358,700	13,582,049	14,315,576	159	113	4,347	5.9
2022	20,996,146	(14,879,370)	12,379,576	(3,677,839)	137	85	(1,981)	6.6
2021	22,813,174	73,772,804	12,948,787	30,831,937	237	125	17,937	7.3
1.	The Non-PEO Named Executives for 2021 were John T. Lawler, William Clay Ford, Jr., Michael Amend, and J. Doug Field; for 2022 were John T. Lawler, William Clay Ford, Jr., J. Doug Field, and Kumar Galhotra; for 2023 and 2024 were John T. Lawler, William Clay Ford, Jr., J. Doug Field, and Peter C. Stern; and for 2025 were John T. Lawler, William Clay Ford, Jr., J. Doug Field, Sherry A. House, and Alicia Boler Davis.
2.	The “Peer Group” referenced in this column is the Dow Jones Automobiles & Parts Titans 30 Index. This is the same index used to prepare the Company’s “Stock Performance Graph” included in our Annual Report on Form 10-K for the year ended December 31, 2025.
3.	Company adjusted EBIT Margin is a non-GAAP financial measure most comparable to U.S. GAAP’s “Company Net Income/(Loss) Margin.” Company adjusted EBIT Margin is Company adjusted EBIT divided by Company revenue. In turn, Company adjusted EBIT is a non-GAAP financial measure most comparable to U.S. GAAP’s “Net Income/(Loss). Company adjusted EBIT excludes interest on debt (excluding Ford Credit Debt), taxes, and pre-tax special items. Our management excludes special items from its review of the results of the operating segments for purposes of measuring segment profitability and allocating resources. Our categories of pre-tax special items and the applicable significance guideline for each item (which may consist of a group of items related to a single event or action) are as follows:

Pre-Tax Special Item		Significance Guideline
•	Pension and OPEB remeasurement gains and losses	•	No minimum
•	Personnel expenses, supplier- and dealer-related costs, and facility-related charges stemming from our efforts to match production capacity and cost structure to market demand and changing model mix	•	Generally $100 million or more
•	Other items that we do not necessarily consider to be indicative of earnings from ongoing operating activities	•	$500 million or more for individual field service actions; generally $100 million or more for other items

Company adjusted EBIT Margin is useful to management and investors because it allows users to evaluate our operating results aligned with industry reporting. Company adjusted EBIT is useful to management and investors because it focuses on underlying operating results and trends, and improves comparability of our period-over-period results. Please refer to Appendix III to this Proxy Statement for a reconciliation of Company Net Income/(Loss) Margin to Company adjusted EBIT Margin and the underlying reconciliation of Net Income/(Loss) to Company adjusted EBIT.

4.	As noted above, the values reported in these columns represent CAP, calculated in accordance with SEC rules. The values do not reflect the actual amount of compensation earned by or paid to our Named Executives during the applicable year. Numbers in the above table and the tables below may not sum due to rounding. To calculate CAP in accordance with SEC rules, the amounts shown in the tables below were added to, or deducted from, the applicable SCT Totals. For additional information on how the CAP values for 2021, 2022, 2023, and 2024 were calculated, please see Footnote 4 to the Pay versus Performance Table beginning on page 81 of our Proxy Statement for Ford’s Annual Meeting of Shareholders held May 8, 2025, filed with the SEC on March 28, 2025, Footnote 4 to the Pay versus Performance Table beginning on page 78 of our Proxy Statement for Ford’s

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Annual Meeting of Shareholders held May 9, 2024, filed with the SEC on March 29, 2024, and Footnote 4 to the Pay versus Performance Table beginning on page 78 of our Proxy Statement for Ford’s Annual Meeting of Shareholders held May 11, 2023, filed with the SEC on March 31, 2023:

PEO 2025 SCT Total Compensation to CAP Reconciliation:

Year	SCT Total Compensation ($)	Less Grant Date Fair Value Of Equity-Based Awards ($)	Plus Value of Equity-Based Awards Calculated According to SEC Specified Methodology ($)[i]	CAP ($)ii
2025	27,519,558	18,868,309	40,563,097	49,214,346

Average Non-PEO Named Executive 2025 SCT Total Compensation to CAP Reconciliation:

Year	SCT Total Compensation ($)	Less Grant Date Fair Value of Equity-Based Awards and Aggregate Change in Present Value of Pension Benefit ($)	Plus Value of Equity- Based Awards Calculated According to SEC Specified Methodology ($)[i]	Plus Actuarially Determined Pension Service Cost and Prior Service Cost ($)ii, iii	CAP ($)
2025	14,932,140	11,455,713	20,918,162	17,157	24,411,746

i	Reflects the change in value of equity-based awards calculated in accordance with the SEC specified methodology for determining CAP for 2025. With respect to dividend equivalents that accrue on our equity awards, the value of such dividend equivalents is included in the values in this column. For more on how dividend equivalents accrue on our equity awards, see Policy on Dividend Equivalents on Equity Grants on page 58.

Supplemental Detail of PEO Equity-Based Awards Change in Value for 2025:

Year	Type of Award	Fair Value of Reported Year’s Awards at Fiscal Year End (a) ($)	Change in Value of Prior Years’ Awards Unvested at Fiscal Year End (b) ($)	Change in Value of Prior Years’ Awards that Vested in Year Reported (c) ($)	Value of Awards Included in CAP for Year Reported (d) = (a) + (b) + (c) ($)
2025	RSUs	9,716,488	2,380,066	(187,677)	11,908,877
	PSUs	20,705,999	9,729,415	(1,781,194)	28,654,220
	Options	—	—	—	—
	Total	30,422,487	12,109,481	(1,968,871)	40,563,097

Supplemental Detail of Average Non-PEO Named Executive Equity-Based Awards Change in Value for 2025:

		Fair Value of Reported	Change in Value of Prior Years’	Change in Value of Prior Years’ Awards	Value of Awards Included in CAP
Year	Type of Award	Year’s Awards at Fiscal Year End (a) ($)	Awards Unvested at Fiscal Year End (b) ($)	that Vested in Year Reported (c) ($)	for Year Reported (d) = (a) + (b) + (c) ($)
2025	RSUs	5,687,336	1,056,341	141,270	6,884,948
	PSUs	11,164,668	3,497,496	(628,950)	14,033,214
	Options	—	—	—	—
	Total	16,852,004	4,553,837	(487,680)	20,918,162

ii	We do not report a change in pension value for Mr. Farley because he does not participate in any of our pension benefit plans.

iii	This column is included to show the addition of the actuarial present value of our Non-PEO Named Executives’ average service cost under pension plans attributable to services rendered during the noted year.

2026 Proxy Statement	Executive Compensation	76

Critical Performance Measures

The seven measures listed below represent the most important financial and non-financial performance measures used to tie 2025 executive compensation to Company performance. The measures in this table are not ranked.

For a discussion of each of these performance measures and how they tie to our performance-based compensation practices, refer to the CD&A, beginning on page 41.

Most Important Financial and Non-Financial
Performance Measures
Company Adjusted EBIT Margin
Company Adjusted EBIT
Company Adjusted Free Cash Flow
Adjusted Return on Invested Capital
Company Revenue
Quality
rTSR of 2025 PSU TSR Peer Group

* See Long-Term Incentive Plan, beginning on page 47, for more information about the structure of our PSU grants and the peer group used for measuring rTSR for PSUs.

Relationship of CAP to Certain Performance Measures

The following graphic and narrative disclosures describe the relationship between the CAP to our PEOs and the Average CAP to our Non-PEO Named Executives in each of the years reported above to (1) TSR of both the Company and the Dow Jones Automobiles & Parts Titans 30 Index, (2) Company Net Income, and (3) Company adjusted EBIT Margin.

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In 2021, the CAP to Mr. Farley was much higher than his SCT Total, paired with a corresponding increase in our cumulative TSR and $19.216 billion and 5.3% increases in Net Income and Company adjusted EBIT Margin, respectively. The average CAP to our Non-PEO Named Executives was also much higher than the average SCT Total in 2021. In 2022, the CAP to Mr. Farley was much lower than his SCT Total, and the average CAP to our Non-PEO Named Executives was much lower than their average SCT Total in 2022, with negative CAP in both cases. Our cumulative TSR suffered a significant drop in 2022, as Net Income declined $19.918 billion from the prior year paired with a 0.7% decrease in our Company adjusted EBIT Margin from the prior year. The cumulative TSR of our Peer Group was similarly affected. In 2023, the CAP to Mr. Farley, as well as to our Non-PEO Named Executives, was higher than their respective individual and average SCT Totals. Our cumulative TSR improved in 2023 as Net Income increased by $6.328 billion, while Company adjusted EBIT Margin declined 0.7% from the prior year. The cumulative TSR of our Peer Group improved during 2023. For 2024, the CAP to Mr. Farley, as well as to our Non-PEO Named Executives, was lower than their respective individual and average SCT Totals. Our cumulative TSR fell in 2024 as Net Income increased by $1.532 billion, and Company adjusted EBIT Margin declined 0.4% from the prior year. The cumulative TSR of our Peer Group improved by roughly 8% during 2024. For 2025, the CAP to Mr. Farley, as well as to our Non-PEO Named Executives, was significantly higher than their respective individual and average SCT Totals. Our cumulative TSR grew significantly in 2025 while Net Income fell significantly with a less pronounced decline in Company adjusted EBIT Margin from the prior year. The cumulative TSR of our Peer Group improved by roughly 18% during 2025.

The increased CAP to Mr. Farley and our other Non-PEO Named Executives for 2025 relative to 2024, and 2023 relative to 2022, is largely attributable to the volatility of our stock price which translates to the volatility seen in both our cumulative TSR and that of our Peer Group. By the end of 2023, our cumulative TSR and stock price had increased relative to the end of 2022, contributing to the increase in CAP to Mr. Farley and our other Non-PEO Named Executives for 2023. Much of the fluctuation in CAP over the period reported is attributable to changes in our year-end stock price, which affects the “change in value of prior years’ awards” that is included in the calculation of CAP. The ultimate values actually realized by our Named Executives from unvested equity awards, if any, cannot be determined unless and until the awards fully vest.

The decrease in CAP to Mr. Farley and our other Non-PEO Named executives for 2024 relative to 2023 is due to the decline in cumulative TSR over such period.

2026 Proxy Statement	Shareholder Proposals	78

We expect the following proposals to be voted on by shareholders if properly presented at the annual meeting. Following SEC rules, other than minor formatting changes, we are reprinting the proposals and supporting statements as they were submitted to us. Each of the proposals contains assertions about the Company or other statements that we believe are incorrect. We have not attempted to refute all of these inaccuracies and take no responsibility for the content of the proposals. The Board of Directors has thoroughly considered each proposal and recommends a vote AGAINST these proposals for the reasons set forth following each proposal.

We may determine, with the advice of counsel, that we have a reasonable basis to exclude a shareholder proposal from the proxy statement because it fails to meet and is contrary to the requirements under Rule 14a-8. Even then, we may nonetheless include the proposal in the proxy statement to be voted on by shareholders. As a result, the inclusion of a shareholder proposal in our proxy statement should not be taken as an indication that we believe the proposal meets Rule 14a-8 or that we would not otherwise exclude the same or a similar proposal in the future.

Proposal 4. Shareholder Proposal

Mr. John Chevedden of 2215 Nelson Avenue, No. 205, Redondo Beach, California, 90278, who owns shares of common stock with a value of at least $2,000, has informed the Company that the following proposal will be presented at the meeting:

Proposal 4 — Equal Voting Rights for Each Share

Shareholder Rights

RESOLVED: Shareholders request that our Board take steps to ensure that all of our company’s outstanding stock has an equal one-vote per share in each voting situation. This would encompass all practicable steps including encouragement and negotiation with current and future shareholders, who have more than one vote per share, to request that they relinquish, for the common good of al1 shareholders, any preexisting rights, if necessary.

This proposal is not intended to unnecessarily limit our Board’s judgment in crafting the requested change in accordance with applicable laws and existing contracts. Corporate governance advocates have suggested a 7-year transition to equal voting rights for each share.

Ford Family shares have 36-votes per share compared to the tiny one-vote per share for regular shareholders. This dual-class voting stock reduces management accountability by giving insiders the power to retain corporate control wildly disproportionate to their money at risk.

This proposal topic has received more than 51% of the independent vote of the non-family Ford stock in each year since 2011. It is important to vote for this proposal to help block the Ford family from finding additional creative ways to further reduce their money at risk at Ford while maintaining the same control over the management of Ford.

In spite of such consistent 2011 to 2024 support from regular Ford shareholders for this proposal topic—Ford management has done absolutely nothing to address this serious issue—not even one small step.

Now could be a good time for this transition since Ford stock was at $18 in 2014 and at only $13 in late 2025 despite a robust stock market. Nonetheless some analysis believe Ford stock is overvalued.

Plus reports of Ford management failures and a challenging marketplace emerged in 2025:

Ford faced significant scrutiny for issuing over 120 safety recalls as of October 2025, a record number for any automaker in a single year in U.S. history. These recalls affected millions of vehicles globally and involved serious issues like fuel pump failures, steering problems, and camera display malfunctions, often requiring in-person dealership visits for repairs. The high volume of recalls points to ongoing quality control issues within Ford.

A fire at a crucial aluminum supplier (Novelis) in Oswego, New York, significantly impacted Ford’s production, especially for its highly profitable F-150 trucks. This incident is projected to result in a production loss of 100,000 units in the fourth quarter and an estimated $1 billion impact on earnings.

Ford’s electric vehicle (EV) division reported a year-to-date loss of $3.6 billion, driven by lower pricing and increased investment in next-generation EVs. Ford faces industry-wide challenges from EV overcapacity and intense global competition, particularly from Chinese manufacturers.

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Ford revised its full-year 2025 adjusted free cash flow guidance downward (to between $2 and $3 billion), largely due to the Novellas fire and tariffs. A $1 billion tariff impact is expected for 2025.

Additionally, Ford CEO Jim Farley admitted to overpricing certain trucks and SUVs which led to slow sales and belated price reductions on models like the 2025 F-150.

Please vote yes:

Equal Voting Rights for Each Share—Proposal 4

The Board of Directors recommends a vote AGAINST Proposal 4 because it is not in the best interests of Ford or its shareholders.

The Ford family has been significantly involved in the affairs of the Company for over 120 years; they are bound to the Company not only in an economic sense through Class B shares, but also on the basis of heritage, stewardship, and loyalty. Members of the Ford family have always played an important role in the Company, both before and after it went public in 1956, and their involvement serves to provide a unique culture that Ford employees embrace. As a direct result of the Company’s dual-class structure, the Ford family has a special interest in the long-term success of the Company and provides stability in the face of short-term market pressures and outside influences. This structure also ensures that the Company has a solid and loyal investor base throughout economic downturns and crises, which has been essential to the success of the Company over time.

Through their actions during the past century, the Ford family has proven that the primary purpose of their involvement has been, and continues to be, the long-term success of the Company for the benefit of all shareholders. This long-term focus is essential for sustained success in our industry. This is also true in today’s environment where Ford is being tested by forces reshaping the industry. Ford is well-positioned to navigate these challenges and emerge as a success by meeting customer demand and driving profitable growth.

Moreover, the current capital structure has been in place since Ford became a public company in 1956; it was the basis on which those who owned the Company were willing to offer shares to the public and, in the words of the January 17, 1956 Prospectus, “relinquish their exclusive right to vote in the affairs of management.” Every purchaser of a share of Ford’s common stock since that time has done so based on full disclosure that the Company has two classes of voting stock, consisting of common stock (representing 60% of the voting power), and Class B Stock (representing 40% of the voting power). Indeed, we believe many purchasers of Ford stock are attracted to it because of the dual-class structure, as discussed above. Under the banner of “equal vote,” therefore, the proposal actually seeks to upend the 70-year relationship among the Company’s shareholders by ignoring the foundational compact on which that relationship was formed, as well as the fundamental equitable interests that holders of both classes of stock established by their reliance on that structure.

Of course, neither history alone nor even the unfairness of upending the shareholders’ compact would justify continuing the Company’s capital structure if there were any confirmation that the interests of shareholders were being harmed because of that structure. But the proponent of the proposal is unable to demonstrate anything of the sort and could not do so. On the contrary, the interests of shareholders have been, and will continue to be, well served by the Company’s longstanding capital structure.

Shareholders, however, need not rely just on capital structure or history to conclude that the proposal is ill-advised, for shareholders have also long been protected within this structure through the Company’s adherence to sound corporate governance practices and principles that complement the share capital structure and reinforce the Company’s strong commitment to both long-term sustainability and shareholder value. These corporate governance practices are generally equal to, or better than, the practices of both single- and dual-class companies. Among our robust corporate governance practices are the following:

•	annual election of all directors by majority vote;

•	common shareholders have the majority voting power, in contrast to the majority of multi-class companies;

•	Class B shareholders do not have the right to elect any directors separately from common shareholders, in contrast to many dual-class companies;

•	common shareholders have the right to call special meetings;

2026 Proxy Statement	Shareholder Proposals	80

•	eleven of the director nominees are independent;

•	shareholders may act by written consent; and

•	the CEO and Chair positions are separate, and the Board has a Lead Independent Director.

In addition to these practices, we have instituted a robust Enterprise Risk Management process that allows for timely identification of, and response to, the top risks facing the Company through a survey process of senior management and the Board of Directors. Once identified, each of the top risks is assigned an executive risk owner who is responsible to oversee risk assessment, develop mitigation plans, and provide regular updates (see Board’s Role in Risk Management on pages 13-14). We continually review our enterprise risk management processes and procedures with the goal of improving our assessment of, and response to, risks.

While competing studies may provide conflicting analysis of the financial performance of dual-class companies generally, Ford’s performance over the past ten years has been consistently profitable with positive Company Adjusted Free Cash Flow. It is important to appreciate that, without accessing taxpayer money or going through a bankruptcy process that would have eliminated shareholder value, we achieved each of the following and more:

•	Our balance sheet continues to be strong and a competitive advantage providing flexibility as we advance our Ford+ strategy during these times of incredible technological, geopolitical and industry change. We ended 2025 with close to $29 billion in cash and nearly $50 billion in liquidity;

•	We have made decisive redeployments of capital to match demand and drive profitable growth, with a focus on affordability, choice, and return to shareholders—this includes being nimble in aligning our product portfolio to market realities, and allocating capital to higher return investments, such as creating Ford Energy, a battery energy storage system business to unlock new, high return opportunities;

•	We have delivered 5 consecutive years of revenue growth because of the strength of our product line-up—focused on trucks, vans and off-road. We offer a diverse powertrain line up in Ford Blue, as we follow what customers want to drive. Last year hybrid sales grew more than 25 percent;

•	We delivered a total TSR of 42% for 2025 and consistently return value to shareholders through dividends;

•	We received conditional approval for the Ford Motor Credit Company, our strategically important finance company, to establish itself as a new financial institution, Ford Credit Bank;

•	We returned to an investment grade credit rating in 2023 because we have maintained a strong balance sheet to weather economic uncertainty and continued to invest in our future, after being downgraded to non-investment grade during the COVID-19 pandemic.

Our sustained financial performance and corporate governance practices indicate that the interests of all shareholders have been protected under the current structure.

We do not believe that a “one-size-fits-all” approach to corporate governance is appropriate, as best practices for cyclical businesses such as the automotive industry may differ from those in other industries. The Board believes that our ownership structure has helped insulate our Company from business cycles and related short-term pressures, while allowing the Board and senior management to focus on our long-term success.

In short, the current share capital structure is in the best interests of the Company. The support of the Class B shareholders has provided significant stability to the business, and the long history of Ford family involvement in the Company has been one of its greatest strengths. For the reasons stated above, the Board of Directors recommends a vote “against” this Proposal because it is not in the best interests of Ford and its shareholders.

YOUR BOARD’S RECOMMENDATION:	AGAINST Proposal 4

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5. Shareholder Proposal

The Comptroller of the State of New York, in its capacity as Trustee of the New York State Common Retirement Fund, 110 State Street, Albany, New York 12236, which owns shares of common stock with a value of at least $2,000, has informed the Company that the following proposal will be presented at the meeting:

Proposal 5 — Vote Disclosure by Share Class

Resolved: Shareholders request that Ford Motor Company (the “Company” or “Ford”) publicly disclose by share class, in a manner within the board’s discretion, voting results on matters subject to a shareholder vote.

Supporting statement: Multiclass capital structures with unequal voting rights violate the principle of “one share, one vote” and provide certain equity owners with a share of voting rights that exceed their share of economic interest. This outsized voting power, which is typically held by insiders such as founders, family members and executive, can significantly distort the level of opposition to management and the board among shareholders generally with respect to governance changes or other important topics of concern for independent shareholders, such as say on pay and takeover bids that may be beneficial to shareholders. In addition, research has shown that outside shareholders with unequal voting rights are generally less supportive of management, which may be indicative of a lack of trust and can foster the perception of a misalignment of goals.

Ford maintains a dual-class structure which is not subject to a reasonable, time-based sunset provision. Publicly traded common shares carry one vote per share, while the voting power of each Class B share is adjusted annually to provide Class B shareholders (members of the Ford family) with an aggregate of 40 percent of the total voting power, and thus considerable influence over all matters requiring shareholder approval. For the 2025 Annual Meeting, Class B shareholders were entitled to 36.75 votes per share.

Currently, voting results are disclosed by Ford without distinguishing between the share classes. It is important for these results to be disclosed by share class to provide the board with insight regarding the concerns of the independent shareholders. Without disclosing the distinction between share classes, it is difficult to determine if the interests of each share class are aligned. Disaggregated vote disclosure would enhance transparency, improve accountability and allow shareholders to better monitor Ford’s response to issues of concern to a majority of shareholders.

There is long history of shareholder proposals seeking to eliminate the dual-class structure at Ford. These proposals have received significant support from independent shareholders. Between 2016 and 2024 these recapitalization proposals have received an average of 36 percent from all shareholders, and an average of 83 percent support from independent shareholders. Other shareholder proposals have also received nearly majority support from independent shareholders, including several related to lobbying, political spending and special meeting rights. For example, a 2020 lobbying disclosure proposal received 20 percent support, but – assuming the Class B shares voted against – it garnered 48 percent support when adjusted for inflated insider votes.

Providing disaggregated voting disclosure is not an onerous task and could be implemented by Ford without undue burden. Some companies have already adopted this enhanced disclosure as a governance best practice, including Duluth Holdings Inc.

2026 Proxy Statement	Shareholder Proposals	82

The Board of Directors recommends a vote against this proposal because the disclosure is already available in the information being provided by the Company.

The Ford family has played an important role in the Company for over 120 years. Their stewardship of the Company spans generations. Through its ownership of the Class B shares, the Ford family retains a significant interest in the long-term success of the Company. In fact, the current capital structure has been in place since Ford became a public company in 1956, and every purchaser of Ford’s common stock since that time has done so based on full disclosure that the Company has two classes of voting stock, consisting of common stock (representing 60% of the voting power), and Class B Stock (representing 40% of the voting power). Common shareholders have the protection and benefit of retaining the majority of the voting power of the Company. In addition, Class B shareholders do not have the right to elect any directors separately from common shareholders.

Each proxy statement filed by the Company in connection with the Annual Meeting of Shareholders provides the calculation as of the record date as to how many votes Class B shareholders are entitled to vote. See page 86 for this year’s calculation. In addition, each proxy statement discloses what percentage of Class B shares are held in a voting trust (currently 99.9% as disclosed on page 19), and that the voting trust is required to vote all shares as directed by a plurality of the shares in the trust. Finally, after the Annual Meeting of Shareholders, the Company discloses the voting results on a Current Report on Form 8-K that provides the number of shares that voted “for,” “against,” or “abstained” on every ballot item, along with broker non-votes when applicable, which is filed with the U.S. Securities and Exchange Commission within four days of the meeting and is available on the Company’s website (www.shareholder.ford.com).

The Board of Directors does not believe that the requested disclosure is an efficient use of Company resources and would not provide any added benefit to shareholders, because the information currently provided by the Company is sufficient to meet the request in the proposal. Accordingly, the Board recommends that you vote “against” this proposal.

YOUR BOARD’S RECOMMENDATION:	AGAINST Proposal 5

Shareholder Proposals	83

Proposal 6. Shareholder Proposal

The National Center for Public Policy Research, 2005 Massachusetts Ave. NW, Washington, DC, 20036, which owns shares of common stock with a value of at least $2,000, has informed the Company that the following proposal will be presented at the meeting:

Proposal 6 — DEI ROI Oversight

Resolved: Shareholders hereby amend the Company’s Bylaws to add the following sentence to Article IV, Section 2:

“The Audit Committee shall exercise oversight of the Company’s Diversity, Equity, and Inclusion (DEI) initiatives in order to determine the extent to which the Company’s DEI initiatives have been authorize and maintained on the basis of net-present-value and return-on-investment calculations.”

Supporting Statement: Ford Motor Company’s board apparently delegates oversight of its DEI programs without a defined obligation to assess whether such initiatives produce measurable business value. However, it is difficult to conclude that DEI initiatives are being implemented in accordance with fiduciary duty unless there is at least a good faith attempt to authorize and assess DEI activities with the same financial discipline and accountability that apply to any other significant corporate investments.

Pursuing demographic diversity goals introduces potential for both actual and apparent discrimination, exposing the company to regulatory and reputational liabilities. The white House’s Executive Order on “Ending Illegal Discrimination and Restoring Merit-Based Opportunity” explicitly warns that demographic quotas or preferences may conflict with equal-treatment obligations under federal law. Moreover, academic research raises serious doubts about the premise that demographic diversity improves financial performance. Alex Edmans, Professor of Finance at London Business School, observed:

“There is no link between demographic diversity and performance, despite many flimsy reports claiming the contrary…. Indeed, the evidence is that quota-driven demographic diversity reduces performance.”

Even the Securities and Exchange Commission, when defending Nasdaq’s board-diversity rule in federal court, was unable to demonstrate that board diversity reliably enhances returns. Unverified social claims therefore present a risk of uninformed decision-making and potentially misleading disclosures.

Despite the foregoing, the Company’s 2025 Integrated Sustainability and Financial Report quotes advocacy group “As You Sow” for the proposition that “research has shown that companies with diverse hiring practices outperform those without.” The report highlights numerous race-based Employee Resource Groups and a Supplier Diversity program that directs spending to firms chosen on demographic criteria.

The proposed bylaw amendment requires no changes to DEI programs. Rather, it ensures that the Audit Committee – already responsible for evaluating risk management and control systems – examines the extent to which investments in DEI have been assessed using NPV and ROI analysis. This framework would enable the board and investors to determine whether each initiative is authorized for its expected business value rather than for political or social objectives lacking clear shareholder benefit. Given the social significance of DEI, reputational risks accompany its use for conflicted or marketing purposes.

The amendment promotes consistent fiduciary standards: every corporate activity, including DEI, should be justified by objective evidence of financial or operational contribution to the Company’s long-term success. If management believes that certain inclusion efforts enhance productivity, talent retention, or customer engagement, those benefits should be documented and measured like any other investment.

Applying rigorous oversight and financial evaluation to DEI initiatives will strengthen accountability, mitigate legal and reputational risk, and protect the Company’s focus on measurable, merit-based performance.

1.	https://www.whitehouse.gov/presidential-actions/2025/01/ending-illegal-discrimination-and-restoring-merit-based-opportunity/
2.	https://www.linkedin.com/posts/aedmans_there-is-no-link-between-demographic-diversity-activity-7344982979934380033-FgBy
3.	https://www.ca5.uscourts.gov/opinions/pub/21/21-60626-CV0.pdf

2026 Proxy Statement	Shareholder Proposals	84

Ford is committed to the business imperative of moving the Company forward and maximizing value while remaining dedicated to the Company’s core values of showing up for our employees, customers, and communities in ways that matter, today and in the future.

Our values—the values that have defined our dedication to our teams, customers, communities and the planet for over a century—including our commitment to supporting our diverse, global workforce in an inclusive and safe work environment, are as steadfast today as they have been throughout our history. We have crafted policies and practices over time to support these enduring values.

Our Board and management maintain active oversight of our commitment to our culture of inclusion and respect. Contrary to the assertion in the proposal, investments in initiatives that support our values are not made without financial discipline or accountability. Ford’s Compensation, Talent and Culture Committee is responsible for reviewing key people-related business strategies, including the preparation of an annual report regarding prevention of harassment and discrimination in the workplace, as well as other people strategies such as the oversight of culture, diversity and inclusion, and talent and development programs. The Audit Committee oversees the implementation and effectiveness of the Company’s compliance and ethics program and the Company’s risk management program, which includes human capital risks.

Ford is committed to equal opportunity in employment consistent with applicable laws. Our policies and practices regarding hiring and other aspects of the employment relationship have always required that we do not tolerate any discrimination because of race, color, religion, age, gender, sexual orientation, gender identity, national origin, disability, veteran status, genetic information, or pregnancy, and any other factors that may be covered by local law. Violations of the Company’s equal opportunity policies may result in discipline, up to and including termination. In addition, we have never used diversity hiring quotas; we also have never tied compensation to the achievement of specific diversity-related goals.

We do not believe the proposed mandatory by-law amendment would be in the best interests of shareholders because the values of diversity, inclusion, and respect can impact various aspects of the business, which are overseen by multiple Board committees. Placing oversight of any diversity initiatives under the purview of the Audit Committee alone would limit the more comprehensive review and oversight process for people-related matters that is currently in place.

Ford remains committed to operating in ways that best serve our diverse customers and the different communities in which we live and work. Given that our values and core practices remain unwavering, and that we believe our existing governance structure and practices are in the best interests of shareholders, the Board of Directors does not believe that the proposed mandatory by-law amendment is in the best interests of our shareholders.

Accordingly, the Board recommends that you vote “against” this proposal.

YOUR BOARD’S RECOMMENDATION:	AGAINST Proposal 6

Other Items	85

Other Items

Shareholder Proposals for 2027

In accordance with Rule 14a-8 of the Exchange Act (“Rule 14a-8”), any shareholder proposal intended for inclusion in the proxy materials for the 2027 Annual Meeting must be received by the Company’s Corporate Secretary no later than November 27, 2026. Proposals must be submitted in writing in a timely manner to: Corporate Secretary, Ford Motor Company, One American Road, Dearborn, MI 48126, with a copy sent by e-mail: proposal@ford.com. In addition, shareholder proposals must otherwise comply with the requirements of Rule 14a-8.

You may recommend nominees (other than self-nominations) for consideration by submitting the names, qualifications, and other supporting information to: Corporate Secretary, Ford Motor Company, One American Road, Dearborn, MI 48126, with a copy sent by e-mail: proposal@ford.com. Properly submitted recommendations must be received no later than November 27, 2026.

Your properly submitted candidates are evaluated in the same manner as those candidates recommended by other sources. All candidates are considered in light of the needs of the Board with due consideration given to the qualifications described on page 26 under Election of Directors.

A shareholder may present a proposal or nomination for consideration at the 2027 Annual Meeting without requesting that the matter be included in the Company’s proxy materials. To do so, the shareholder must deliver to the Company’s Corporate Secretary no earlier than the close of business on January 14, 2027 and no later than the close of business on February 13, 2027, or such other date as may be announced by the Company in accordance with its By-Laws, a notice containing the information required by the advance notice and other provisions of the Company’s By-Laws, and must otherwise comply with the requirements set forth in the By-Laws. For more information about these requirements, you should refer to our By-Laws, which we have filed with the SEC. Printed copies of the Company’s By-Laws and other corporate governance documents are also available by writing to our Shareholder Relations Department at Ford Motor Company, Shareholder Relations, P.O. Box 6248, Dearborn, MI 48126.

In addition to satisfying the foregoing requirements, to comply with the SEC’s universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must also provide notice to the Company’s Corporate Secretary that sets forth the information required by Rule 14a-19 under the Exchange Act by no later than March 15, 2027.

Annual Report and Other Matters

Ford’s 2025 Annual Report, including consolidated financial statements, can be viewed by following the instructions on the Notice and Access letter received by you or that has been mailed to you. A list of the shareholders of record entitled to vote at the annual meeting will be available for review by any shareholder, for any purpose related to the meeting between 8:30 a.m. and 5:00 p.m. EDT at Ford Motor Company, World Headquarters, One American Road, Dearborn, Michigan, 48126, for ten days prior to the meeting. Shareholders may arrange a time to review the list by contacting our Shareholder Relations Department at 800-555-5259 (U.S. and Canada) or 313-845-8540 (international).

Multiple Shareholders Sharing the Same Address

If you and other residents at your mailing address own shares of common stock in “street name,” your broker or bank may have sent you a notice that your household will receive only one Notice of Internet Availability of Proxy Materials or annual report and proxy statement. This practice is known as “householding,” and is designed to reduce our printing and postage costs. If you reside at such an address and wish to receive a separate annual report, proxy statement, or Notice of Internet Availability of Proxy Materials, you may contact your broker or, if you are a registered holder, you may telephone the Shareholder Relations Department at 800-555-5259 (U.S. and Canada) or 313-845-8540 (international) or write to them at Ford Motor Company, Shareholder Relations, P.O. Box 6248, Dearborn, MI 48126.

Expenses of Solicitation

Ford will pay the cost of soliciting proxies in the accompanying form. We do not expect to pay any fees for the solicitation of proxies, but may pay brokers, nominees, fiduciaries, and other custodians their reasonable fees and expenses for sending proxy materials to beneficial owners and obtaining their instructions. In addition to solicitation by mail, proxies may be solicited in person, by telephone, or other means of electronic communication by directors, officers, and other employees of the Company.

2026 Proxy Statement	Questions and Answers About the Proxy Materials	86

Questions and Answers About the Proxy Materials

What are the voting rights of the holders of common stock and Class B Stock?

•	Holders of common stock and holders of Class B Stock, as of close of business March 16, 2026, the record date, will vote together without regard to class on the matters to be voted upon at the meeting.

•	Holders of common stock have 60% of the general voting power. Holders of Class B Stock have the remaining 40% of the general voting power.

•	On March 16, 2026, 3,940,230,185 shares of common stock and 70,852,076 shares of Class B Stock were outstanding and, thus, are eligible to be voted.

•	Each outstanding share of common stock will be entitled to one vote on each matter to be voted upon.

•	At this year’s meeting, each outstanding share of Class B Stock will be entitled to 37.075 votes on each matter to be voted upon. The number of votes for each share of Class B Stock is calculated each year in accordance with the Company’s Restated Certificate of Incorporation.

•	Your shares will be voted as you specify when providing your proxy. If you are a “shareholder of record” (that is, you hold your shares of common stock in your own name) and you do not specify how you want your shares voted when you provide your proxy, they will be voted for the election of all of the nominees listed below. If unforeseen circumstances (such as death or disability) make it necessary for the Board of Directors to substitute another person for any of the nominees, and if you are a shareholder of record who has provided a proxy voting in favor of the Board’s nominees, your shares will be voted for the substitute nominee or the Board may reduce its size.

How do I vote my shares?

•	If you are a “shareholder of record” (that is, you hold your shares of common stock in your own name), you may vote your shares by submitting a proxy via the internet, mail or telephone by following the instructions on your proxy card. If you are a “beneficial owner” or a “street name” holder (that is, you hold your shares of common stock through a broker, bank, or other nominee), you will receive instructions on how to vote as part of the proxy materials you receive from the bank, broker, or other nominee. We urge all shareholders to promptly vote according to the instructions provided even if you plan to attend the virtual annual meeting online.

•	Shares may be voted at the meeting by completing a ballot online during the meeting.

•	Company employees or retirees participating in either of the Company’s Savings and Stock Investment Plan for Salaried Employees or Tax-Efficient Savings Plan for Hourly Employees may be receiving this material because of shares held for you in those plans. In that case, you may use a proxy card to instruct the plan trustee on how to vote those shares. The trustee will vote the shares in accordance with your instructions and the terms of the plan. If you hold shares in any part of these plans, the trustee will vote the shares held for you even if you do not direct the trustee how to vote. In these cases, the trustee will vote any shares for which the trustee does not receive instructions in the same proportion as the trustee votes the shares for which the trustee does receive instructions unless otherwise required by ERISA as determined by the investment manager. To allow sufficient time for voting by trustees and administrators of the plans, your voting instructions must be received by 11:59 p.m. EDT on May 11, 2026.

How can I change my vote?

You can revoke your proxy at any time before it is exercised by:

•	Submitting written notice of revocation to: Corporate Secretary, Ford Motor Company, One American Road, Dearborn, MI 48126;

•	Submitting another proxy by telephone, online, or by mail that is later dated and, if by mail, that is properly signed;

•	Voting online during the meeting if you are a shareholder of record; or

•	Revoking or resubmitting your proxy in accordance with the instructions provided by your broker, bank or other nominee if you hold your shares in “street name.”

Questions and Answers About the Proxy Materials	87

What if I do not specify how I want my shares voted?

If you are a shareholder of record and you do not specify on your proxy card (or when giving your proxy by telephone or online) how you want to vote your shares, they will be voted:

FOR all of the director nominees (Proposal 1);

FOR ratifying the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2026 (Proposal 2);

FOR approval of the compensation of the Named Executives (Proposal 3); and

AGAINST the shareholder proposals (Proposals 4, 5, and 6).

Confidential voting policy

•	The votes of all shareholders are held in confidence from directors, officers, and employees of the Company except: (a) as necessary to meet applicable legal requirements and to assert or defend claims for or against the Company; (b) in case of a contested proxy solicitation; or (c) if a shareholder makes a written comment on the proxy card, voting instruction card, or otherwise communicates his or her vote to management.

•	We also continue to retain an independent tabulator to receive and tabulate the proxies and independent inspectors of election to certify the results.

Voting recommendations and required approval

Proposals 1, 2, and 3 will be presented at the meeting by management, and the rest are expected to be presented by shareholders. For purposes of the meeting, a quorum is present if the holders of shares entitled to cast a majority of all of the votes which could be cast at such meeting by the holders of all of the outstanding shares of stock of the Company entitled to vote on every matter that is to be voted on without regard to class are present electronically or represented by proxy. Abstentions are counted as “shares present” at the meeting for purposes of determining whether a quorum exists. Proxies submitted by brokers that do not indicate a vote for some or all of the proposals because they don’t have discretionary voting authority on any matter other than the ratification of accounting firm and haven’t received instructions as to how to vote on those non-discretionary proposals (so-called “broker non-votes”) are considered “shares present” for the purposes of determining whether a quorum is present.

Proposal	Board Recommendation
1. Election of Directors (pages 26-36)	The Board recommends a vote FOR each of the nominees.
2. Ratification of Accounting Firm (pages 37-38)	The Board recommends a vote FOR ratification of the independent registered public accounting firm.
3. Approval of the Compensation of the Named Executives (pages 39-77)	The Board recommends a vote FOR approval, on an advisory basis, of the compensation of the Named Executives.
4. Shareholder Proposals (pages 78-84)	The Board recommends a vote AGAINST the Shareholder Proposals.

•	A majority of the votes that could be cast at such meeting upon a single given question by shareholders who are either present online or represented by proxy at the meeting is required to approve each proposal.

•	Abstentions have the effect of a vote “against” any matter as to which they are specified.

•	Broker non-votes are not considered “votes that could be cast” on a question for which broker discretionary voting is not permitted and will not affect the outcome of the vote on any matter other than the ratification of the accounting firm.

•	The votes are computed for each share as described on page 86.

2026 Proxy Statement	Questions and Answers About the Proxy Materials	88

How can I participate in the virtual annual meeting?

•	Shareholders will be able to log into the virtual annual meeting platform beginning at 8:00 a.m. EDT on May 14, 2026.

•	To participate in the virtual annual meeting visit www.virtualshareholdermeeting.com/FORD2026.

•	Enter your 16-digit control number as indicated.

•	Shareholders may submit questions either before the meeting or during the meeting. For more information regarding how to submit questions see page 89.

Are there any other matters to be acted upon at the annual meeting?

•	We do not know of any other matters to be presented or acted upon at the meeting.

•	Under our By-Laws, no business may be transacted at an annual meeting of shareholders other than business stated in the Company’s notice of the meeting, business proposed by or at the direction of the Board of Directors or any authorized committee of the Board, or business proposed by a shareholder of record who complies with the provisions of Section 10 of Article II of the By-Laws of the Company.

•	If any other matter is presented at the meeting on which a vote may properly be taken, if you are a shareholder of record, the shares represented by proxies will be voted in accordance with the judgment of the person or persons voting those shares.

Electronic access to proxy materials and annual report

•	This Proxy Statement and our 2025 Annual Report are available on our website at www.corporate.ford.com and at www.shareholder.ford.com.

•	Instead of receiving paper copies of next year’s Proxy Statement and Annual Report by mail, you can elect to receive an e-mail message that will provide a link to those documents online. By opting to access your proxy materials online, you will:

•	Gain faster access to your proxy materials;

•	Save us the cost of producing and mailing documents to you; and

•	Help preserve environmental resources.

•	Ford shareholders who have enrolled in the electronic access service previously will receive their materials online this year.

•	Shareholders of record may enroll in the electronic proxy and Annual Report access service for future annual meetings of shareholders by registering online at www.computershare.com/investor.

•	“Street name” shareholders who wish to enroll for electronic access may register for online delivery of materials by going to www.icsdelivery.com/live.

Instructions for the Virtual Annual Meeting	89

Instructions for the Virtual Annual Meeting

This year our annual meeting will be a completely virtual meeting. There will be no physical meeting location. The meeting will only be conducted via live webcast.

To participate in the virtual meeting, visit www.virtualshareholdermeeting.com/FORD2026 and enter the 16-digit control number included on your notice of Internet availability of the proxy materials, on your proxy card, or on the instructions that accompanied your proxy materials. You may begin to log into the meeting platform beginning at 8:00 a.m. Eastern Daylight Saving Time (“EDT”) on May 14, 2026. The meeting will begin promptly at 8:30 a.m. EDT on May 14, 2026.

The virtual meeting platform is fully supported across browsers (Microsoft Edge, Firefox, Chrome, and Safari) and devices (desktops, laptops, tablets, and cell phones) running the most updated version of applicable software and plugins. Participants should ensure that they have a strong internet connection wherever they intend to participate in the meeting. Participants should also give themselves plenty of time to log in and ensure that they can hear streaming audio prior to the start of the meeting.

If you wish to submit a question prior to the Annual Meeting, you may do so beginning at 9:00 a.m. EDT on March 27, 2026, until the completion of the Annual Meeting on May 14, 2026, by logging into www.proxyvote.com and entering your 16-digit control number. Once past the login screen, click on “Question for Management,” type in your question, and click “Submit.” Alternatively, if you want to submit your question during the meeting, log into the virtual meeting platform at www.virtualshareholdermeeting.com/FORD2026, type your question into the “Ask a Question” field, and click “Submit.”

Questions pertinent to meeting matters will be answered during the meeting, subject to time constraints. Questions regarding personal matters, including those related to employment, product or service issues, or suggestions for product innovations, or general economic, political, or other views that are not directly related to the business of the Company are not pertinent to meeting matters and therefore will not be addressed. Any question topics pertinent to meeting matters that are not addressed during the meeting due to time constraints will be addressed and posted online at www.shareholder.ford.com. If we receive questions about the same or similar topics, we may provide a representative question and a single response to avoid repetition. The questions and answers will be available as soon as practicable after the meeting and will remain available until one week after posting.

If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call 844-976-0738 (Toll Free) or 303-562-9301 (International Toll). Technical support will be available starting at 8:00 a.m. EDT on May 14, 2026 and will remain available until the meeting has finished.

Sarah E. Fortt

Corporate Secretary and Chief Compliance Officer

March 27, 2026

Appendix I. Cautionary Note on Forward-Looking Statements	I-1

Appendix I. Cautionary Note on
Forward-Looking Statements

Statements included or incorporated by reference herein may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on expectations, forecasts, and assumptions by our management and involve a number of risks, uncertainties, and other factors that could cause actual results to differ materially from those stated, including, without limitation:

•	Ford’s long-term success depends on delivering the Ford+ plan, including improving cost and competitiveness;

•	Ford’s products have been and could continue to be affected by defects that result in recall campaigns, increased warranty costs, or delays in new model launches, and the time it takes to improve the quality of our products and services and reduce the costs associated therewith could continue to have an adverse effect on our business;

•	Ford is highly dependent on its suppliers to deliver components in accordance with Ford’s production schedule and specifications, and a shortage of or inability to timely acquire key components or raw materials has previously disrupted and may, in the future, disrupt Ford’s operations;

•	Ford’s production, as well as Ford’s suppliers’ production, and/or the ability to deliver products to consumers could be disrupted by labor issues, public health issues, natural or man-made disasters, adverse effects of climate change, financial distress, production difficulties, capacity limitations, or other factors;

•	Ford may not realize the anticipated benefits of existing or pending strategic alliances, joint ventures, acquisitions, divestitures, commercial relationships, or business strategies or the benefits may take longer than expected to materialize;

•	Ford may not realize the anticipated benefits of restructuring actions and such actions may cause Ford to incur significant charges, disrupt our operations, or harm our reputation;

•	Failure to develop and deploy secure digital services that appeal to customers, retain existing subscribers, and grow our subscription rates could have a negative impact on Ford’s business;

•	Ford’s ability to maintain a competitive cost structure could be affected by labor or other constraints;

•	Ford’s ability to attract, develop, grow, support, and reward talent is critical to its success and competitiveness;

•	Operational information systems, security systems, products, and services could be affected by cybersecurity incidents, ransomware attacks, and other disruptions and impact Ford, Ford Credit, their suppliers, and dealers;

•	To facilitate access to the raw materials and other components necessary for the manufacture of electrified products, Ford has entered into and may, in the future, enter into multi-year commitments to raw material and other suppliers that subject Ford to risks associated with lower future demand for such items as well as costs that fluctuate and are difficult to accurately forecast;

•	With a global footprint and supply chain, Ford’s results and operations have been and could continue to be adversely affected by economic or geopolitical developments, including protectionist trade policies such as tariffs, or other events;

•	Ford’s new and existing products and digital, software, and physical services are subject to market acceptance and face significant competition from existing and new entrants in the automotive and digital and software services industries, and Ford’s reputation may be harmed based on positions it takes or if it is unable to achieve the initiatives it has announced;

•	Ford may face increased price competition for its products and services, including pricing pressure resulting from industry excess capacity, currency fluctuations, competitive actions, legal and policy changes, or economic or other factors, particularly for electrified vehicles;

•	Inflationary pressure and fluctuations in commodity and energy prices, foreign currency exchange rates, interest rates, and market value of Ford or Ford Credit’s investments, including marketable securities, can have a significant effect on results;

•	Ford’s results are dependent on sales of larger, more profitable vehicles, particularly in the United States;

•	Industry sales volume can be volatile and could decline if there is a financial crisis, recession, public health emergency, or significant geopolitical event;

•	The impact of government incentives on Ford’s business has been and could continue to be significant, and Ford’s receipt of government incentives could be subject to reduction, termination, or clawback;

2026 Proxy Statement	Appendix I. Cautionary Note on Forward-Looking Statements	I-2

•	Ford and Ford Credit’s access to debt, securitization, or derivative markets around the world at competitive rates or in sufficient amounts could be affected by credit rating downgrades, market volatility, market disruption, regulatory requirements, asset portfolios, or other factors;

•	Ford Credit could experience higher-than-expected credit losses, lower-than-anticipated residual values, or higher-than-expected return volumes for leased vehicles;

•	Economic and demographic experience for pension and other postretirement employee benefit plans (e.g., discount rates or investment returns) could be worse than Ford has assumed;

•	Pension and other postretirement liabilities could adversely affect Ford’s liquidity and financial condition;

•	Ford and Ford Credit have experienced and could continue to experience unusual or significant litigation, governmental investigations, or adverse publicity arising out of alleged defects in products, services, perceived environmental impacts, or otherwise;

•	Ford may need to substantially modify its product plans and facilities to respond to shifting consumer sentiment and competitive dynamics as a result of policy changes affecting, or otherwise to comply with, safety, emissions, fuel economy, autonomous driving technology, environmental, and other regulations;

•	Ford and Ford Credit could be affected by the continued development of more stringent privacy, data use, data protection, data access, and artificial intelligence laws and regulations as well as consumers’ heightened expectations to safeguard their personal information; and

•	Ford Credit could be subject to new or increased credit regulations, consumer protection regulations, or other regulations.

We cannot be certain that any expectation, forecast, or assumption made in preparing forward-looking statements will prove accurate, or that any projection will be realized. It is to be expected that there may be differences between projected and actual results. Our forward-looking statements speak only as of the date of their initial issuance, and we do not undertake, and expressly disclaim to the extent permitted by law, any obligation to update or revise publicly any forward-looking statement, whether as a result of new information, future events, or otherwise. For additional discussion, see “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2025, as updated by subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

Web links throughout this document are provided for convenience only and are not intended to be active hyperlinks to the referenced websites. Information contained on our website is not incorporated by reference into this proxy statement for any purpose.

Appendix II. Non-GAAP Financial Measures	II-1

Appendix II. Non-GAAP Financial Measures

Ford uses both generally accepted accounting principles (“GAAP”) and Non-GAAP financial measures for operational and financial decision making, and to assess company and segment business performance. The non-GAAP measures listed below are intended to be considered by users as supplemental information to their equivalent GAAP measures, to aid investors in better understanding our financial results. We believe that these non-GAAP measures provide useful perspective on underlying operating results and trends, and a means to compare our period-over-period results. These non-GAAP measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. These non-GAAP measures may not be the same as similarly titled measures used by other companies due to possible differences in method and in items or events being adjusted.

See Ford’s Annual Report on Form 10-K for the year ended December 31, 2025, and subsequent filings with the SEC, for additional information about the Non-GAAP measures presented herein.

The following tables show our Non-GAAP financial measure reconciliations.

NET INCOME/(LOSS) RECONCILIATION TO ADJUSTED EBIT ($M)

	2023	2024	2025
Net income/(loss) attributable to Ford (GAAP)	$4,347	$5,879	$(8,182)
Income/(Loss) attributable to noncontrolling interests	(18)	15	20
Net income/(loss)	$4,329	$5,894	$(8,162)
Less: (Provision for)/Benefit from income taxes	362	(1,339)	3,668
Income/(Loss) before income taxes	$3,967	$7,233	$(11,830)
Less: Special items pre-tax	(5,147)	(1,860)	(17,356)
Income/(Loss) before special items pre-tax	$9,114	$9,093	$5,526
Less: Interest on debt	(1,302)	(1,115)	(1,254)
Adjusted EBIT (Non-GAAP)	$10,416	$10,208	$6,780
Memo:
Revenue ($B)	$176.2	$185.0	$187.3
Net income/(loss) margin (%)	2.5%	3.2%	(4.4)%
Adjusted EBIT margin (%)	5.9%	5.5%	3.6%

2026 Proxy Statement	Appendix II. Non-GAAP Financial Measures	II-2

EARNINGS/(LOSS) PER SHARE RECONCILIATION TO ADJUSTED EARNINGS/(LOSS) PER SHARE

	2023	2024	2025
Diluted After-Tax Results ($M)
Diluted after-tax results (GAAP)	$4,347	$5,879	$(8,182)
Less: Impact of pre-tax and tax special items(a)	(3,786)	(1,537)	(12,581)
Adjusted net income/(loss)–diluted (Non-GAAP)	$8,133	$7,416	$4,399
Basic and Diluted Shares (M)
Basic shares (average shares outstanding)	3,998	3,978	3,979
Net dilutive options, unvested restricted stock units, unvested restricted stock shares, and convertible debt	43	43	56
Diluted shares	4,041	4,021	4,035
Earnings/(Loss) per share–diluted (GAAP)(b)	$1.08	$1.46	$(2.06)
Less: Net impact of adjustments	(0.93)	(0.38)	(3.15)
Adjusted earnings per share–diluted (Non-GAAP)	$2.01	$1.84	$1.09

(a)	Includes adjustment for noncontrolling interest in 2023.
(b)	In 2025, there were 56 million shares excluded from the GAAP calculation of diluted earnings/(loss) per share due to their anti-dilutive effect.

EFFECTIVE TAX RATE RECONCILIATION TO ADJUSTED EFFECTIVE TAX RATE

	2023	2024	2025
Pre-Tax Results ($M)
Income/(Loss) before income taxes (GAAP)	$3,967	$7,233	$(11,830)
Less: Impact of special items	(5,147)	(1,860)	(17,356)
Adjusted earnings before taxes (Non-GAAP)	$9,114	$9,093	$5,526
Taxes ($M)
(Provision for)/Benefit from income taxes (GAAP)(a)	$362	$(1,339)	$3,668
Less: Impact of special items	1,273	323	4,775
Adjusted (provision for)/benefit from income taxes (Non-GAAP)	$(911)	$(1,662)	$(1,107)
Tax Rate (%)
Effective tax rate (GAAP)(a)	(9.1)%	18.5%	31.0%
Adjusted effective tax rate (Non-GAAP)	10.0%	18.3%	20.0%

(a)	2023 reflects benefits from U.S. research tax credits and legal entity restructuring within our leasing operations and China.

Appendix II. Non-GAAP Financial Measures	II-3

NET CASH PROVIDED BY/(USED IN) OPERATING ACTIVITIES RECONCILIATION TO COMPANY ADJUSTED FREE CASH FLOW ($M)

	2023	2024	2025
Net cash provided by/(used in) operating activities (GAAP)	$14,918	$15,423	$21,282
Less: Items not included in company adjusted free cash flows
Ford Credit operating cash flows	$1,180	$3,600	$12,931
Funded pension contributions	(592)	(1,073)	(720)
Restructuring (including separations)(a)	(1,025)	(799)	(436)
Ford Credit tax payments/(refunds) under tax sharing agreement	169	(15)	—
Other, net	240	(877)	(996)
Add: Items included in company adjusted free cash flows
Company excluding Ford Credit capital spending	$(8,152)	$(8,590)	$(8,694)
Ford Credit distributions	—	500	1,650
Settlement of derivatives	7	175	54
Company adjusted free cash flow (Non-GAAP)	$6,801	$6,672	$3,513

(a)	Restructuring excludes cash flows reported in investing activities.

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Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY V86347-P49191 ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! 1a. Kimberly A. Casiano 1b. Adriana Cisneros 1c. Alexandra Ford English 1d. James D. Farley, Jr. 1e. Henry Ford III 1f. William Clay Ford, Jr. 1g. William W. Helman IV 1h. Jon M. Huntsman, Jr. 1i. William E. Kennard 1j. John C. May 1k. Beth E. Mooney 1l. Lynn Radakovich 1m. John L. Thornton 5. A shareholder proposal relating to public disclosure by share class of voting results on matters subject to a shareholder vote. 3. An Advisory Vote to Approve the Compensation of the Named Executives. 2. Ratification of Independent Registered Public Accounting Firm. 1. Election of Directors. The Board of Directors recommends a vote AGAINST Proposals 4, 5, and 6. NOTE: Please sign your name(s) EXACTLY as your name(s) appear(s) on this proxy. All joint holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please provide your FULL title. 6. A shareholder proposal relating to a bylaw amendment providing that the Audit Committee have oversight of diversity, equity and inclusion initiatives. NOTE: We also will transact such other business as may properly come before the meeting or any adjournment or postponement thereof. 1n. John B. Veihmeyer 1o. John S. Weinberg FORD MOTOR COMPANY The Board of Directors recommends a vote FOR the listed nominees, and FOR Proposals 2 and 3. 4. A shareholder proposal relating to a request that the Board take steps to implement one vote per share for all outstanding shares. For Against Abstain For Against Abstain For Against Abstain SCAN TO VIEW MATERIALS & VOTE w FORD MOTOR COMPANY ATTN: SHAREHOLDER RELATIONS P.O. BOX 6248 DEARBORN, MI 48126 VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. EDT the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/FORD2026 You may participate in the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. There will be no physical location at which shareholders may attend the Meeting. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. EDT the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

V86348-P49191 Important Notice Regarding the Availability of Proxy Materials for the Virtual Annual Meeting To Be Held On May 14, 2026: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. Proxy Solicited by Board of Directors for Virtual Annual Meeting of Shareholders – May 14, 2026 The undersigned hereby appoints Sherry A. House and Steven P. Croley, or either of them, proxies ("Proxies") each with the power of substitution, to represent and vote the shares of common stock which the undersigned is entitled to vote on all matters, unless the contrary intent is indicated on the reverse side hereof, with all powers which the undersigned would possess if personally present at the Ford Motor Company Virtual Annual Meeting of Shareholders to be held online at 8:30 a.m. Eastern Daylight Saving Time on May 14, 2026 or at any postponement or adjournment thereof. The undersigned hereby revokes any proxies heretofore given. The Proxies shall vote the shares represented by this Proxy in the manner indicated on the reverse side hereof when properly executed. Unless a contrary direction is indicated on the reverse side hereof, the Proxies shall vote the shares (a) "FOR" the election as directors of all the nominees named in the Proxy Statement and listed on the reverse side hereof or any person selected by the Board of Directors in substitution of any of the nominees (Proposal 1), (b) "FOR" Proposals 2 and 3, each of which is set forth in the Proxy Statement, and (c) "AGAINST" Proposals 4, 5 and 6, each of which is set forth in the Proxy Statement. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof. If you are a Company employee or retiree participating in either of the Company’s Savings and Stock Investment Plan for Salaried Employees or Tax-Efficient Savings Plan for Hourly Employees, then you may be receiving this material because of shares held for you in those plans. In that case, you may use a proxy card to instruct the plan trustee how to vote those shares. The trustee will vote the shares in accordance with your instructions and the terms of the plan. If you hold shares in any of these plans, the trustee will vote the shares held for you even if you do not direct the trustee how to vote. In these cases, the trustee will vote any shares for which the trustee does not receive instructions in the same proportion as the trustee votes the shares for which the trustee does receive instructions, unless otherwise required by ERISA as determined by the investment manager. To allow sufficient time for voting by trustees and/or administrators of the plans, your voting instructions must be received by 11:59 p.m. Eastern Daylight Saving Time on May 11, 2026. Proxy — Ford Motor Company (Continued and to be voted on reverse side.)